SCHEDULE 14A
(Rule 14a)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement ☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

EATON CORPORATION
(Name of Registrant as Specified in its Charter)

XXXXXXXXXXXXXXXX
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

☐  Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

NOTICE OF MEETING

The 2009 annual meeting of Eaton Corporation shareholders will be held Wednesday, April 22, at 10:30 a.m. local time at Eaton Center, 1111 Superior Avenue, Cleveland, Ohio, for the purpose of:

1.	Electing the four director nominees named in this proxy statement;

2.	Approving a proposed 2009 Stock Plan;

3.	Ratifying the appointment of Ernst & Young LLP as independent auditor for 2009; and

4.	Considering reports and such other business as may properly come before the meeting.

These matters are more fully described in the following pages.

The record date for the meeting has been fixed by the Board of Directors as the close of business on February 23, 2009. Shareholders of record at that time are entitled to vote at the meeting.

By order of the Board of Directors

Thomas E. Moran
Senior Vice President and Secretary

March 13, 2009

Your Vote Is Important

You may vote your shares by using a toll-free telephone number or electronically on the Internet, as described on the proxy form. We encourage you to file your proxy using either of these options if they are available to you. Alternatively, you may mark, sign, date and mail your proxy form in the postage-paid envelope provided. The method by which you vote will not limit your right to vote in person at the annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on April 22, 2009: This proxy statement and the Company’s 2008 Annual Report to Shareholders are available on Eaton’s website at www.eaton.com/proxy and www.eaton.com/annualreport, respectively.

PROXY STATEMENT

Eaton Corporation
1111 Superior Avenue
Cleveland, Ohio 44114-2584
216-523-5000

This proxy statement, the accompanying proxy form and Eaton’s annual report for the year ended December 31, 2008 are scheduled to be sent to shareholders on or about March 13, 2009.

Proxy Solicitation

Eaton’s Board of Directors solicits your proxy, in the form enclosed, for use at the 2009 annual meeting of shareholders and any adjournments thereof. The individuals named in the enclosed form of proxy have advised the Board of their intention to vote at the meeting in compliance with instructions on all forms of proxy tendered by shareholders and, where no contrary instruction is indicated on the proxy form, for the election of the individuals nominated to serve as directors; for the proposed 2009 Stock Plan; and for ratification of the appointment of Ernst & Young LLP as independent auditor for 2009.

Any shareholder giving a proxy may revoke it by giving Eaton notice in writing or by fax, email or other verifiable communication before the meeting or by revoking it at the meeting. All properly executed or transmitted proxies not revoked will be voted at the meeting.

In addition to soliciting proxies through the mail, certain employees may solicit proxies in person or by telephone or fax. Eaton has retained The Proxy Advisory Group, LLC, 18  East 41st Street, Suite 2000, New York, New York 10017, to assist in the solicitation of proxies, primarily from brokers, banks and other nominees, for a fee of $21,000, plus reasonable out-of-pocket expenses. Brokerage firms, nominees, custodians and fiduciaries may be asked to forward proxy soliciting material to the beneficial shareholders. All reasonable soliciting costs will be borne by Eaton.

Voting at the Meeting

Each Eaton shareholder of record at the close of business on February 23, 2009 is entitled to one vote for each share then held. On February 23, 165,379,440 Eaton common shares (par value, 50¢ each) were outstanding and entitled to vote.

At the 2009 annual meeting, the inspector of election appointed by the Board of Directors for the meeting will determine the presence of a quorum and tabulate the results of shareholder voting. As provided by Ohio law and Eaton’s Amended Regulations, Eaton shareholders present in person or by proxy at the meeting will constitute a quorum. The inspector of election intends to treat as “present” for these purposes shareholders who have submitted properly executed or transmitted proxies that are marked “abstain.” The inspector will also treat as “present” shares held in “street name” by brokers that are voted on at least one proposal to come before the meeting.

Director nominees receiving more “for” votes than “against” votes will be elected directors. Abstentions have no effect in determining whether the required affirmative majority votes have been obtained. Adoption of all other proposals to come before the meeting will require the affirmative vote of the holders of a majority of the outstanding Eaton common shares, consistent with the general vote requirement in Eaton’s Amended Articles of Incorporation. The practical effect of this vote requirement will be that abstentions and shares held in “street name” by brokers that are not voted in respect of those proposals will be treated the same as votes cast against those proposals.

As provided by Ohio law, each shareholder is entitled to cumulative voting rights in the election of directors if any shareholder gives written notice to the President or a Vice President or the Secretary of Eaton at least 48 hours before the time fixed for the meeting, requesting cumulative voting, and if an announcement of that notice is made at the beginning of the meeting by the Chairman or Secretary, or by or on behalf of the shareholder who gave the notice. If cumulative voting is in effect with respect to the election of directors, each shareholder has the right to cumulate his or her voting power by giving one nominee that number of votes which equals the number of directors to be elected multiplied by the number of the shareholder’s shares, or by distributing his or her votes on the same principle among two or more nominees, as the shareholder sees fit. If cumulative voting is in effect with respect to the election of directors, and if the shareholder has not given contrary voting instructions, the individuals named in the proxy will vote the shares cumulatively for those nominees that they may determine in their discretion.

Majority Voting in Director Elections — At the 2008 annual meeting, Eaton shareholders approved an amendment to the Amended Articles of Incorporation requiring a majority vote for the election of directors in uncontested elections. An affirmative majority of the total number of votes cast with respect to the election of a director nominee is required for election. Abstentions have no effect in determining whether the required affirmative majority votes have been obtained. For contested elections, plurality voting will be in effect.

The Board of Directors has adopted a policy requiring “holdover directors” to submit a written offer to resign from the Board promptly after the voting results are certified. A holdover director situation would occur if a director fails to receive an affirmative majority of votes cast in an election, and his or her successor has not yet been elected and qualified. With advice from the Governance Committee, the Board will decide, within 90 days after the voting results are certified, whether to accept the resignation offer, and we will promptly disclose the Board’s decision in a press release. If the Board decides to reject the resignation offer, the press release will indicate the reasons for that decision.

1. ELECTION OF DIRECTORS

Our Board of Directors is presently composed of twelve members. The terms of four directors will expire in April 2009 and those directors have been nominated for re-election. Three of those nominees were elected at the 2006 annual meeting. Arthur E. Johnson, who was recommended to the Governance Committee by an Eaton Board member and vetted by our Board search consultant, was elected by the Board of Directors effective as of January 28, 2009, and is standing for re-election at the 2009 annual meeting, when his current term of office expires. (See page 5.)

If any of the nominees become unable or decline to serve, the individuals named as proxies in the enclosed proxy form will have the authority to appoint substitute nominees. Eaton’s management, however, has no reason to believe that this will occur.

Following is biographical information about each nominee and each director.

Nominees for election to terms ending in April 2012 or when a successor is elected and has qualified:

Alexander M. Cutler, 57, is Chairman, Chief Executive Officer and President of Eaton Corporation. Mr. Cutler joined Cutler-Hammer, Inc. in 1975, which was subsequently acquired by Eaton, and became President of Eaton’s Industrial Group in 1986 and President of the Controls Group in 1989. He advanced to Executive Vice President — Operations in 1991, was elected Executive Vice President and Chief Operating Officer — Controls in 1993, President and Chief Operating Officer in 1995, and assumed his present position in 2000. Mr. Cutler is a director of E. I. du Pont de Nemours and Company and KeyCorp.

Director since 1993

Arthur E. Johnson, 62, is the retired Senior Vice President, Corporate Strategic Development of Lockheed Martin Corporation, a manufacturer of advanced technology systems, products and services. Mr. Johnson was elected a Vice President of Lockheed Martin Corporation and named President of Lockheed Martin Federal Systems in 1996. He was named President and Chief Operating Officer of Lockheed Martin’s Information and Services Sector in 1997 and Senior Vice President, Corporate Strategic Development in 1999. Mr. Johnson is a director of AGL Resources, Inc. and an independent trustee of Fidelity Investments.

Director since 2009

Deborah L. McCoy, 54, is an independent aviation safety consultant. She retired from Continental Airlines, Inc. in 2005, where she had served as Senior Vice President, Flight Operations since 1999. During part of 2005, Ms. McCoy also briefly served as the Chief Executive Officer of DJ Air Group, a start-up commercial airline company.

Director since 2000

Gary L. Tooker, 69, is an independent consultant and former Chairman of the Board, Chief Executive Officer and Director of Motorola, Inc., a manufacturer of electronics equipment. Mr. Tooker became Motorola’s President in 1990, Vice Chairman and Chief Executive Officer in 1993 and Chairman in 1997. He retired from Motorola in 1999. Mr. Tooker is a director of Avnet, Inc.

Director since 1992

Directors whose present terms continue until April 2010:

Christopher M. Connor, 52, is Chairman and Chief Executive Officer of The Sherwin-Williams Company, a manufacturer of paint, architectural coatings, industrial finishes and associated supplies. Mr. Connor has held a number of executive positions at Sherwin-Williams since 1983. He became Chief Executive Officer in 1999 and Chairman and Chief Executive Officer in 2000.

Director since 2006

Michael J. Critelli, 60, is the retired Executive Chairman of Pitney Bowes Inc., a provider of mailstream solutions. Mr. Critelli served as Chairman and Chief Executive officer from 1997 to 2007, and as Executive Chairman from 2007 through 2008. Mr. Critelli is also a member of the Board of Directors of Wyeth.

Director since 1998

Charles E. Golden, 62, served as Executive Vice President and Chief Financial Officer and a director of Eli Lilly and Company, an international developer, manufacturer and seller of pharmaceutical products, from 1996 until his retirement in 2006. Prior to joining Eli Lilly, he had been associated with General Motors Corporation since 1970, where he held a number of positions, including Corporate Vice President, Chairman and Managing Director of the Vauxhall Motors subsidiary and Corporate Treasurer. Mr. Golden is currently on the boards of HiII-Rom Holdings and Unilever NV/PLC. He also serves as a director of the Lilly Endowment.

Director since 2007

Ernie Green, 70, is founder, President and Chief Executive Officer of Ernie Green Industries, Inc., a manufacturer of automotive components. He is also President of Florida Production Engineering, Inc., a subsidiary of Ernie Green Industries. He is a director of Amantea Nonwovens LLC, and non-executive Chairman of the Foundation Board of Central State University.

Director since 1995

Directors whose present terms continue until April 2011:

Ned C. Lautenbach, 65, is
an Advisory Partner at Clayton, Dubilier & Rice, Inc., a private equity investment firm specializing in management buyouts. Before joining Clayton, Dubilier, Mr. Lautenbach was associated with IBM from 1968 until his retirement in 1998. At IBM, he held a number of executive positions including Senior Vice President, Sales and Services, and was a member of IBM’s Corporate Executive Committee. From 1999 to 2002, Mr. Lautenbach served as Chief Executive Officer of Acterna Corporation, a global provider of communications test equipment, software and services. He also served from 2000 to 2004 as Co-Chairman of Covansys, Inc., a global provider of business and technology solutions. Mr. Lautenbach is Lead Director of the Independent Board of Trustees of Fidelity Investments.

Director since 1997

John R. Miller, 71, is Chairman of the Board of Cambrex Corporation, a life sciences company, and Chairman of the Board of Graphic Packaging Holding Company, a leading provider of paperboard packaging solutions to consumer products companies. Mr. Miller was formerly President, Chief Operating Officer and a director of The Standard Oil Company from 1980 to 1986, and a member of the Board of the Federal Reserve Bank of Cleveland from 1986 to 1993, serving as its Chairman during the last two of those years.

Director since 1985

Gregory R. Page, 57, is Chairman and Chief Executive Officer of Cargill, Incorporated, an international marketer, processor and distributor of agricultural, food, financial and industrial products and services. He was named Corporate Vice President & Sector President, Financial Markets and Red Meat Group of Cargill in 1998, Corporate Executive Vice President, Financial Markets and Red Meat Group in 1999, President and Chief Operating Officer in 2000 and became Chairman and Chief Executive Officer in 2007. Mr. Page is a director of Cargill, Incorporated and non-executive Chair of the Board of Big Brothers Big Sisters of America.

Director since 2003

Victor A. Pelson, 71, is the retired Chairman of Global Operations for AT&T. Mr. Pelson was an employee of AT&T from 1959 to 1996, where he held a number of executive positions including Group Executive and President responsible for the Communications Services Group, Executive Vice President and member of the Management Executive Committee. Mr. Pelson was also a member of the Board of Directors of AT&T. Mr. Pelson was a Senior Advisor to UBS Securities LLC and its predecessor investment banking companies from 1996 to 2007. Mr. Pelson is a director of Dun & Bradstreet.

Director since 1994

Director Nomination Process — The Governance Committee of the Board, comprised entirely of directors who meet the independence standards of the Board of Directors and the New York Stock Exchange, is responsible for overseeing the process of nominating individuals to stand for election as directors. The Governance Committee charter is available on our website at http://www.eaton.com/governance. Printed copies will also be provided free of charge upon request. Requests for printed copies should be directed to our Investor Relations Office, Eaton Corporation, 1111 Superior Avenue, Cleveland, Ohio 44114-2584.

Any director candidates recommended by the Company’s shareholders are given consideration by the Governance Committee, consistent with the process used for all candidates. Shareholders may submit recommendations in the manner described on this page under the heading “Shareholder Recommendations of Director Candidates.”

All potential director candidates are reviewed by the Governance Committee in consultation with the Chairman and Chief Executive Officer, typically with the assistance of a professional search firm retained by the Committee. The Committee decides whether to recommend one or more candidates to the Board of Directors for nomination. Candidates who are ultimately nominated by the Board stand for election by the shareholders at the annual meeting. Between annual meetings, nominees may also be elected by the Board itself.

In order to be recommended by the Governance Committee, a candidate must have the following minimum qualifications, as described in the Board of Directors Governance Policies: personal ability, integrity, intelligence, relevant business background, independence, expertise in areas of importance to the Company’s objectives, and a sensitivity to the Company’s corporate responsibilities. In addition, the Governance Committee from time to time looks for individuals with specific qualifications so that the Board as a whole may maintain an appropriate mix of experience, background, expertise and skills, and of age, gender, ethnic and racial diversity. These specific qualifications may vary from one year to another, depending upon the composition of the Board at that time.

The Board of Directors Governance Policies are included in this proxy statement as Appendix A and are available on our website at http://www.eaton.com/governance. Printed copies will also be provided free of charge upon request. Requests for printed copies should be directed to the Company’s Investor Relations Office, Eaton Corporation, 1111 Superior Avenue, Cleveland, Ohio 44114-2584.

Shareholder Recommendations of Director Candidates — The Governance Committee will consider individuals for nomination to stand for election as directors who are recommended to it in writing by any Eaton shareholder. Any shareholder wishing to recommend an individual as a nominee for election at the annual meeting of shareholders to be held in 2010 should send a signed letter of recommendation, to be received before November 6, 2009, to the following address: Eaton Corporation, 1111 Superior Avenue, Cleveland, Ohio 44114-2584, attention Corporate Secretary. Recommendation letters must state the reasons for the recommendation and contain the full name and address of each proposed nominee as well as a brief biographical history setting forth past and present directorships, employments, occupations and civic activities. Any such recommendation should be accompanied by a written statement from the proposed nominee consenting to be nominated and, if nominated and elected, consenting to serve as a director.

Director Independence — The Board of Directors Governance Policies provide that all of our outside directors should be independent. These Policies are attached as Appendix A to this proxy statement and are available on our website at http://www.eaton.com/governance. Printed copies will also be provided free of charge upon request. Requests for printed copies should be directed to our Investor Relations Office, Eaton Corporation, 1111 Superior Avenue, Cleveland, Ohio 44114-2584. The listing standards of the New York Stock Exchange state that no director can qualify as independent unless the Board of Directors affirmatively determines that the director has no material relationship with us and the Board’s determination in that regard, along with the basis for that determination, is disclosed in the Company’s annual proxy statement. Additional, and more stringent, standards of independence are required of Audit Committee members. The Company’s annual proxy statement discloses the Board’s determination as to the independence of the Audit Committee members as well as its determination as to all outside directors.

As permitted by the New York Stock Exchange listing standards, the Board of Directors has determined that certain relationships between an outside director and us will be treated as categorically immaterial for purposes of determining a director’s independence. These categorical standards are included in the Board of Directors’ independence criteria. The independence criteria for outside directors and members of the Audit Committee are available on our website at http://www.eaton.com/governance. Printed copies will also be provided free of charge upon request. Requests for printed copies should be directed to the Company’s Investor Relations Office, Eaton Corporation, 1111 Superior Avenue, Cleveland, Ohio 44114-2584.

Since directors’ independence might be influenced by their use of Company aircraft and other Company-paid transportation, the Board has adopted a policy on this subject. This policy is available on our website at http://www.eaton.com/governance.

In their review of director independence, the Board of Directors and its Governance Committee have considered the following circumstances:

1.	Directors C. M. Connor, M. J. Critelli, A. E. Johnson and G. R. Page are officers, employees, partners or advisors with firms that have had purchases and/or sales of property or services with us within the past three years or have occupied such positions within that three-year period. In all cases, the amounts of the purchases and sales were substantially less than the Board’s categorical standard for immateriality, that is, less than the greater of $1 million or 2% of the annual consolidated gross revenues of the director’s firm.

2.	A sister of Mr. Connor has been employed by us in a non-officer position since 2000, preceding Mr. Connor’s election to the Board in 2006. Her aggregate cash compensation for 2008 was less than $220,000, and she received benefits and participated in programs provided to similarly situated Company employees. Her compensation is comparable to that of her peers.

3.	The use of our aircraft and other Company-paid transportation by all outside directors is consistent with the Board policy on that subject.

After reviewing the circumstances described above (which are the only relevant circumstances known to the Board of Directors), the Board has affirmatively determined that none of our outside directors has a material relationship with us and that each of the following directors qualifies as independent under the Board’s independence criteria and the New York Stock Exchange standards: C. M. Connor, M. J. Critelli, C. E. Golden, E. Green, A. E. Johnson, N. C. Lautenbach, D. L. McCoy, J. R. Miller, G. R. Page, V. A. Pelson and G. L. Tooker. The basis of the Board’s independence determination was that each of these directors had either no relationship at all with us for the past three years (other than as a director and shareholder) or that none of their relationships with us would likely be sufficient to compromise their independence as directors.

The Board has also affirmatively determined that each member of the Audit Committee, that is, C. E. Golden, E. Green, A. E. Johnson, N. C. Lautenbach, V.A. Pelson and G. L. Tooker, meets the special standards of independence required of them under the criteria of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and rules adopted thereunder by the Securities and Exchange Commission, and the Company’s Board of Directors.

Review of Related Person Transactions — Our Board of Directors has adopted a written policy to identify and evaluate “related person transactions,” that is, transactions between us and any of our executive officers, directors, director nominees, 5%-plus security-holders or members of their “immediate families,” or organizations where they or their family members serve as officers or employees. The Board policy calls for the disinterested members of the Board’s Governance Committee to conduct an annual review of all such transactions. At the Committee’s direction, a survey is made annually of all transactions involving related persons, and the results are reviewed by the Committee in January of each year. As to any such transaction, the Committee is responsible to determine whether (i) it poses a significant risk of impairing, or appearing to impair, the judgment or objectivity of the individuals involved; (ii) it poses a significant risk of impairing, or appearing to impair, the independence of an outside director or director nominee; or (iii) its terms are less favorable to us than those generally available in the marketplace. Depending upon the Committee’s assessment of these risks, the Committee will respond appropriately. In addition, as required by the rules of the Securities and Exchange Commission, any transactions that are determined to be material to us or a related person are disclosed in our proxy statement.

In January 2009, the Governance Committee conducted an annual survey and found that the only related person transactions were those described under the heading “Director Independence” beginning on page 8 and that none of our executive officers engaged in any such transactions. The Committee also concluded that none of the related person transactions posed risks to us in any of the areas described in items (i), (ii) or (iii) above.

Board Committees — The Board of Directors has the following standing committees: Audit, Compensation and Organization, Executive, Finance and Governance.

Audit Committee.  The functions of the Audit Committee include assisting the Board in overseeing the integrity of the Company’s financial statements and its systems of internal accounting and financial controls; the independence, qualifications and performance of our independent auditor; the performance of the internal auditors; and our compliance with legal and regulatory requirements. The Audit Committee exercises sole authority to appoint, compensate and terminate the independent auditor and pre-approves all auditing services and permitted non-audit services to be performed for us by the independent auditor. Among its other responsibilities, the Committee meets regularly with our independent auditor, Vice Chairman and Chief Financial Officer, Senior Vice President-Internal Audit, Executive Vice President and General Counsel, and Director-Global Ethics in separate executive sessions; approves the Committee’s report to be included in the Company’s annual proxy statement; assures that performance evaluations of the Audit Committee are conducted annually; and establishes procedures for the proper handling of complaints concerning accounting or auditing matters. Each Committee member meets the independence requirements, and all Committee members collectively meet the other requirements, of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and rules adopted thereunder by the Securities and Exchange Commission. Further, Committee members are prohibited from serving on more than two other public company audit committees. The Board of Directors has determined that each member of the Audit Committee is financially literate and that C. E. Golden qualifies as an audit committee financial expert (as defined in Item 407(d)(5)(ii) of Regulation S-K under the Securities Exchange Act of 1934) and that all members of the Audit Committee have accounting or related financial management expertise. The Audit Committee held eleven meetings in 2008. Present members are Messrs. Golden (Chair), Green, Johnson, Lautenbach, Pelson and Tooker.

Compensation and Organization Committee. The functions of the Compensation and Organization Committee include reviewing proposed organization or responsibility changes at the senior officer level; with input from all outside directors, evaluating the performance of the Chief Executive Officer and reviewing the performance evaluations of the other senior officers; reviewing succession planning for key officer positions including the position of Chairman and Chief Executive Officer, and reviewing our practices for the recruitment and development of a diverse talent pool. The Committee is also responsible for annually determining the salary of each of our senior officers; establishing performance objectives under our short-term and long-term incentive compensation plans and determining the attainment of such performance objectives; annually determining the aggregate amount of awards to be made under our short-term incentive compensation plans and adjusting those amounts as the Committee deems appropriate within the terms of those plans; annually determining the awards to be made to our senior officers under our short-term and long-term incentive compensation plans; administering stock plans; reviewing compensation practices as they relate to key employees to confirm that those plans remain equitable and competitive, as well as reviewing significant new employee benefit plans or significant changes in such plans or changes with a disproportionate effect on our officers or primarily benefiting key employees; and preparing an annual report for our proxy statement regarding executive compensation. Additional information on the Committee’s processes and procedures is contained in the Compensation Discussion and Analysis under “Executive Compensation” beginning on page 15. The Compensation and Organization Committee held eight meetings in 2008. Present members are Ms. McCoy (Chair) and Messrs. Connor, Critelli, Miller and Page.

Executive Committee. The functions of the Executive Committee include all of the functions of the Board of Directors other than the filling of vacancies in the Board of Directors or in any of its committees. The Executive Committee acts upon matters requiring Board action during the intervals between Board meetings. The Executive Committee did not meet during 2008. Mr. Cutler is a member of the Committee for the full twelve-month term and serves as Committee Chair. Each of the non-employee directors serves a four-month term.

Finance Committee. The functions of the Finance Committee include the periodic review of the Company’s financial condition and the recommendation of financial policies to the Board; analyzing Company policy regarding its debt-to-equity relationship; reviewing and making recommendations to the Board regarding the Company’s dividend policy; reviewing the Company’s cash flow, proposals for long- and short-term debt financing and the risk management program; meeting with and reviewing the performance of the management pension committees and any other fiduciaries appointed by the Board for pension and profit-sharing retirement plans; and reviewing the key assumptions used to calculate annual pension expense. The Finance Committee held three meetings in 2008. Present members are Ms. McCoy and Messrs. Critelli, Golden, Green and Page (Chair).

Governance Committee. The responsibilities of the Governance Committee include recommending to the Board improvements in our corporate governance processes and any changes in the Board Governance Policies; advising the Board on changes in the size and composition of the Board; making recommendations to the Board regarding the structure and responsibilities of Board committees; and annually submitting to the Board candidates for members and chairs of each standing Board committee. The Governance Committee, in consultation with the Chief Executive Officer, identifies and recommends to the Board candidates for Board membership, reviews the nomination of directors for re-election; oversees the orientation of new directors and the ongoing education of the Board; recommends to the Board compensation of non-employee directors; administers the Board’s policy on director retirements and resignations; administers the directors’ stock ownership guidelines; and recommends to the Board guidelines and procedures to be used by the directors to evaluate the Board’s performance. The responsibilities of the Governance Committee also include providing oversight regarding significant public policy issues with respect to our relationships with shareholders, employees, customers, competitors, suppliers and the communities in which we operate, including such areas as ethics compliance, environmental, health and safety issues, community relations, government relations, charitable contributions and shareholder relations. The Governance Committee held five meetings in 2008. Present members are Messrs. Connor, Johnson, Lautenbach (Chair), Miller, Pelson and Tooker.

Committee Charters and Policies — The Board of Directors most recently revised the charter of the Governance Committee in September 2007, the charter of the Audit Committee in October 2008, the charter of the Compensation and Organization Committee in January 2009, and the charter of the Finance Committee in October 2007. These charters are available on our website at http://www.eaton.com/governance. Printed copies will also be provided free of charge upon request.

Requests for printed copies should be directed to our Investor Relations Office, Eaton Corporation, 1111 Superior Avenue, Cleveland, Ohio 44114-2584.

In addition to the Board of Directors Governance Policies, certain other policies relating to corporate governance matters are adopted from time to time by Board Committees, or by the Board itself upon the Committees’ recommendation.

The Board of Directors held eleven meetings in 2008. Each of the directors attended at least 88% of the meetings of the Board and its Committees. The average rate of attendance for all directors was 96%.

Audit Committee Report — The Audit Committee of the Board of Directors is responsible to assist the Board in overseeing (1) the integrity of the Company’s consolidated financial statements and its systems of internal accounting and financial controls, (2) the independence, qualifications and performance of the Company’s independent auditor, (3) the performance of the Company’s internal auditors and (4) the Company’s compliance with legal and regulatory requirements. The Committee’s specific responsibilities, as described in its charter, include the sole authority to appoint, terminate and compensate the Company’s independent auditor, and to pre-approve all audit services and other services to be provided to the Company by the independent auditor. The Committee is comprised of six Directors, all of whom are independent under the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission and the Board of Directors’ own independence criteria.

The Board of Directors amended the Committee’s charter most recently on October 22, 2008. A copy of the charter is available on our website at http://www.eaton.com/governance.

In carrying out its responsibilities, the Audit Committee has reviewed, and has discussed with the Company’s management and independent auditor, Ernst & Young LLP, the Company’s 2008 audited consolidated financial statements and the assessment of the Company’s internal control over financial reporting.

The Committee has also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 114 (“The Auditor’s Communication with Those Charged with Governance”).

The Committee has received the written disclosures from Ernst & Young regarding their independence from the Company that are required pursuant to Rule 3526 of the Public Company Accounting Oversight Board (“Communication with Audit Committees Concerning Independence”), has discussed with Ernst & Young their independence and has considered whether their provision of non-audit services to the Company is compatible with their independence.

For 2007 and 2008, Ernst & Young’s fees for various types of services to the Company were as follows:

	2008	2007

Audit Fees	$17.7 million	$13.7 million
Includes Sarbanes-Oxley
Section 404 attest services
Audit-Related Fees	0.5 million	0.5 million
Includes employee benefit
plan audits and business
acquisitions and divestitures
Tax Fees	5.6 million	5.9 million
Tax compliance services	2.3 million	3.7 million
Tax advisory services	3.3 million	2.2 million

The Audit Committee did not approve any of the services shown in the above three categories through the use of the “de minimis” exception permitted by Securities and Exchange Commission rules.

The Audit Committee has adopted the following procedure for pre-approving audit services and other services to be provided by the Company independent auditor: specific services are preapproved from time to time by the Committee or by the Committee Chair on its behalf. As to any services approved by the Committee Chair, the approval is made in writing and is reported to the Committee at the following meeting of the Committee.

Based upon the Committee’s reviews and discussions referred to above, and in reliance upon them, the Committee has recommended to the Board of Directors that the Company’s audited consolidated financial statements for 2008 be included in the Company’s Annual

Report on Form 10-K, and the Board has approved their inclusion.

Respectfully submitted to the Company’s shareholders by the Audit Committee of the Board of Directors.

Charles E. Golden, Chair
Ernie Green
Arthur E. Johnson
Ned C. Lautenbach
Victor A. Pelson
Gary L. Tooker

Board of Directors Governance Policies — The Board of Directors revised the Governance Policies most recently in October 2008, as recommended by the Governance Committee of the Board. The revised Governance Policies are included in this proxy statement as Appendix A and are available on our website at http://www.eaton.com/governance. Printed copies will also be provided free of charge upon request. Requests for printed copies should be directed to our Investor Relations Office, Eaton Corporation, 1111 Superior Avenue, Cleveland, Ohio 44114-2584.

Executive Sessions of the Non-Employee Directors — The policy of the Board of Directors is that the non-employee directors meet in Executive Session at each regular Board meeting, without the Chairman and Chief Executive Officer or other members of management present, to discuss whatever topics they may deem appropriate. The non-management directors who chair the Audit Committee, Compensation and Organization Committee, Finance Committee and Governance Committee chair the Executive Sessions on a rotating basis. Shown below are the months when Board meetings are held and the non-employee director who chairs each Executive Session:

January	—	Chair of the Compensation and Organization Committee
February	—	Chair of the Audit Committee
April	—	Chair of the Governance Committee
July	—	Chair of the Finance Committee
September	—	Chair of the Audit Committee
October	—	Chair of the Compensation and Organization Committee

The policy of the Board of Directors is that an Executive Session is held every Board meeting attended only by directors who meet the independence criteria of the Board of Directors and of the New York Stock Exchange. At the present time, all non-employee directors meet these criteria.

At each meeting of the Audit, Compensation and Organization, Finance and Governance Committees, an Executive Session is held at which only the Committee members (all of whom qualify as independent) are in attendance, without any members of the Company’s management present, to discuss whatever topics they may deem appropriate.

Shareholder Communications to the Board — The Board of Directors provides the following process for shareholders and other interested parties to send communications to the Board or outside directors:

Shareholders and other interested parties may send such communications by mail or courier delivery addressed as follows:

Corporate Secretary
Eaton Corporation
1111 Superior Avenue
Cleveland, Ohio 44114-2584

In general, the Corporate Secretary forwards all such communications to the Chair of the Governance Committee. The Governance Committee Chair in turn determines whether the communications should be forwarded to other members of the Board and, if so, forwards them accordingly. However, for communications addressed to a particular member of the Board (e.g., the director who will chair a particular Executive Session), the Chair of a particular Board Committee or the outside directors as a group, the Corporate Secretary forwards those communications directly to those individuals.

However, the directors have requested that communications that do not directly relate to their duties and responsibilities as directors of the Company be excluded from distribution and deleted from email that they access directly. Such excluded items include “spam,” advertisements, mass mailings, form letters and email campaigns that involve unduly large numbers of similar communications, solicitations for goods, services, employment or contributions, surveys and individual product inquiries or complaints. Additionally, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will be screened for omission. Any omitted or deleted communications will be made available to any director upon request.

Director Attendance at Annual Meetings — The policy of the Board of Directors is that all directors should attend annual meetings, and all outside directors are compensated for their attendance. At our 2008 annual meeting held April 23, 2008, all members of the Board were in attendance.

Code of Ethics — We have a Code of Ethics that was approved by the Board of Directors. We provide training globally for all employees on our Code of Ethics. We require that all directors, officers and employees of the Company, our subsidiaries and affiliates, abide by our Code of Ethics, which is available on our website at http://www.eaton.com/governance. Printed copies will be provided free of charge upon request. Requests for printed copies should be directed to our Investor Relations Office, Eaton Corporation, 1111 Superior Avenue, Cleveland, Ohio 44114-2584.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis Introduction

Introduction	15
An Overview of Our Executive Compensation Philosophy	15
• Pay for Performance	15
• Market Competitiveness	15
Use of Compensation Consultants	15
Competitive Analysis and Benchmarking Processes	16
• Total Compensation Analysis and Planning Process	16
• Peer Group Pay and Performance Analysis	17
• Peer Group Pay Targeting and Performance Hurdle Analysis	18
Use of Tally Sheets	18
The Components of Executive Compensation and Benefits	19
• Base Salary	19
• Short-Term Incentives	19
• Stock Options	22
• Employee Stock Option Grant Practices	23
• Long-Term Cash Incentive Plan	24
• Restricted Stock	25
• Stock Ownership Guidelines	25
• Health and Welfare Benefits and Retirement Income Plans	26
• Other Retirement and Compensation Arrangements	26
• Employment Contracts and Change of Control Agreements	26
• Deferral Plans	27
• Personal Benefits	27
• Use of Our Aircraft	27
Other Key Executive Compensation Principles	27
• Chairman and Chief Executive Officer Annual Appraisal	27
• Tax and Accounting Considerations	28
• $1 Million Tax Deduction Limit	28
Policy on Incentive Compensation, Stock Options and Other Equity Grants Upon the Restatement of Financial Results	28
Chairman and Chief Executive Officer Compensation in 2008	29
Expected Adjustments to Programs and Practices in 2009	30
Compensation and Organization Committee Report	31

Introduction

The Compensation and Organization Committee of the Board of Directors (the “Committee”) determines the compensation for our executive officers, and reviews, approves and oversees the administration of all of our executive compensation plans and programs. The Committee consists of five independent non-employee directors and is supported by our Human Resources Department as well as one or more independent executive compensation consultants retained and directed by the Committee. The Compensation and Organization Committee’s charter and key responsibilities are available on our website at http://www.eaton.com/governance. Please note that the use of the terms “we,” “us” or “our” throughout this Compensation Discussion and Analysis refers to the Company or its management.

An Overview of Our Executive Compensation Philosophy

Under our executive compensation philosophy, which was last reviewed and updated by the Committee in January 2009, we design our executive compensation plans and programs to help us attract, motivate, reward and retain highly qualified executives, to align well with the interests of shareholders and to fairly reflect, in the judgment of the Committee, our performance, and the responsibilities and personal performance of individual executives.

•	Pay for Performance — Our executive compensation program reflects the belief that executive compensation must, to a significant extent, be at risk where the amount earned depends on achieving rigorous Company, business unit and individual performance objectives designed to enhance shareholder value. Accordingly, our incentive compensation plans and programs are designed to pay larger amounts if we achieve superior performance and smaller amounts if we do not achieve target performance.

•	Market Competitiveness — Under our executive compensation program, we target total compensation, which, for this purpose, includes base salary, a target annual cash incentive opportunity, a target long-term cash incentive opportunity, and equity-based incentives, to be within the median range of compensation paid by similarly-sized industrial companies. We also continuously monitor and assess the competitive retention and recruiting pressures for executive talent in applicable industries and markets. To ensure that these pressures do not jeopardize our ability to retain our key executives, the Committee retains and has periodically exercised its discretion to set target compensation levels as necessary and appropriate to address these risks.

Use of Compensation Consultants

As warranted, we employ a variety of outside compensation, benefit and actuarial consultants to support various types of technical and administrative work in these disciplines. Typically, this includes data analysis, broad-based employee compensation and benefit benchmarking and design, actuarial work, drafting selected employee communications, business processes and administrative recordkeeping services, and assistance with acquisition and divestiture due diligence. We choose firms for individual consulting and service assignments based upon their specific project capabilities and the proposed price for their work. To support our market analysis of professional, managerial, operating and senior executive positions, we have, for many years, participated in and used the annual surveys sponsored by three separate national compensation consulting firms: Hewitt Associates, Towers Perrin and Hay Associates. Each survey provides comprehensive compensation data covering hundreds of companies across a range of industries. In the analysis that we prepare for the Committee, we focus on the median and mean data reported in the surveys for “similarly-sized” industrial companies, which the Committee currently defines as companies with annual sales of $5 billion to $30 billion.

The Committee also selects and retains the services of an independent executive compensation consultant when it deems it appropriate to support its oversight and management of our executive compensation programs. The Committee validates our executive compensation plans and programs by periodic comprehensive studies conducted with the assistance of the consultant retained by the Committee. For several years, and again in 2008, the Committee retained Peter Egan, a senior consultant with Hewitt Associates, as its primary advisor to assist the Committee in its review of our executive compensation policies, programs and processes. In 2008, Mr. Egan performed the following assignments for the Committee:

•	reviewed all Company-prepared materials in advance of each Committee meeting,

•	assisted the Committee in its review and discussions of all material agenda items throughout the year,

•	provided the Committee with his independent review and confirmation of the Company’s analytical work,

•	provided insights and advice to the Committee and management in connection with possible design changes to our incentive plans,

•	provided the Committee feedback regarding the appropriateness of individual executive total compensation plans including specific recommendations regarding the total compensation plan for the Chairman and Chief Executive Officer, and

•	provided the Committee with insights and advice on appropriate alternatives to consider in responding to the impact on our compensation programs caused by the unprecedented global economic crisis which began in late 2008.

To ensure the Committee’s continued access to qualified independent advice on executive compensation and governance matters, we will first obtain the Committee’s review and approval prior to awarding any material consulting assignment to any firm that has already been engaged by the Committee. In 2008, the Committee reviewed a report of the consulting work performed for the Committee by Hewitt Associates compared to the total annual consulting work on compensation, benefits and actuarial matters performed for the Company. Based on this comparison, the Committee determined that its senior consultant is well positioned to provide independent advice to the Committee.

Competitive Analysis and Benchmarking Processes

To support the Committee in overseeing our executive compensation plans and programs, we have for many years employed two primary analytical processes, which follow separate, but complementary, approaches. The first is our “Total Compensation Analysis and Planning Process” and the second is our “Peer Group Pay and Performance Analysis Process.” In addition to these two long-standing processes, in 2008 the Company added a third analytical process to assist the Committee with insights into several key practices employed by the companies in our Peer Group (defined on page 17). This new process, which we have named the “Peer Group Pay Targeting and Performance Hurdle Analysis,” is described on page 18.

•	Total Compensation Analysis and Planning Process — Each year, we provide the Committee with an analysis of the total compensation provided to each executive officer. For purposes of this analysis, total compensation includes base salary, annual bonus and long-term incentive compensation (including both cash and equity-based elements). We prepare a planning worksheet which also sets forth the median and mean data for each compensation element for each executive officer’s position, along with the average of the median and mean data points as reported in the Hewitt, Towers Perrin and Hay surveys for comparable positions in “similarly-sized” industrial companies. If the surveys do not report reasonably equivalent data for a specific executive officer’s position, each compensation element for that position is extrapolated from the available survey data. The Committee uses these worksheets as it assesses each executive’s total compensation and in establishing an updated annual total compensation plan. Consequently, as the Committee establishes base salary levels, target cash incentive opportunities, and equity-based incentive awards for the next fiscal year, it is able to base these decisions on an accurate and up-to-date understanding of how each executive officer’s resulting total compensation plan will compare to current market practices by similarly-sized industrial companies. The worksheet also is provided to the Committee’s compensation consultant, who reviews our results and methodology.

As a key part of this process, each year our Chairman and Chief Executive Officer prepares a proposed total compensation plan (consisting of base salary, the target annual cash incentive opportunity, the target long-term cash incentive opportunity and equity-based incentive awards (consisting of stock options, restricted shares or both) for each executive officer (except with respect to his own compensation). Initially, he meets individually with his senior management team to discuss the performance assessment for each of their respective executive officer direct reports and to formulate initial recommendations as to an appropriate total compensation plan for each executive. After considering this input, and following a subsequent review with the Executive Vice President-Chief Human Resources Officer, our Chairman and Chief Executive Officer decides upon and submits to the Committee a draft total compensation plan for each executive officer (other than with respect to his own compensation). He then meets with the Committee to discuss the performance of each executive officer and highlights the rationale for his recommendations with a special focus on any compensation element for any executive officer that is significantly higher or lower than the reported survey median (if any) for the executive’s position.

Following this discussion, the Committee establishes a total compensation plan for each executive officer. The Committee also meets in Executive Session with its independent consultant (but with no members of our management in attendance) to review the same comprehensive market data for our Chairman and Chief Executive Officer’s position and to establish a total compensation plan for him. In 2008, the Committee again reviewed and discussed the proposed total compensation plans for our executive officers with its compensation consultant prior to finalizing these plans.

•	Peer Group Pay and Performance Analysis — This process encompasses a comprehensive annual analysis comparing the publicly-available financial results and executive compensation data for a group of publicly-held diversified industrial peer companies (the “Peer Group”) with similar data reported for the Company. The Peer Group companies are the same group used by the Board of Directors in reviewing our 2008 Strategic Plan and Annual Profit Plan, in setting short and long-term incentive plan performance goals and by the Committee in the 2008 Peer Group Pay and Performance Analysis. For these processes in 2008, this group consisted of the following organizations:

• Crane	• ITT Industries
• Danaher	• Parker Hannifin
• Dover	• SPX
• Emerson Electric	• Textron
• General Electric	• Thermo Electron
• Honeywell	• Tyco International
• Illinois Tool Works	• United Technologies
• Ingersoll Rand

Subsequent to the completion of the 2008 compensation analyses (described below), the Board of Directors reviewed the composition of our Peer Group and determined that it would make a slight change to the makeup of the Peer Group in order to strengthen the overall aggregate long-term profile that we use for competitive performance comparisons. Starting in 2009, this updated Peer Group, which will be disclosed in the 2010 proxy statement, will be used as the basis for our Strategic Planning and Annual Profit Plan analysis, setting short- and long-term incentive plan performance objectives and in our Peer Group Pay and Performance Analysis (described below).

Our Peer Group Pay and Performance Analysis is conducted annually to provide the Committee with the relevant compensation data reported by each Peer Group company for its chairman and chief executive officer, its chief financial officer and, to the extent available, for its chief legal officer and any positions equivalent to our group executive positions. The analysis compares our performance with that of the Peer Group over one-year, three-year and five-year time periods using a wide range of performance metrics. This provides the Committee with insight into how each of the Peer Group companies has actually rewarded its executive officers in the form of base salaries, short-term and long-term incentive awards and annual equity-based awards in light of the returns that it has produced for its investors. Prior to reviewing this data with the Committee, the Committee’s independent compensation consultant reviews the analysis and provides the Committee with his views and commentary. The Committee has indicated that it finds this insight to be very valuable in helping them to assess whether our pay for performance profile is appropriate and aligned with industry and Peer Group practices. In addition, we and the Committee use this comprehensive peer group financial analysis each year to support the process of reviewing and establishing stretch short-term and long-term cash and equity incentive plan goals intended to drive and reward top quartile performance by the Company.

•	Peer Group Pay Targeting and Performance Hurdle Analysis — Based upon publicly available proxy information and analysts reports, this study attempts to estimate how each of the companies in our Peer Group: (a) determines its own individual peer group, (b) establishes targeted compensation levels as compared to the companies in its peer group and (c) sets its publicly announced Earnings Per Share (EPS) guidance (if any) compared to each of the companies in its peer group and the industry EPS expectations for these peer group companies as reported by the market analysts that follow them. The Committee believes this analysis provides insights into how each of our Peer Group companies establishes its “pay for performance” profile. It also offers an opportunity to compare these methods and the resulting profiles to how we use our Peer Group information as a basic starting point as the Committee establishes incentive hurdles and the resulting pay for performance profile for our executives. This 2008 analysis confirmed that (a) we are at approximately the median sales level for our Peer Group, (b) we target our pay at or about the median of industrial practices, (c) our annual EPS growth rate guidance tends to be at or above the median of that reported for our Peer Group companies and (d) that the Committee uses this EPS growth rate guidance as a key starting point for setting relatively aggressive performance hurdles for our at risk pay elements. The Committee, along with its independent compensation consultant, concluded that this analysis helped confirm that our approach to setting compensation targets is sound, in the competitive mainstream and that the Committee’s approach to setting performance hurdles continues to appropriately set a high bar for incentive plan payouts.

Use of Tally Sheets

In February of each year, prior to making decisions about the compensation of our Chairman and Chief Executive Officer and the other Named Executive Officers, we provide the Committee with a comprehensive tally sheet for each executive officer that sets forth the dollar amount of all components of his or her current compensation, including base salary, annual incentive compensation, long-term cash and equity incentive compensation, retirement and savings programs, health and welfare programs and the cost of personal executive benefits. In reviewing these tally sheets, the Committee also reviews potential compensation payments to our Chairman and Chief Executive Officer and the other Named Executive Officers under various termination of employment scenarios, including in the event of a change of control of the Company. This process includes a review of potential severance payments that we would typically expect to make, the potential values of vested and unvested restricted stock and stock options, and accumulated balances and projected payment obligations in connection with our retirement and savings programs, including our deferred compensation and limited service supplement and restoration retirement income plans. Based upon this review, in 2008 the Committee determined the total compensation, in the aggregate (including the total payments of accrued benefits and severance payments that would typically be made under the various termination scenarios), for our Chairman and Chief Executive Officer and the other Named Executive Officers to be competitive, reasonable and not excessive. This analysis did not suggest the need for any material changes to our executive compensation program or its administration and it did not prompt the Committee to make any substantive changes to any compensation elements for any of the Named Executive Officers.

The Components of Executive Compensation and Benefits

We use the following balanced components to achieve our objectives relating to hiring, motivating, retaining and rewarding executive officers:

•	Base Salary — We pay a competitive base salary to our executive officers in recognition of their day-to-day job responsibilities. In setting executive officer salaries each year, the Committee first reviews each executive’s current base salary compared to the median salary as determined under the annual Total Compensation Analysis and Planning Process. In general, the Committee sets base salaries at approximately the median of market practice, although the Committee at times may establish a base salary level in excess of the reported market median. In making salary adjustments, the Committee typically considers such factors as individual performance against business plans, initiative and leadership, time in position, experience, knowledge and success in building organizational capability. Consistently effective individual performance is a threshold requirement for any base salary increase. In Executive Session, the Committee uses this same process to establish the base salary for our Chairman and Chief Executive Officer.

•	Short-Term Incentives — We establish a competitive annual cash incentive compensation opportunity for executives who participate in either our Senior Executive Incentive Compensation Plan (the “Senior EIC Plan”) or our Executive Incentive Compensation Plan (the “EIC Plan”). Although these are two separate executive incentive plans, those who participate in one plan do not participate in the other plan. In April 2008, the shareholders approved the Senior EIC Plan under which payments qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code (as further described under the heading titled “$1 Million Tax Deduction Limit” on page 28). Eligible participants include the Chairman and Chief Executive Officer and each officer reporting directly to him. For 2008, the Committee established a bonus pool under the Senior EIC Plan equal to two percent (2%) of our Annual Net Income (as defined under the Plan). The Committee also assigned a percentage share of the bonus pool to each participant in the Senior EIC Plan thus setting the maximum amount that the participant could receive under the Plan for 2008. These percentages ranged from 25% of the Annual Net Income Pool for the Chairman and Chief Executive Officer to 8% of the Annual Net Income Pool for the most junior officer reporting to him. Under the Senior EIC Plan, no participant can be assigned a percentage share that is worth more than $7,500,000. Under this Plan, the Committee also established other performance goals for each participant which, for 2008, included corporate, business unit and individual performance objectives (described below). The Committee used these other performance goals to determine the extent to which each Senior EIC Plan participant would receive all or any part of his share of the Annual Net Income Pool. This approach to determining Senior EIC Plan awards allows the Committee to use its discretion to reduce final Senior EIC Plan awards as it deems appropriate.

While the initial percentage of Annual Net Income payouts under the Senior EIC Plan is formula driven, in using its discretion to reduce initial awards, the Committee considers both objective and subjective factors. As in past years, the Committee based the annual cash incentive awards paid to the Named Executive Officers for 2008 on individual target opportunities expressed as a percentage of the participant’s base salary, the level of our achievement of pre-established stretch financial goals set by the Committee and individual performance ratings that reflected a discretionary assessment by the Committee of each executive’s contributions during the year (which are discussed in greater detail below). In 2008, the Committee based performance goals on our operating earnings per share (EPS), which excludes acquisition integration charges, and cash flow return on gross capital employed in the business (“CFR”), weighted equally, in addition to individual and business unit performance objectives. It used these goals because, over time, they bear a statistical correlation to the market trading price of our shares. In setting demanding annual EPS and CFR goals under the Senior EIC Plan, the Committee reviews market analyses, our annual profit plan as approved by the Board of Directors and external research reports and comparative analyses of our Peer Group companies (as shown above). The Committee took note of the widespread economic downturn that currently affects virtually all of our lines of business and geographic markets and that clearly impacted our 2008 EPS and CFR results. After considering that we achieved record 2008 revenue and operating income results despite this very difficult economic environment, and after also considering individual performance factors (described below), the Committee approved final awards under the Senior EIC Plan. These final awards, while below the individual awards that would have been earned under the Plan’s percent of Annual Net Income formula, were, in the Committee’s view, appropriately aligned with the incentive awards approved for other Company officers. These awards ranged from $320,000, in the case of the Chairman and Chief Executive Officer’s award, to $77,094, in the case of the lowest-compensated Named Executive Officer. Among many other accomplishments, the Committee also took into account: the fact that the Company’s EPS and CFR performance in 2008, while below the stretch performance goals set at the beginning of the year and despite the drastic downturn in the global economy, were near record levels; the successful issuance of $1.5 billion of new equity in April 2008; the generation in 2008 of $1.4 billion in operating cash flow; and the successful completion and the on-schedule integration of two major and four smaller acquisitions and one joint venture during the year.

As noted above, the awards to the Named Executive Officers and other participants in the Senior EIC Plan also reflected their individual performance ratings established by the Committee. In establishing the 2008 individual performance ratings for each Named Executive Officer, the Committee took into consideration a variety of objective and subjective factors as described in the process outlined below.

In preparing the recommended individual performance ratings for each Named Executive Officer who reports to him, our Chairman and Chief Executive Officer reviewed each individual Senior Vice President and Group President’s performance in four basic operations-oriented goal categories (which impacts approximately 75% of the final recommended performance rating):

•	Success in achieving the annual financial plan for each of their respective businesses.

•	Success in achieving specific growth goals which, depending upon the executive’s specific businesses, could include such measures as (a) outgrowing the end markets by a targeted percentage, (b) accelerating the pace and effectiveness of new product and technology development, (c) achieving a targeted level of sales increases from new bookings with identified growth accounts, (d) increasing aftermarket and service revenues, (e) growing sales in selected regions and (f) increasing incremental sales by a targeted dollar level from new acquisitions and/or joint ventures.

•	Success in achieving specific operational excellence goals which, depending upon the executive’s specific businesses, could include such measures as (a) utilizing value management tools to achieve improved profitability for key products, (b) achieving a targeted percentage reduction in our supplier base and reducing logistics costs, (c) achieving a stipulated dollar level of additional global material sourcing, (d) achieving a targeted level of improvement in supplier productivity, (e) driving lean manufacturing system achievement in facilities, (f) achieving targeted deployment of the Eaton Quality Process, (g) achieving stipulated percentage improvements in safety performance and greenhouse gas emissions, (h) achieving the time-phased integration plans for acquisitions and joint ventures, (i) achieving profitability increase targets in selected regions and (j) meeting the implementation schedule for the Eaton Business Excellence Assessment process.

•	Success in building organizational capacity which includes such objectives as (a) reinforcing Eaton’s ethical standards and overall “Doing Business Right” philosophy through stronger prevention and training, (b) ensuring that all eligible employees in his business units received a full performance appraisal using our standard process, (c) completing the annual Sarbanes-Oxley Section 404 assessment and compliance requirements, (d) ensuring his business units have assessed and implemented effective action plans targeted at the top issues highlighted in the previous annual global employee survey, (e) achieving progress on diversity objectives and (f) increasing the leadership capability of the Company by demonstrated progress on talent upgrades, implementing more effective organization structures and succession management plans.

In addition to these operating goals, three of our four Group Chief Executive Officers (Messrs. Arnold, Carson and Sweetnam) also have one or more corporate staff responsibilities. Performance against goals set for these staff functions impacts approximately 25% of their final recommended performance rating. For 2008, these included:

•	Corporate Marketing goals such as (a) achieving targeted bookings with identified growth accounts, (b) completion of the “Customer Relations Assessment” survey and (c) success in recruiting key leaders in Asia and Europe.

•	Improving our global engineering capability by meeting technology goals such as (a) completing the ramp-up of the India Engineering Center and (b) driving new technology programs.

•	Environmental, Health and Safety goals such as (a) improving overall corporate safety results by a targeted percentage, (b) overall reduction in our greenhouse gas emissions, and (c) implementing our standard environmental health and safety standards process.

•	Asia Pacific Regional Management goals such as (a) targeted growth in Asia Pacific revenues, (b) completion of the new R&D Center in China, (c) building regional capability and (d) work on integrating the Phoenixtec acquisition.

•	Europe Regional Management goals such as (a) completion of European staffing plans and (b) integrating the Moeller businesses.

•	Latin America Management goals such as (a) building regional capability and (b) developing a new market penetration analysis.

In preparing the recommended individual performance rating for Mr. Fearon, our Vice Chairman and Chief Financial and Planning Officer, our Chairman and Chief Executive Officer took into consideration the following:

•	Success in achieving the annual financial plan.

•	Success in helping to drive value creating growth through identifying and completing significant acquisition and joint venture projects.

•	Success in achieving operational excellence goals which include such objectives as (a) achieving improved efficiency and effectiveness in our information technology function, (b) completing a new data center strategy, (c) improving efficiency in certain identified financial reporting and control processes, (d) instituting risk-based and continuous internal audit processes, (e) prudent management of the our balance sheet, (f) leadership of our tax strategy and compliance and (g) completion of targeted financing and leasing programs.

•	Success in building organizational capacity including (a) upgrading the financial personnel development and recruiting programs and (b) achieving a targeted percentage improvement in the Finance function’s employee engagement scores on the annual global employee survey.

In developing his recommended performance ratings for the Named Executive Officers, our Chairman and Chief Executive Officer does not follow a formulaic approach but instead develops a recommended rating based upon his subjective view of each executive’s overall performance against this wide range of both objective and subjective goals for the year. While reviewing and discussing each executive’s performance and recommended performance rating with the Committee, he and the Committee also discuss an assessment of additional subjective factors which includes each executive’s:

•	Ability to think and act strategically (how the executive uses his business acumen, vision and intellectual rigor in shaping his function or business),

•	Ability to get results (the executive’s drive, change management skills and adaptability and how he leverages resources in building his function or business), and

•	Ability to demonstrate a strong leadership style (his interpersonal communication skills and professional presence).

Our officers may defer payment of some or all of their Senior EIC Plan cash incentive payments under a plan described in more detail in the narrative accompanying the Nonqualified Deferred Compensation table on pages 41 and 42.

•	Stock Options — In 2008, we continued our long-standing practice of providing long-term incentive compensation awards to executive officers in two components: approximately 50% in stock options and 50% in a four-year performance-based cash incentive compensation award (described in more detail under “Long-Term Cash Incentive Plan” beginning on page 24). We believe that this “portfolio approach” to structuring long-term incentives provides an appropriate balance for focusing executives on both an external measure of our success (via equity awards) and on internal performance metrics (via the four year cash incentive plan). This strategic approach is reviewed annually by the Committee with the assistance of its independent compensation consultant who confirmed the appropriateness of this approach. The goal of the strategy is to continue to drive executive performance, while being sensitive to executive retention risks.

We believe that stock options are effective in aligning the interests of our executives with those of our shareholders by having a significant component of executive compensation tied directly to changes in the value of our common shares. Stock options also aid executive retention because they are earned over a period of several years.

For a number of years and again in 2008, we established our annual stock option grant guidelines by first determining the Black-Scholes value (or a value set by a comparable market pricing model) of a share of our common stock as reported in the Hewitt, Towers Perrin and Hay surveys for our most recently completed annual stock option grant (February 2007). This value is compared to the fair market value on this same grant date to determine a percentage, which is then multiplied by the average price for a share of our common stock over the last 90 trading days of 2007. The resulting dollar value is then divided into the median long-term incentive compensation values, as determined by the surveys, to establish our recommended median grant sizes for the February 2008 grant.

Starting with this basis for determining appropriate median stock option grant levels, as part of the annual Total Compensation Analysis and Planning Process, the Committee then reviews our Chairman and Chief Executive Officer’s recommended stock option grants for each Named Executive Officer. Based on individual factors such as the level of sustained personal performance, long-term career potential and competitive market conditions, the Committee may adjust an individual executive’s stock option grant, if any, to a level that is at, above or below median market practice. Using this same process, in Executive Session the Committee determines the size of the annual stock option grant, if any, that it will make to our Chairman and Chief Executive Officer.

In 2008, the Committee approved stock option grants for the Named Executive Officers which were at approximately 50% of the median long-term grant values provided to similar positions as reported in the most recent data for similarly-sized industrial companies in the Hewitt, Towers Perrin and Hay annual surveys. Grants at this level were deemed by the Committee to be appropriate when considered in the aggregate with the other compensation elements approved for these executives.

We set the strike price for all stock option grants at the fair market value of our common shares on the date of the grant (using the process described below). We have never selected strike prices or otherwise timed the grant of stock options to enable executives to profit from an artificially low strike price.

Our grant recommendation and approval processes have always been disciplined, straightforward, and consistent. In 1995, under a stock plan previously approved by the shareholders, we added annual grants of stock options to the compensation provided to non-employee directors, and the process for making these grants in 2008 is set forth in the stock plan document. In 2008, the shareholders approved the 2008 Stock Plan under which the non-employee directors received a restricted stock grant in January 2009. This grant process is described on page 48. At the time of its adoption, we anticipated that the number of shares available under the 2008 Stock Plan would be exhausted after the 2009 equity grants. As a result, the Board of Directors has approved a new 2009 Stock Plan with a new allocation of shares and this Plan is being submitted to the shareholders for approval at the 2009 Annual Meeting. Details on the 2009 Stock Plan can be found beginning on page 51, and the plan document is Appendix B to this proxy statement.

Under the various Company stock plans, all of which have been approved by the shareholders, a committee of independent directors has exclusive authority to fix the date and all terms and conditions of equity grants to executive officers. Currently, the Committee has this responsibility.

•	Employee Stock Option Grant Practices In the case of our traditional annual stock option grants to executives, including the 2008 grants, our grant practices have not changed materially since we began granting options. We grant stock options at the same time each year, except in the case of newly hired executives, as described below. We set the strike price for all stock options at the fair market value of our common shares on the date of grant, determined as described below.

Key stock option grant practices are as follows:

•	As noted above, we set the strike price for all of our stock options at the fair market value of our common shares on the date of grant. Our shareholder-approved stock plans from which the 2008 grants were made define “fair market value” as the mean of the high and low prices of our common shares as quoted on the New York Stock Exchange. This long-standing plan definition of fair market value may result in stock option strike prices that differ from our closing share price on the date of grant. The 2008 Stock Plan defines fair market value as the “closing price” as quoted on the New York Stock Exchange on the date of grant (unless the Committee specifies a different method to determine fair market value). This updated definition will be used to set the strike price for any stock option grants that are made from the 2008 Stock Plan and is also the definition used in the proposed 2009 Stock Plan.

•	The Committee has delegated authority to our Chairman and Chief Executive Officer to make individual stock option grants and/or restricted stock awards in order to recruit new executives. In 2008, the Committee updated this delegated authority by (a) approving a pool of 100,000 shares for use by our Chairman and Chief Executive Officer for making periodic grants to newly recruited executives and (b) reconfirming that the “grant date” for such new hire award would be the first trading day of the next month following the date of employment commencement for each newly recruited executive. Several times each year at a regularly scheduled meeting of the Committee, we provide an update on the year-to-date new hire grants approved by our Chairman and Chief Executive Officer under this authority and the balance of the authorized shares that have not been granted. In the event that the grants of stock options to newly recruited executives exhausts this approved pool of authorized shares, we would seek Committee approval for an allocation of additional shares for these recruiting purposes. New hire grants in 2008 did not exceed the authorized share pool.

•	In addition, the Committee has on rare occasions approved mid-year special stock option grants to executives who join the Company as the result of a business acquisition. The Committee reviews and approves awards to these executives at a regularly scheduled Committee meeting.

In 2008 the Committee did not make any mid-year grants to executives who joined the Company as a result of an acquisition.

•	Long-Term Cash Incentive Plan — As noted above, a cash bonus opportunity under the Executive Strategic Incentive Plan I (the “ESIP”) provides the remaining portion of each executive officer’s annual total long-term compensation. Each year a new ESIP Award Period is created covering a four-year performance period. We set the target incentive opportunity for each executive officer at approximately 50% of the median of the reported long-term incentive opportunity as determined under our annual Total Compensation Analysis and Planning Process. We base awards under the ESIP on our success in achieving aggressive growth in EPS and CFR goals (weighted equally) over a four-year period. The ESIP award calculation process for award periods prior to the 2008-2011 Award Period is not formulaic. At the 2008 Annual Meeting, the shareholders approved an amended ESIP under which payments qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code. Under the terms of the amended ESIP, beginning with the 2008-2011 Award Period, the calculation process will utilize a pre-established, Committee-approved formula which does not provide for Committee discretion to increase final awards. With respect to the other open award periods, including the 2005-2008 Award Period, the Committee takes into consideration both objective and subjective factors when determining final award payouts.

The Committee establishes ESIP performance goals at the beginning of each four-year award period based on a comprehensive analysis prepared by management that includes: (a) a comparison of our past performance across a range of performance metrics to that reported for our Peer Group, (b) our estimated financial results and those for each of our Peer Group companies as projected by financial analysts who follow these companies (generally covering two or three year periods into the future) and (c) a review of our strategic objectives and annual business plans for the four-year performance period.

Absent any unusual circumstances, the Committee typically sets performance hurdles for each four-year award period such that: (a) payment at approximately 100% of the target incentive opportunity would be made if our performance over the four-year period is at or above the projected median of the performance of our Peer Group and (b) payment at or above 150% of the target incentive opportunity would be made if our performance over the four-year period is at or above the projected 75th percentile of the performance of our Peer Group. Prior to the 2005-2008 performance period, we expressed these incentive awards in the form of contingent share units. Contingent share units aligned the interests of the executives with those of the shareholders because the units reflected appreciation or depreciation and earnings on our common shares during the performance period. Beginning with awards for the 2005-2008 performance period, the Committee amended the plan to provide that incentive awards would not be expressed in the form of contingent share units, but would be denominated in cash instead. The Committee made this change because it believed at that time that the executive compensation portfolio had become somewhat over-weighted in favor of equity-based compensation. The Committee, however, annually reviews this element of the design of the ESIP to ensure that it aligns well with competitive practice and provides an effective long-term incentive structure. As a result of this review in late

2007, the Committee determined that the Plan design should again return to the use of contingent share units in order to rebalance the long-term incentive portfolio and to align the interests of executives and shareholders. This contingent share design feature was included in the Plan approved by the shareholders at the 2008 Annual Meeting and was used in making the 2008-2011 ESIP grants.

For the payout of the awards under the 2005-2008 performance period (which, as noted above, were not based on contingent shares), each Named Executive Officer’s target cash award opportunity was multiplied by 163% to reflect the fact that our actual performance exceeded the maximum EPS and CFR goals established by the Committee at the start of this four-year period. The executive’s adjusted cash award opportunity was then multiplied by his or her individual performance rating for the four-year period to determine his or her actual ESIP award payout. As in prior years, the individual performance ratings established by the Committee for each Named Executive Officer were set at approximately the average of his or her individual annual performance ratings, as previously described, for each of the four years in this performance cycle. Actual individual ratings ranged from 110% to 125%. When combined with the 163% adjustment related to our EPS and CFR performance, the final adjusted cash awards ranged from 179% to 204% of the executives’ original target incentive opportunities.

Executive officers may defer payment of some or all of their ESIP award payouts under a plan described in more detail in the narrative accompanying the Nonqualified Deferred Compensation Table on pages 41 and 42.

•	Restricted Stock — In limited circumstances, we grant restricted stock to our executives, including the Named Executive Officers. Typically, these awards are approved by the Committee for retention purposes. An executive receiving such an award would, in the year of the award, have total compensation (including the value of the award) above the median of market practice. Retention-based restricted stock grants generally vest over four or five years.

After reviewing the 2008 Peer Group Pay and Performance Analysis (described on pages 17 and 18), the Committee again determined that, despite the fact that the competitive position of the Company’s total compensation for its key executives was at or near the median of market practices as reported for all similarly-sized industrial companies in the Hewitt, Towers Perrin and Hay surveys, our executives’ total compensation was below the median total compensation reported for our Peer Group. In response, the Committee approved additional restricted stock grants for key executives with such awards having shorter vesting schedules than the Committee has typically approved for previous restricted stock awards. Additional details about these restricted stock awards to the Named Executive Officers may be found in the table and footnotes of the Outstanding Equity Awards at Fiscal Year-End Table on pages 37 and 38.

•	Stock Ownership Guidelines — We expect all of our executive officers and, depending on their level in the Company, certain other key executives to hold a number of our common shares with a value equal to a pre-determined multiple of their base salary. These multiples range from one times base salary in the case of our General Managers and key non-officer staff executives to three to five times base salary for our Chairman and Chief Executive Officer. The Committee annually reviews the progress of individual executive officers toward these ownership levels and our Chairman and Chief Executive Officer annually reviews the progress of other non-officer executives. On December 31, 2008, our Chairman and Chief Executive Officer and the other Named Executive Officers owned our common shares with values in excess of their individual ownership guidelines.

Our executives do not engage in financial hedging of their investment risk in our shares and we actively and strongly discourage, and do not provide executives with any advice or assistance related to, such practices.

•	Health and Welfare Benefits and Retirement Income Plans — With certain exceptions described below, we provide our executive officers with the same health and welfare and retirement income benefit programs that we provide to our other salaried employees. In place of typical Company-paid group term life insurance in an amount equal to their current annual base salary, we provide all executive officers and certain other executives with approximately the same amount of Company-paid life insurance coverage but we provide this aggregate insurance coverage in two separate policies. The majority of their life insurance is covered under an executive-owned individual whole life policy with the remaining $50,000 of insurance covered under our group term life policy. The value of the Company-paid premium for the whole life policy is imputed as taxable income to each covered executive. Collectively, the group term insurance and the whole life policy provide these executives with a level of coverage in reference to base salary that is comparable to the other salaried employees. We decided to provide this executive life insurance arrangement to allow each executive to have a paid up policy at retirement that would mirror the Company-provided post-retirement group term life insurance but with less post-retirement tax complexity for both the executive and us.

The tax-qualified pension plans that we maintain for our U.S. salaried and non-union employees define the term “compensation” to include base salary, overtime pay, pay premiums and awards under any annual variable pay or incentive compensation pay (including amounts deferred for receipt at a later date). We use this same definition for calculating pension benefits under the nonqualified executive retirement income arrangements described below.

•	Other Retirement and Compensation Arrangements — Certain provisions of the Internal Revenue Code, as amended, limit the annual benefits that may be paid from a tax-qualified retirement plan. As permitted under the Code, and to align with competitive practices, the Board of Directors has authorized restoration plans under which payment from our general funds will be made for any benefits calculated under the provisions of the applicable tax-qualified retirement plan which may exceed those limits. The present value of these benefits accrued prior to January 1, 2005 will be paid in a single installment upon a proposed change of control of the Company unless otherwise determined by the Board of Directors.

In response to typical market practices and to enhance our ability to attract and retain key executives, the Board of Directors also has adopted plans which provide supplemental annual retirement income to certain executives who are hired in mid-career and would therefore not have the opportunity to accumulate significant credited service with us under our tax-qualified retirement income or nonqualified restoration plans, provided that they either retire at age 55 or older and have at least 10 years of service with us or retire at age 65 or older regardless of the years of service.

Additional details on our retirement income programs can be found in the narrative discussion and footnotes accompanying the Pension Benefits Table on pages 39 and 40.

These qualified and nonqualified retirement income plans are the only compensation or benefit plans or programs that we provide to executive officers which take into consideration the amounts realized by the executive from prior compensation awards. For example, any previously-paid awards under annual or long-term incentive plans and any gains realized upon the exercise of employee stock options do not affect the amounts payable as a future award under any other of our compensation plans or programs. Moreover, we do not take these past payouts or stock gains into consideration when we set the level of any future incentive targets or equity award opportunities.

•	Employment Contracts and Change of Control Agreements — We do not provide our executive officers with employment contracts. As with all other U.S. salaried employees, our executive officers are “at will” employees. We do, however, enter into standard change of control agreements with each executive officer. We believe that such agreements are in our best interests and that of our shareholders because they ensure that we will have the continued dedication and focus of key executives notwithstanding the possibility of a change of control of the Company. Providing these agreements to our executive officers also aligns with competitive practices. In 2008, the Committee and the Board of Directors amended our standard change of control agreements with each of our executive officers, including the Named Executive Officers, to conform to the final regulations under Internal Revenue Code Section 409A which covers nonqualified deferred compensation arrangements. Details of our change of control agreements may be found in the narrative discussion accompanying the Potential Payments Upon Termination section beginning on page 43.

•	Deferral Plans — We provide our executives with opportunities to defer the receipt of their earned and otherwise payable awards under our annual and long-term cash incentive plans. We offer these plans in order to (a) provide executives with a competitive opportunity to accumulate additional retirement assets, (b) provide a means for acquiring common shares in order to meet our share ownership guidelines and (c) provide an additional form of retention. Despite the fact that they are quite common across our industry, we do not currently provide our executives with a nonqualified defined contribution plan that enables them to defer base salary amounts in excess of the IRS limits applicable to our tax-qualified defined contribution Section 401(k) plan. Details on our deferral programs may be found in the narrative discussion and footnotes accompanying the Nonqualified Deferred Compensation Table beginning on page 41.

•	Personal Benefits — In order to align with competitive practice in our industry, we also provide our executive officers with a limited amount of personal benefits, some of which is treated as taxable income to the executive. These benefits are described in more detail in the footnotes accompanying the Summary Compensation Table beginning on page 32.

•	Use of Our Aircraft — We own, operate and maintain Company aircraft to enhance our executive officers’ ability to conduct our business in an effective manner. This principle guides how the aircraft is used. Our stringent aircraft use policy ensures that the primary use of this mode of transportation is to satisfy business needs and that all aircraft use is accounted for at all times and in accordance with applicable tax laws.

To ensure his personal security and enhance his productivity, the Board of Directors has directed that our Chairman and Chief Executive Officer use our aircraft for all business and personal travel whenever feasible. As a result of this long-standing policy, the Board of Directors also has directed that we provide full tax protection to him with respect to the imputed income attributable to the personal use of such aircraft. While this tax protection was provided in 2008 (as disclosed in the footnotes to the Summary Compensation table beginning on page 32), the Chairman and Chief Executive Officer recommended, and the Board of Directors has approved, the elimination of this tax protection on the imputed income for personal use of Company aircraft by all executives beginning in 2009.

Other Key Executive Compensation Principles

•	Chairman and Chief Executive Officer Annual Appraisal — The Board of Directors thoroughly assesses the performance of our Chairman and Chief Executive Officer annually. For 2008, Ms. McCoy, the current Chair of the Committee, independently of management, collected and compiled input concerning the performance of the Chairman and Chief Executive Officer from each non-employee Director. After reviewing a comprehensive annual goal report and self-evaluation provided by our Chairman and Chief Executive Officer, each Director provided his or her independent ratings recommendations, comments and performance improvement suggestions for performance areas that include:

•	our operations and financial results,

•	long-term strategy development and progress,

•	success in building organizational depth, capability and diversity,

•	personal leadership style,

•	community and industry involvement,

•	Board support and development

•	execution of corporate governance practices.

The Director inputs on these performance areas, along with any narrative commentary, were compiled anonymously by the Committee Chair, who then prepared a draft consensus evaluation for review and approval by the Committee. This evaluation was also reviewed in an Executive Session of the Board of Directors and shared with our Chairman and Chief Executive Officer prior to a performance evaluation discussion with the Chair of the Committee. The Committee uses this appraisal as a factor to determine, with respect to our Chairman and Chief Executive Officer’s compensation, the payouts under our short-and long-term incentive plans and, as part of the Total Compensation Analysis and Planning Process, any increase in base salary, new short- and long-term incentive targets and equity awards.

•	Tax and Accounting Considerations — We carefully monitor and comply with any changes in the tax laws and regulations and accounting standards and related interpretive guidance that impact our executive compensation plans and programs. Tax and accounting considerations, however, have never played a central role in the process of determining the compensation or benefit plans and programs that are to be provided to our executives. Instead, the Committee has consistently structured our executive compensation program in a manner intended to ensure that it is (a) competitive in the marketplace for executive talent and (b) provides incentives and rewards that focus executives on reaching desired internal and external performance levels. Once the appropriate programs and plans are identified, we administer and account for them in accordance with applicable requirements.

•	$1 Million Tax Deduction Limit — The Company has historically not qualified its short and long-term incentive awards as “performance based” compensation under Internal Revenue Code Section 162(m). Under this law, any remuneration in excess of $1 million paid to our Chairman and Chief Executive Officer and the three other most highly compensated executive officers of the Company (other than the Chief Financial Officer) in a given year is not tax deductible unless paid pursuant to formula-driven, performance-based arrangements that preclude Committee discretion to adjust compensation upward after the beginning of the period in which the compensation is earned.

In late 2007, the Committee again reviewed the short- and long-term incentive plans in light of Section 162 (m) and in early 2008 approved a new Senior Executive Incentive Compensation Plan (an annual incentive plan) and an amended Executive Strategic Incentive Plan (our multi-year incentive plan), both of which meet the requirements needed to qualify incentive payments under the Plans as deductible compensation under Section 162(m). These Plans were approved by the shareholders at the 2008 Annual Meeting.

Policy on Incentive Compensation, Stock Options and Other Equity Grants Upon the Restatement of Financial Results — In 2007, our Audit and Compensation and Organization Committees, along with the Board of Directors, thoroughly reviewed current market practices and the issues related to compensation recovery practices in the event of a material restatement of financial results due to executive misconduct. Following these deliberations, the Board of Directors adopted a formal policy stating that, if the Board determines that an Executive engaged in any fraud, misconduct or other bad-faith action that, directly or indirectly, caused or partially caused the need for a material accounting restatement for any period as to which a Performance-Based Award was paid or credited to the Executive during the twelve month period following the first public issuance of the incorrect financial statement, such award shall be subject to reduction, cancellation or reimbursement to the Company at the discretion of the Board. As used in this Policy, the term “Executive” means any Eaton executive who participates in either the Executive Strategic Incentive Plan I or the Executive Strategic Incentive Plan II, or both, or any successor plans. Our incentive compensation plans, stock plans and deferral plans were amended during 2008 to include provisions reflecting this policy. Additional details regarding this policy and related processes may be found on our website at http://www.eaton.com/governance.

Chairman and Chief Executive Officer Compensation in 2008

As part of its annual Total Compensation Analysis and Planning Process in February 2008, and its review of the December 31, 2007 tally sheet, the Committee reviewed all components of our Chairman and Chief Executive Officer’s compensation, including base salary, target annual cash incentive opportunity, long term cash incentive opportunity and equity based incentives. Based upon these reviews, the Committee concluded that our Chairman and Chief Executive Officer’s total compensation (including compensation payable upon employment termination whether in connection with a change of control of the Company or otherwise) in the aggregate was reasonable and not excessive.

The Committee confirmed that the 2008 compensation for our Chairman and Chief Executive Officer was earned pursuant to the procedures, policies and factors described in earlier sections of this Compensation Discussion and Analysis. Following the completion of the 2008 performance evaluation, the Committee Chair advised our Chairman and Chief Executive Officer that the Board of Directors had given him a very favorable overall performance evaluation and that, as in past years, this overall performance appraisal was a key factor used by the Committee in reviewing and approving his annual and long-term incentive awards that were determined at year-end (as previously described in the proxy statement sections entitled “Short-Term Incentives” beginning on page 19 and “Long-Term Cash Incentive Plan” beginning on page 24) and that it would be one element considered by the Committee when it reviews and approves any future annual compensation adjustments, awards and grants under the Committee’s Total Compensation Analysis and Planning Process.

In the February 2008 Total Compensation Analysis and Planning Process, the Committee increased our Chairman and Chief Executive Officer’s annual base salary by 8% effective April 1, 2008 in order to better align his base salary with market practices. This adjustment aligned his base salary just above the median annual salary level as reported in the Hewitt, Towers Perrin and Hay surveys for similarly-sized industrial companies. The Committee determined that this was an appropriate target in light of his consistently high performance and length of service in his position. The Committee also increased our Chairman and Chief Executive Officer’s 2008 annual cash incentive target opportunity to 115% of his base salary (from 105% of base salary which was his incentive target opportunity for 2005, 2006 and 2007) and that this incentive opportunity was positioned at approximately the market median reported in the Hewitt, Towers Perrin and Hay surveys for similarly-sized industrial companies. The Committee uses the annual cash incentive target opportunity and other criteria as a means of reducing, at its discretion, the annual award under the Senior Executive Incentive Compensation Plan.

As previously noted, under the Senior EIC Plan, the Committee approved an award of $320,000 for our Chairman and Chief Executive Officer. Although this award was less than the amount that would have been earned under the Plan’s percent of Annual Net Income formula, the Committee determined that this incentive payment would appropriately align the Chairman and Chief Executive’s annual bonus with the payments made to our other executives who also received reduced 2008 incentive awards. In establishing our Chairman and Chief Executive Officer’s 2008 individual performance rating for purposes of determining his final award under the Senior EIC Plan, the Committee reported that it took into account the results of the annual Chairman and Chief Executive Officer Performance Appraisal process and such factors as:

•	continuing leadership in expanding and driving important initiatives such as the use of the Eaton Business System, successful acquisition integrations, development of an outstanding leadership team, the successful on-time and better-than-budget implementation of the Excel 07 initiatives, our diversity profile and the continued success of the annual global employee engagement survey and follow-up action planning process that has firmly established Eaton as an “industry benchmark company” for such processes;

•	success in identifying, negotiating and closing two major value-creating strategic acquisitions (Moeller and Phoenixtec) that continue to provide global growth for us as a premier diversified industrial company;

•	achieving record sales and operating income despite the drastic impact on global markets caused by the worldwide economic downturn, and in strengthening the balance sheet despite continued pressure during a period of severe liquidity risks;

•	the continued successful expansion of our initiatives to further our philosophy of “Doing Business Right” which included further global expansion of our ethics and ombudsman programs;

•	the successful issuance of $1.5 billion of additional equity in April 2008;

•	the generation of $1.4 billion in cash from operations; and

•	continuing success in driving and communicating our vision and commitment to be a sustained top quartile performer within our peer group.

As part of the Total Compensation Analysis and Planning Process in February 2008, the Committee established our Chairman and Chief Executive Officer’s target long-term cash incentive opportunity at 153% of base salary for the 2008-2011 performance period which, together with his Committee-approved stock option grant (which will vest in equal installments over a four-year period), positioned the value of the total long-term incentive compensation elements at approximately the market median as reported in the Hewitt, Towers Perrin and Hay surveys for similarly-sized industrial companies. The Committee also approved a restricted stock grant of 17,000 shares for our Chairman and Chief Executive Officer in 2008 which will vest in equal installments over a two-year period. While we use restricted stock awards from time to time to provide an additional level of retention, the Committee also noted that, in addition to retention, it wanted this award to improve the alignment of our Chairman and Chief Executive Officer’s total compensation with that paid to chief executive officers in our Peer Group.

The Committee reported that our Chairman and Chief Executive Officer earned a long-term performance plan cash award for the 2005-2008 performance period based upon our EPS and CFR performance and his Committee-approved individual rating, which resulted in a cash award equal to 204% of his target opportunity for this period. This percentage was based upon actual cumulative CFR results and our EPS growth over the 2005-2008 period, which exceeded the maximum pre-established EPS growth and cumulative CFR goals for the period, thus generating an initial 163% adjustment to his target and the individual performance rating of 125% established by the Committee. The Committee also noted that this individual performance rating percentage was approximately equal to his average individual performance rating for each of the four annual incentive plan years in this award period, and that it appropriately reflected his sustained individual performance over this period.

As a result of the Committee’s decisions with respect to our Chairman and Chief Executive Officer’s compensation, his total compensation is significantly higher than any of the other Named Executive Officers. This reflects the accumulated difference found in competitive market practices for chief executive officers of large industrial organizations and the very different relative job responsibilities of this position as compared to the job responsibilities and pay practices for other executive positions, as well as increases in the value of his accumulated pension benefits (which are driven by his pay history and long tenure with us).

Expected Adjustments to Programs and Practices in 2009 — As we enter 2009, the Committee recognizes the unprecedented crisis in the financial markets and the resulting depressed and unstable market conditions will make it difficult to set precise performance goals. The Committee plans to exercise its discretion by tempering its traditional focus on driving rigorous long-term growth goals with a renewed focus on annual incentive goals which will reward top quartile operating performance and management of the balance sheet in depressed market conditions. The Committee has also concluded that the current economic conditions have not only severely compromised the potential for awards under our open long-term incentive award periods but have also created a very problematic environment for setting performance goals for the next several four-year award periods. In recognition of these challenging conditions, the Committee has determined that making long-term incentive grants to executives for the next four-year performance period (2009-2012) under the shareholder approved Executive Strategic Incentive Plan would not be advisable since that Plan requires performance goals for the four-year period to be set within the first ninety (90) days of the award period. In light of the current unsettled global economic conditions, the Committee concluded that setting finite incentive goals would not be prudent or in the interests of either the participants or our shareholders. Instead, the Committee adopted a new four-year incentive plan which will provide the Committee with the necessary flexibility to approve performance goals each year over the next four years and use the aggregate performance against the separate annual goals as the means for determining long-term incentive payments for the four-year period ending in 2012. Awards under this new plan will not be deductible under Internal Revenue Code Section 162(m). In addition, the Committee intends to establish and then reward performance against additional short- and mid-term incentive plans with related performance goals that will focus management on continuing to create value for the shareholders throughout the depressed economic conditions and positioning the Company to quickly react to and capitalize on market conditions as they improve. Finally, while the Committee continues to believe that executive compensation programs should reflect a balanced portfolio, given the fact that there are insufficient authorized shares under the 2008 Stock Plan to support the preferred mix of long-term incentives (described in earlier sections of this report), the Committee approved a change to this mix in 2009 which increases the portion of the long-term incentive opportunity granted in the Company’s four-year cash incentive plan and, in order to better conserve shares, the Committee made equity grants in the form of restricted share units instead of stock options. The Committee intends to review this mix each year in light of the shares available under our stock plans and, consistent with the Committee’s interest in providing equity-based components that support an “ownership orientation,” it would intend to return to its preferred long-term incentive mix at the earliest opportunity.

Compensation and Organization Committee Report — The Compensation and Organization Committee of the Board of Directors has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on this review and discussion, the Compensation and Organization Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION AND ORGANIZATION COMMITTEE

Deborah L. McCoy, Chair
Michael J. Critelli
Christopher M. Connor
John R. Miller
Gregory R. Page

SUMMARY COMPENSATION TABLE

The following table sets forth the total compensation of our Chairman and Chief Executive Officer, our Executive Vice President-Chief Financial and Planning Officer and the three other of our most highly compensated executive officers in 2008 (the “Named Executive Officers”). We have not entered into any employment agreements with any of the Named Executive Officers, other than the change of control agreements described beginning on page 46. Prior to setting total compensation for each of the Named Executive Officers, the Committee reviews tally sheets which show the executive’s current compensation, including equity and non-equity based compensation. “Salary,” as shown in column (c), consists of base salary, which accounted for approximately 29% of the total cash compensation of the Named Executive Officers. The Named Executive Officers were not entitled to receive “Bonus” payments under column (d) for 2008 (“Bonus” payments are defined under the disclosure rules as discretionary payments that are not based on any performance criteria). The “Non-Equity Incentive Compensation” provided by us, as shown in column (g), is performance-based and accounted for approximately 71% of the total cash compensation of the Named Executive Officers. Column (e), “Stock Awards,” consists of the amount recognized for financial statement reporting purposes with respect to grants of restricted shares under our stock plans. Column (f), “Option Awards,” consists of the amount recognized for financial statement reporting purposes with respect to grants of stock options under our stock plans. Column (g), “Non-Equity Incentive Plan Compensation,” is comprised of two cash components that do not involve any “share based payment” for financial reporting purposes. One component is the amount paid as annual executive incentive compensation for 2008. The other component is the amount paid under the four-year executive incentive plan for the 2005-2008 award period. These payments were approved by the Committee at its January 27, 2009 meeting and, to the extent not deferred by the executive, will be paid on March 13, 2009. Column (h), “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” contains two distinct components. “Change in Pension Value” represents the total change in the actuarial present value of each Named Executive Officer’s accumulated benefit under all of our defined benefit pension plans (both tax qualified and nonqualified) from the measurement date used for financial reporting purposes. “Nonqualified Deferred Compensation Earnings” include earnings on deferred compensation that exceed 120% of a specified rate of interest for long-term debt instruments established by the Internal Revenue Service. Column (i), “All Other Compensation,” consists of compensation that does not fit within any of the foregoing definitions of compensation. This compensation includes personal benefits, tax “gross-up” payments, our contributions to defined contribution plans, the value of insurance premiums and the value of any dividends paid on restricted shares since they are not factored into the grant date fair values reported in columns (e) or (f).

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other	Total
Name and Principal Position	Year	Salary	Bonus	Awards(1)	Awards (1)	Compensation (2)	Earnings (3)	Compensation (4)	Compensation
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

A. M. Cutler(5)	2008	$1,132,500	$0	$1,485,155	$3,041,804	$3,987,500	$1,333,347	$237,298	$11,217,604
Chairman, Chief Executive	2007	$1,069,305	$0	$1,020,767	$2,526,899	$9,520,197	$1,341,315	$224,778	$15,703,261
Officer and President	2006	$1,024,620	$0	$809,922	$1,995,959	$8,162,063	$1,995,424	$139,961	$14,127,949

R. H. Fearon(6)	2008	$596,730	$0	$1,052,981	$545,428	$1,193,860	$298,183	$110,631	$3,797,813
Executive Vice President -	2007	$511,695	$0	$681,750	$549,357	$2,894,807	$243,751	$80,839	$4,962,199
Chief Financial and Planning Officer	2006	$478,140	$0	$430,919	$544,295	$2,896,824	$246,194	$50,885	$4,647,257

C. Arnold(7)	2008	$559,530	$0	$761,099	$522,957	$1,002,587	$175,421	$84,297	$3,105,890
Chief Executive Officer - Fluid	2007	$480,885	$0	$386,981	$539,485	$2,480,998	$157,330	$80,911	$4,126,590
Power Group	2006	$451,920	$0	$181,419	$544,295	$2,376,170	$218,097	$46,375	$3,818,276

R. W. Carson(8)	2008	$572,010	$0	$643,332	$554,369	$1,015,024	$520,725	$150,639	$3,456,099
Chief Executive Officer -	2007	$483,105	$0	$386,981	$539,485	$2,514,737	$448,252	$91,098	$4,463,658
Electrical Group	2006	$457,380	$0	$181,419	$544,295	$2,382,432	$552,451	$94,829	$4,212,806

J. E. Sweetnam(9)	2008	$501,225	$0	$376,059	$474,236	$839,119	$412,429	$91,532	$2,694,600
Chief Executive Officer - Truck	2007	$457,650	$0	$302,803	$524,677	$2,135,571	$363,665	$75,830	$3,860,196
Group	2006	$429,540	$0	$181,419	$544,295	$2,309,309	$511,385	$75,573	$4,051,521

(1)	These columns show the amount recognized for financial statement reporting purposes for 2008, 2007 and 2006 in accordance with SFAS 123(R) with respect to restricted stock and stock option awards to the Named Executive Officers. It may include amounts from awards granted in earlier years. There were no forfeitures of awards by any Named Executive Officer during 2008, 2007 and 2006. The assumptions used in connection with this valuation are further described in the Note “Shareholders’ Equity” appearing on page 38 of the Annual Report to Shareholders for 2008. The actual amounts realized by individual Named Executive Officers likely will vary based on a number of factors, including the market performance of the Company’s shares and timing of option exercises.

(2)	Non-Equity Incentive Plan Compensation reported in Column (g) includes the payments under the annual incentive plan for 2008, 2007 and 2006 and the payments under the four-year incentive plan for the 2005-2008, 2004-2007 and 2003-2006 Award Periods. The material features of these incentive plans are described in the Compensation Discussion and Analysis beginning on page 14. The amounts payable under each plan for each Named Executive Officer for each Award Period are set forth in the following table:

Annual Incentive Compensation
Award Period	A. M. Cutler	R. H. Fearon	C. Arnold	R. W. Carson	J. E. Sweetnam

2008	$320,000	$118,060	$106,087	$118,524	$77,094
2007	$2,548,000	$853,777	$703,387	$737,126	$625,115
2006	$1,794,520	$548,308	$518,240	$524,501	$451,379

Long-Term Incentive Compensation
Award Period	A. M. Cutler	R. H. Fearon	C. Arnold	R. W. Carson	J. E. Sweetnam

2005-2008	$3,667,500	$1,075,800	$896,500	$896,500	$762,025
2004-2007	$6,972,197	$2,041,030	$1,777,611	$1,777,611	$1,510,456
2003-2006	$6,367,543	$2,348,516	$1,857,930	$1,857,931	$1,857,930

(3)	Reported in column (h) is the aggregate change in the actuarial present value of the accumulated benefit under all defined benefit pension plans of the Company, both qualified and nonqualified, and above market earnings on nonqualified deferred compensation. Under the disclosure rules, earnings on deferred compensation are considered to be “above market” if they exceed a rate of interest established by the Internal Revenue Service on the date the interest rate or formula used to calculate the interest rate is established under the plan pursuant to which the receipt of compensation is deferred. The only Named Executive Officer to receive above market earnings during 2008, 2007 or 2006 was Mr. Cutler, and this amount for 2008 is set forth in footnote (5) to the Summary Compensation Table on page 34.

(4)	Reported in All Other Compensation (column (i)) are amounts representing the aggregate incremental cost incurred by the Company for certain executive personal benefits. The amounts of these benefits in excess of disclosure levels for each Named Executive Officer are set forth in the notes to the Summary Compensation Table on page 34. The calculation of incremental cost for personal use of Company-owned or chartered aircraft includes only those variable costs incurred as a result of personal flight activity and excludes non-variable costs which would have been incurred regardless of whether there was any personal use of the aircraft. To enhance his productivity and personal security, the Board of Directors has directed Mr. Cutler to use the Company-owned aircraft for his business and personal travel whenever feasible. As a result of this long-standing policy, the Board of Directors has also directed that we provide full tax protection to him with respect to the imputed income attributable to the personal use of such aircraft. Although this tax protection was provided in 2008, the Chairman and Chief Executive Officer recommended, and the Board of Directors has approved, the elimination of this tax protection on imputed income for personal use of Company aircraft by all executives beginning in 2009. Other than for business related travel and the Chairman and Chief Executive Officer’s personal use as noted below, our aircraft policy does not permit any personal use of Company-owned aircraft without the advance approval of the Chairman and Chief Executive Officer.

Column (i) also includes the amount of Company contributions on behalf of the Named Executive Officers to the Eaton Savings Plan (the “ESP”). Prior to April 1, 2009 the ESP permitted an employee to contribute from 1% to 5% of his or her salary to the matching portion of the ESP, subject to limits imposed under the Internal Revenue Code and we made a matching contribution which equaled $1.00 for each dollar contributed by the participating employee with respect to the first 3% of his or her salary contributed to the ESP and $.50 for each dollar contributed by the participating employee with respect to the next 2% of his or her salary contributed to the ESP. We contributed $9,200 during 2008 to the ESP account of each of the Named Executive Officers in the form of matching 401(K) contributions, with the exception of Mr. Fearon who received matching contributions totaling $9,125. Effective April 1, 2009 we suspended all future matching contributions under the ESP. We also provide certain executives, including the Named Executive Officers, with the opportunity to acquire individual whole-life insurance. The annual premium paid during 2008 for each of the Named Executive Officers is set forth in the notes to the Summary Compensation Table, below. Each executive officer is responsible for paying individual income taxes due with respect to our insurance program.

(5)	With respect to Mr. Cutler, the amount shown in column (h) consists of the following values: (i) change in pension value (qualified plans) $102,084; (ii) change in pension value (nonqualified plans) of $1,226,021; and (iii) above-market earnings on nonqualified deferred compensation of $5,242. All Other Compensation, as shown in column (i), consists of the following executive benefits: a car allowance of $18,000; estate planning, financial counseling and tax return preparation of $22,900; aggregate incremental cost of $65,000 for personal use of Company-owned or chartered aircraft; reimbursement of taxes on imputed income associated with the personal use of Company-owned aircraft of $22,749; and the annual premium for Company-purchased life insurance of $12,949. Also reflected in this column is $86,500 in dividends on restricted shares as well as the matching contribution to his ESP account totaling $9,200.

(6)	With respect to Mr. Fearon, the amount shown in column (h) consists of the following values: (i) change in pension value (qualified plans) $14,517; and (ii) change in pension values (nonqualified plans) 283,666. There were not any above-market earnings on nonqualified deferred compensation. All Other Compensation, as shown in column (i), consists of the following executive benefits: a car allowance of $18,000; estate planning, financial counseling and tax return preparation of $5,975; aggregate incremental cost of $1,000 for personal use of Company-owned or chartered aircraft; and the annual premium for Company-purchased life insurance of $4,891. Also reflected in this column is $71,640 in dividends on restricted shares as well as the matching contribution to his ESP account totaling $9,125.

(7)	With respect to Mr. Arnold, the amount shown in column (h) consists of the following values: (i) change in pension value (qualified plans) $27,456; and (ii) change in pension values (nonqualified plans) $147,965. There were not any above-market earnings on nonqualified deferred compensation. All Other Compensation, as shown in column (i), consists of the following executive benefits: a car allowance of $18,000; estate planning, financial counseling and tax return preparation of $5,110; and the annual premium for Company-purchased life insurance of $3,887. Mr. Arnold did not have any personal use of Company-owned aircraft in 2008. Also reflected in this column is $48,100 in dividends on restricted shares as well as the matching contribution to his ESP account totaling $9,200.

(8)	With respect to Mr. Carson, the amount shown in column (h) consists of the following values: (i) change in pension value (qualified plans) of $61,788; and (ii) change in pension value (nonqualified plans) of $458,937. There were not any above-market earnings on nonqualified deferred compensation. All Other Compensation, as shown in column (i), consists of the following executive benefits: a car allowance of $18,000; estate planning, financial counseling and tax return preparation of $36,205; aggregate incremental cost of $37,000 for personal use of Company-owned aircraft; reimbursement of taxes on imputed income associated with the personal use of Company-owned aircraft of $3,755; and the annual premium for Company-purchased life insurance of $7,980. Also reflected in this column is $38,500 in dividends on restricted shares as well as the matching contribution to his ESP account totaling $9,200.

(9)	With respect to Mr. Sweetnam, the amount shown in column (h) consists of the following values: (i) change in pension value (qualified plans) of $55,007; and (ii) change in pension values (nonqualified plans) of $357,422. There were not any above-market earnings on nonqualified deferred compensation. All Other Compensation, as shown in column (i), consists of the following executive benefits: a car allowance of $18,000; estate planning, financial counseling and tax return preparation of $25,795; aggregate incremental cost of $6,000 for personal use of Company-owned aircraft; reimbursement of taxes on imputed income associated with the personal use of Company-owned aircraft of $883; and the annual premium for Company purchased life insurance of $5,353. Also reflected in this column is $26,300 in dividends on restricted shares as well as the matching contribution to his ESP account totaling $9,200.

GRANTS OF PLAN-BASED AWARDS

The following table summarizes the potential awards payable to the Named Executive Officers with respect to the short-term and long-term incentive award opportunities granted in 2008.

						All Other	All Other
						Stock	Option
						Awards:	Awards:	Exercise or		Grant Date
		Estimated Future Payout under Non-Equity Incentive Plan Award				Number of	Number of	Base Price of	Closing	Fair Value
		Share Units				Shares of	Securities	Option	Market	of Stock &
		Granted at				Stock or Units	Underlying	Awards	Price on	Option
Name	Grant Date	Target(#)	Threshold ($)	Target ($)	Maximum ($)	(#)	Options (#)	($/Share)(3)	Grant Date (3)	Awards (4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)

A. M. Cutler	2/26/2008(1)		$0	$1,322,730	$5,290,000
	2/26/2008(2)	20,550	$880,000	$1,760,000	$3,520,000
	2/26/2008					17,000				$1,413,210
	2/26/2008						118,700	$83.13	$83.92	$1,973,981

R. H. Fearon	2/26/2008(1)		$0	$491,917	$2,327,600
	2/26/2008(2)	8,750	$375,000	$750,000	$1,500,000
	2/26/2008					14,500				$1,205,385
	2/26/2008						33,800	$83.13	$83.92	$562,094

C. Arnold	2/26/2008(1)		$0	$461,249	$2,327,600
	2/26/2008(2)	8,200	$350,000	$700,000	$1,400,000
	2/26/2008					13,300				$1,105,629
	2/26/2008						31,500	$83.13	$83.92	$523,845

R. W. Carson	2/26/2008(1)		$0	$474,095	$2,327,600
	2/26/2008(2)	9,950	$425,000	$850,000	$1,700,000
	2/26/2008					6,900				$573,597
	2/26/2008						38,300	$83.13	$83.92	$636,929

J. E. Sweetnam	2/26/2008(1)		$0	$385,470	$1,904,400
	2/26/2008(2)	6,450	$275,000	$550,000	$1,100,000
	2/26/2008					2,100				$174,573
	2/26/2008						24,800	$83.13	$83.92	$412,424

(1)	The amounts shown represent potential payments under the Company’s Senior Executive Incentive Compensation Plan (“Senior EIC Plan”). Under the Senior EIC Plan, as described in the Compensation Discussion and Analysis on Page 19, the Compensation and Organization Committee (the “Committee”) establishes a bonus pool based on an objective corporate performance goal. The Committee assigns a percentage of the bonus pool to each participant in the Senior EIC Plan, thereby setting the maximum amount that the participant may receive under the Plan. This amount is reflected in the maximum column. The Committee also establishes other subordinate performance goals for each participant which, for 2008, included corporate, business unit and individual performance objectives. The Committee uses these other performance goals to determine the extent to which each Senior EIC Plan participant would receive all or any part of his or her share of the bonus pool. Payments for 2008 under the Senior EIC Plan for each Named Executive Officer are included in the column entitled “Non-equity Incentive Plan Compensation” (column (g)) of the Summary Compensation Table.

(2)	The amounts shown represent potential payments under the four-year Executive Strategic Incentive Plan for the 2008 — 2011 award period. These awards are denominated in contingent share units that will be settled in cash. The number of share units granted at target shown in column (c) corresponds to the target dollar amount shown in column (e). “Threshold”, “Target” and “Maximum” equal payments of 50%, 100% and 200% of target based on the individual’s approved incentive target. Actual individual performance ratings may be higher or lower and the cash payouts may be higher or lower than target depending upon individual performance against corporate or business unit performance goals and the then market value of our common shares. The payouts for the 2005-2008 award period under the Executive Strategic Incentive Plan are included in the column entitled “Non-Equity Incentive Plan Compensation” (column (g)) of the Summary Compensation Table.

(3)	All of the Company’s plans that authorize the granting of stock options require that the exercise price be the “fair market value” on the date of grant. Fair market value is defined in certain of the plans as the mean of the high and low market prices of our shares on the date of grant. As a result for options granted under these plans, the exercise price differs slightly from the closing market price of the shares on February 26, 2008, which is the date the options were granted. The 2008 Stock Plan and the proposed 2009 Stock Plan define fair market value as the closing market price on the date of grant.

(4)	The amounts in this column are the Black-Scholes values of all stock options and the Grant Date Fair Market Value of all Restricted Shares granted in 2008 to the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes the outstanding equity awards held by the Named Executive Officers at year-end 2008. The closing price of our common shares on the last trading day in 2008 ($49.71) was used to determine the market value of unvested restricted shares shown in column (h).

		Option Awards						Stock Awards
					Equity Incentive						Equity Incentive	Equity Incentive
					Plan Awards: No.						Plan Awards: No.	Plan Awards:
		Number of	Number of		of Securities				Number of	Market Value	of	Market
		Securities	Securities		Underlying				Shares or	of Shares or	Unearned Shares,	or Payout Value of
		Underlying	Underlying		Unexercised				Units of	Units of	Units or	Unearned Shares,
		Unexercised	Unexercised		Unearned	Option	Option		Stock That	Stock That	Other	Units or Other
		Options	Options		Options	Exercise	Expiration		Have Not	Have Not	Rights That Have	Rights That Have
Name	Grant	(#) Exercisable	(#) Unexercisable		(#)	Price ($)	Date		Vested (#)	Vested ($)	Not Vested (#)	Not Vested ($)
(a)	Date	(b)	(c)		(d)	(e)	(f)	Grant Date	(g)	(h)	(i)	(j)
A. M. Cutler	1/25/2000	116,170				$30.76	1/25/2010	2/24/2004	8,100(14)	$402,651
	8/1/2000	92,936				$29.81	8/1/2010	2/22/2005	9,000(15)	$447,390
	2/27/2001	180,000				$36.47	2/27/2011	2/27/2007	8,500(16)	$422,535
	2/26/2002	224,000				$40.60	2/26/2012	2/26/2008	17,000(17)	$845,070
	2/25/2003	242,000				$34.65	2/25/2013
	2/24/2004	193,600	48,400	(1)		$59.07	2/24/2014
	2/22/2005	120,600	80,400	(2)		$68.22	2/22/2015
	2/21/2006	82,500	82,500	(3)		$68.62	2/21/2016
	2/27/2007	35,000	105,000	(4)		$80.81	2/27/2017
	2/26/2008		118,700	(5)		$83.13	2/26/2018
R. H. Fearon	4/23/2002	27,896				$42.21	4/23/2012	2/22/2005	6,440(18)	$320,132
	2/25/2003	12,000				$34.65	2/25/2013	2/27/2007	3,400(19)	$169,014
	2/24/2004	44,000				$59.07	2/24/2014	2/27/2007	13,800(20)	$685,998
	2/22/2005	34,200				$68.22	2/22/2015	2/26/2008	10,000(21)	$497,100
	2/21/2006	19,800	10,200	(6)		$68.62	2/21/2016	2/26/2008	4,500(24)	$223,695
	2/27/2007	10,560	21,440	(7)		$80.81	2/27/2017
	2/26/2008		33,800	(10)		$83.13	2/26/2018
C. Arnold	4/23/2002	9,202				$40.60	2/26/2012	2/22/2005	3,000(22)	$149,130
	2/24/2004	44,000				$59.07	2/24/2014	2/27/2007	3,700(19)	$183,927
	2/22/2005	34,200				$68.22	2/22/2015	2/27/2007	7,000(23)	$347,970
	2/21/2006	19,800	10,200	(6)		$68.62	2/21/2016	2/26/2008	10,000(21)	$497,100
	2/27/2007	9,900	20,100	(8)		$80.81	2/27/2017	2/26/2008	3,300(24)	$164,043
	2/26/2008		31,500	(13)		$83.13	2/26/2018
R. W. Carson	2/26/2002	3,000				$40.60	2/26/2012	2/22/2005	3,000(22)	$149,130
	2/25/2003	44,000				$34.65	2/25/2013	2/27/2007	3,700(19)	$183,927
	2/24/2004	44,000				$59.07	2/24/2014	2/27/2007	7,000(23)	$347,970
	2/22/2005	34,200				$68.22	2/22/2015	2/26/2008	6,900(24)	$342,999
	2/21/2006	19,800	10,200	(6)		$68.62	2/21/2016
	2/27/2007	9,900	20,100	(8)		$80.81	2/27/2017
	2/26/2008		38,300	(11)		$83.13	2/26/2018
J. E. Sweetnam	2/24/2004	44,000				$59.07	2/24/2014	2/22/2005	3,000(22)	$149,130
	2/22/2005	34,200				$68.22	2/22/2015	2/27/2007	1,200(19)	$59,652
	2/21/2006	19,800	10,200	(6)		$68.62	2/21/2016	2/27/2007	7,000(23)	$347,970
	2/27/2007	8,910	18,090	(9)		$80.81	2/27/2017	2/26/2008	2,100(24)	$104,391
	2/26/2008		24,800	(12)		$83.13	2/26/2018

(1)	Mr. Cutler was granted 242,000 options on 2/24/2004. Of this grant, 48,400 options vested on each of 2/24/2005, 2/24/2006, 2/24/2007 and 2/24/2008. 48,400 options will vest on 2/24/2009.

(2)	Mr. Cutler was granted 201,000 options on 2/22/2005. Of this grant, 40,200 options vested on each of 2/22/2006, 2/22/2007 and 2/22/2008. 40,200 options will vest on each of 2/22/2009 and 2/22/2010.

(3)	Mr. Cutler was granted 165,000 options on 2/21/2006. Of this grant, 41,250 options vested on each of 2/21/2007 and 2/21/2008. 41,250 options will vest on each of 2/21/2009 and 2/21/2010.

(4)	Mr. Cutler was granted 140,000 options on 2/27/2007. Of this grant, 35,000 options vested on 2/27/2008. 35,000 options will vest on each of 2/27/2009, 2/27/2010 and 2/27/2011.

(5)	Mr. Cutler was granted 118,700 options on 2/26/2008. Of this grant, 29,675 options will vest on each of 2/26/2009, 2/26/2010, 2/26/2011 and 2/27/2012.

(6)	Messrs. Fearon, Arnold, Carson, and Sweetnam each were granted 30,000 options on 2/21/2006. Of these grants, 9,900 options vested on each of 2/21/2007 and 2/21/2008. 10,200 options will vest on 2/21/2009.

(7)	Mr. Fearon was granted 32,000 options on 2/27/2007. Of this grant, 10,560 options vested on 2/27/2008. 10,560 options will vest on 2/27/2009 and 10,880 options will vest on 2/27/2010.

(8)	Messrs. Arnold and Carson each were granted 30,000 options on 2/27/2007. Of these grants, 9,900 options vested on 2/27/2008. 9,900 options will vest on 2/27/2009 and 10,200 options will vest on 2/27/2010.

(9)	Mr. Sweetnam was granted 27,000 options on 2/27/2007. Of this grant, 8,910 options vested on 2/27/2008. 8,910 options will vest on 2/27/2009 and 9,180 options will vest on 2/27/2010.

(10)	Mr. Fearon was granted 33,800 options on 2/26/2008. Of this grant, 11,154 options will vest on each of 2/26/2009 and 2/26/2010. 11,492 options will vest on 2/26/2011.

(11)	Mr. Carson was granted 38,300 options on 2/26/2008. Of this grant, 12,639 options will vest on each of 2/26/2009 and 2/26/2010. 13,022 options will vest on 2/26/2011.

(12)	Mr. Sweetnam was granted 24,800 options on 2/26/2008. Of this grant, 8,184 options will vest on each of 2/26/2009 and 2/26/2010, and 8,432 options will vest on 2/26/2011.

(13)	Mr. Arnold was granted 31,500 options on 2/26/2008. Of this grant, 10,395 options will vest on each of 2/26/2009 and 2/26/2010, and 10,710 options will vest on 2/26/2011.

(14)	Mr. Cutler was granted 27,000 restricted shares on 2/24/2004. Of this grant, 5,400 restricted shares vested on each of 2/24/2006 and 2/24/2007, and 8,100 restricted shares vested on 2/24/2008. 8,100 restricted shares will vest on 2/24/2009.

(15)	Mr. Cutler was granted 15,000 restricted shares on 2/22/2005. Of this grant, 3,000 restricted shares vested on each of 2/22/2007 and 2/22/2008. 4,500 restricted shares will vest on each of 2/22/2009 and 2/22/2010.

(16)	Mr. Cutler was granted 17,000 restricted shares on 2/27/2007. Of this grant, 8,500 restricted shares vested on 2/27/2008 and 8,500 restricted shares will vest on 2/27/2009.

(17)	Mr. Cutler was granted 17,000 restricted shares on 2/26/2008. Of this grant,17,00 restricted shares will vest 2/26/2010.

(18)	Mr. Fearon was granted 16,100 restricted shares on 2/22/2005. Of this grant, 3,220 restricted shares vested on each of 2/22/2006, 2/22/2007 and 2/22/2008 and 6,440 restricted shares will vest on 2/22/2009.

(19)	Mr. Fearon was granted 3,400 restricted shares, Messrs. Arnold and Carson each were granted 3,700 restricted shares, and Mr. Sweetnam was granted 1,200 restricted shares on 2/27/2007. Each of these grants will vest on 2/27/2009.

(20)	Mr. Fearon was granted 13,800 restricted shares on 2/27/2007. Of this grant, 4,140 restricted shares will vest on each of 2/27/2009 and 2/27/2010. 5,520 restricted shares will vest on 2/27/2011.

(21)	Messrs. Fearon and Arnold each were granted 10,000 restricted shares on 2/26/2008. Of these grants 3,000 restricted shares will vest on each of 2/26/2010 and 2/26/2011 and 4,000 restricted shares will vest on 2/26/2012.

(22)	Messrs. Arnold, Carson, and Sweetnam each were granted 7,500 restricted shares on 2/22/2005. Of these grants, 1,500 restricted shares vested on each of 2/22/2006 and 2/22/2007. 1,500 restricted shares vested on 2/22/2008 and 3,000 restricted shares will vest on 2/22/2009.

(23)	Messrs. Arnold, Carson, and Sweetnam each were granted 7,000 restricted shares on 2/27/2007. Of these grants, 2,100 restricted shares will vest on each of 2/27/2009 and 2/27/2010 and 2,800 restricted shares will vest on 2/27/2011.

(24)	Mr. Fearon was granted 4,500 restricted shares, Mr. Arnold was granted 3,300 restricted shares, Mr. Carson was granted 6,900 restricted shares, and Mr. Sweetnam was granted 2,100 restricted shares on 2/26/2008. Each of these grants will vest on 2/26/2010.

OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding exercises of stock options and vesting of restricted shares during the year ended December 31, 2008 with respect to the Named Executive Officers. The values reflect (a) in the case of exercised stock options, the difference between the aggregate option exercise price and the market price of the applicable number of our common shares on the date of exercise, and (b) in the case of any restricted stock award that vested during 2008, the per share closing price of our common shares on the vesting date multiplied by the number of shares that vested.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)(1)	Vesting (#)	Vesting ($)(1)
(a)	(b)	(c)	(d)	(e)
A. M. Cutler	166,075	$9,037,873	19,600	$1,591,983
R. H. Fearon	0	$0	5,220	$415,408
C. Arnold	0	$0	1,500	$119,370
R. W. Carson	0	$0	1,500	$119,370
J. E. Sweetnam	0	$0	1,500	$119,370

(1)	No shares acquired or amounts realized upon the exercise of options or on the vesting of stock awards are subject to the deferral of receipt.

PENSION BENEFITS

The following table shows the estimated present value of the benefits payable under each of our retirement income plans to each Named Executive Officer. We maintain three basic types of retirement income plans for our U.S. salaried employees: (a) a tax-qualified defined benefit pension plan (referred to as the Pension Plan for Eaton Corporation Employees in the Pension Benefits table) that has two separate benefit formulas: a final average pay formula and a cash balance formula, (b) two defined benefit restoration plans (collectively referred to as the DB Restoration Plan in the Pension Benefits table) and (c) a plan that allows us to supplement the pension benefits earned under our qualified pension plan and nonqualified DB Restoration Plan to executives who are recruited by us in mid-career (referred to as the Limited Service Supplemental Plan in the Pension Benefits table).

Tax-qualified Retirement Income Plans — Effective January 1, 2003, employees who were then earning benefits under the “Average Final Annual Compensation” benefit formula (the “AFAC benefit formula”) under the Pension Plan for Eaton Corporation Employees (the “Pension Plan”) were given the option to either: (a) continue earning benefits under the AFAC benefit formula; or (b) commence earning benefits in an “Eaton Personal Pension Account” under the cash balance formula (the “EPPA benefit formula”). Salaried employees hired on or after January 1, 2002 automatically earn benefits under the EPPA benefit formula upon becoming eligible for participation in the retirement plan. Under the AFAC benefit formula, annual normal retirement benefits are computed at the rate of 1% of average final annual compensation up to the applicable Social Security integration level ($51,348 for 2008 retirements) plus 1 1/2% of average final annual compensation in excess of the Social Security integration level, multiplied by the employee’s years of credited service. In addition, the employee receives a supplement equal to 1/2% of average final annual compensation up to the applicable Social Security integration level payable until the Social Security Normal Retirement Age. An employee’s average final annual compensation is the average annual amount of his or her eligible compensation (consisting of salary plus annual executive incentive compensation for service during the five consecutive years within the last 10 years of employment for which the employee’s total compensation was the greatest). Years of credited service includes the number of years of employment between age 21 and retirement, with a maximum of 44 years. Corporate policies require that the Named Executive Officers retire at age 65. Under the EPPA benefit formula, a participant’s single sum retirement benefit is accumulated throughout his or her career with us. This single sum amount is represented as a notional account balance to which is regularly added credits equal to a percentage of his or her eligible compensation (consisting of salary and annual executive incentive compensation) plus interest at a specified rate. The percentage of eligible compensation credited to the participant’s notional account balance varies over his or her career based on the sum of the participant’s age and service with us. For any period when that sum is less than 50, 5.0% of compensation is credited. For any period when the sum is between 50 and 59 (inclusive), 6.0% of eligible compensation is credited. When the sum is between 60 and 69 (inclusive), 7.0% of compensation is credited. When the sum is 70 or greater, 8.0% of compensation in credited. Except as noted below, upon termination of employment, the notional account balance is available as a single sum or may be converted to one of several annuity forms. Pursuant to the requirements of the Pension Protection Act, beginning with benefit payments on or after April 1, 2009, no more than 50% of a benefit may be paid as a lump sum and the remaining 50% of the benefit must be paid in the form of a monthly annuity. Under the Pension Plan full lump sum distributions will again become available once the Pension Plan’s funded status is at or above 80%. This restriction applies to both the AFAC and EPPA benefit formulas. Under the standard post-retirement surviving spouse option for the AFAC and EPPA benefit formulas, the participant receives a reduced pension, and a pension equal to 50% of the reduced pension is payable to his or her surviving spouse. For example, the benefit for an employee electing that option at age 65 whose spouse is five years younger would be approximately 11.5% less than the amount of the participant’s annual benefit.

Nonqualified Defined Benefit Retirement Plans — Certain provisions of the Internal Revenue Code, as amended, limit the annual benefits that may be paid from a tax-qualified retirement plan (including a limitation on the amount of annual compensation that may be taken into account in calculating a participant’s benefit under a qualified retirement plan ($230,000 in 2008)). As permitted under the Code, the Board of Directors has authorized the payment from our general funds of any benefits calculated under the provisions of the applicable retirement plan which may exceed those limits to any participant, including the Named Executive Officers, whose benefits are impacted by these provisions.

Limited Eaton Service Supplemental Retirement Income Plan  — The Board of Directors has adopted a plan which provides supplemental annual retirement income to certain executives who do not have the opportunity to accumulate significant credited service with us under our tax-qualified retirement income plans, provided that they either retire at age 55 or older and have at least 10 years of service with us or retire at age 65 or older regardless of the years of service. The amount of the annual supplement is generally equal to the amount by which a percentage (described below) of the executive’s average final annual compensation exceeds his or her earned retirement income (which includes amounts receivable pursuant to the retirement plans described above). The percentage of average final annual compensation used for this purpose depends upon an executive’s age and years of service at retirement. The percentage ranges from 25% (for retirements at age 55 with less than 15 years of service) to 50% (for retirements at age 62 or older with 15 years or more of service).

Benefits accrued and vested before January 1, 2005 under either the nonqualified or the limited service plans (described above) generally are paid in one of the forms available under our qualified pension plans as elected by the participant. Benefits earned after 2004 are paid as single lump sum. With respect to all benefits, regardless of when accrued, the present value of the benefit will be paid in a single installment upon a change of control of the Company.

		Number of	Present	Payments
		Years of	Value of	During
		Credited	Accumulated	Last Fiscal
	Plan Name	Service (#)	Benefit ($)	Year ($)
Name(a)	(b)	(c)	(d)	(e)

A. M. Cutler	Pension Plan for Eaton Corporation Employees	33.333	$1,047,166	$0
	DB Restoration Plan	33.333	$13,123,365	$0
	Limited Service Supplemental Plan	33.333	$0	$0
R. H. Fearon	Pension Plan for Eaton Corporation Employees	6.750	$91,401	$0
	DB Restoration Plan	6.750	332,627	$0
	Limited Service Supplemental Plan	6.750	$1,077,522	$0
C. Arnold	Pension Plan for Eaton Corporation Employees	8.250	$152,440	$0
	DB Restoration Plan	8.250	$574,359	$0
	Limited Service Supplemental Plan	8.250	$341,452	$0
R. W. Carson	Pension Plan for Eaton Corporation Employees	9.917	$337,349	$0
	DB Restoration Plan	9.917	$1,314,196	$0
	Limited Service Supplemental Plan	9.917	$1,518,365	$0
J. E. Sweetnam	Pension Plan for Eaton Corporation Employees	11.083	$328,395	$0
	DB Restoration Plan	11.083	$1,138,436	$0
	Limited Service Supplemental Plan	11.083	$1,275,805	$0

NONQUALIFIED DEFERRED COMPENSATION

We provide our executives with opportunities to defer the receipt of their earned and otherwise payable awards under our annual and long-term cash incentive plans. We offer these plans in order to (a) provide executives with a competitive opportunity to accumulate additional retirement assets, (b) provide a means for acquiring our shares in order to meet our share ownership guidelines and (c) provide an additional form of employment retention. Despite their popularity across our industry, we do not currently provide our executives with a nonqualified defined contribution plan that enables them to defer base salary amounts in excess of Internal Revenue Code limits that restrict such deferrals under our tax-qualified defined contribution plan. The table below includes not only amounts contributed, earned and distributed as deferred compensation in the last fiscal year, but also includes compensation that the Named Executive Officer elected to defer in all prior years. Therefore, the Aggregate Balance at Last Fiscal Year-End (column (f)) contains the total of all contributions and earnings since the Named Executive Officer began deferring compensation. The year in which the Named Executive Officer began deferring compensation is stated in the table immediately below the officer’s name. The plans covered by the Nonqualified Deferred Compensation table are as follows:

•	the Deferred Incentive Compensation Plan (the “DIC Plan”),

•	the Deferred Incentive Compensation Plan II (the “DIC Plan II”),

•	the Incentive Compensation Deferral Plan (the “IC Deferral Plan”), and

•	the Incentive Compensation Deferral Plan II (the “IC Deferral Plan II”).

Annual incentive compensation earned after December 31, 2004 is not eligible for deferral under the DIC Plan. Instead, the DIC Plan II is available for the deferral of this compensation. Incentive compensation earned in 2005 through 2008 that was deferred under the DIC Plan II was credited with earnings in the same manner as the DIC Plan, as described below. However, participants under the DIC Plan II, prior to the beginning of each calendar year, must elect the method and timing of payment with respect to the incentive compensation to be earned in the year that is subject to the deferral election. The creation of the DIC Plan II and the exclusion of deferrals under the prior plan of incentive awards earned after 2004 were implemented to satisfy the requirements of Internal Revenue Code Section 409A under the American Jobs Creation Act of 2004 (the “Act”). Similarly, long-term incentive compensation earned after December 31, 2004 is not eligible for deferral under the IC Deferral Plan. Instead, the IC Deferral Plan II is available for the deferral of all or part of this compensation (subject to a minimum deferral requirement). Participants under the IC Deferral Plan II, prior to the beginning of any award period for which an award may be earned, or later if permitted by us in the case of performance-based compensation (as defined in the final regulations under the Act), must elect the method and timing of payment with respect to the incentive compensation to be earned during that award period and that is subject to the deferral election. As was the case with respect to the plans providing for the deferral of annual incentive compensation, these actions taken regarding the deferral of long-term incentive compensation were in response to satisfying the requirements of the Act.

In October 2007, our Board of Directors approved amendments to our deferral plans that are subject to the Act in order to comply with the final regulations under the Act and to remove the Quarterly Treasury Bill basis as an alternative investment measure for crediting earnings to retirement deferral accounts under the DIC Plan and the DIC Plan II. As a result of these amendments, annual incentive compensation awards earned before 2008 under either plan will have appreciation and earnings accrued solely on a phantom share basis (as if the deferred amount were invested in actual Eaton shares with earned dividends re-invested in shares) and, following retirement, account balances will be paid in actual Eaton shares. Beginning with deferrals of annual incentive compensation earned during 2008 and after for payment following retirement, each executive will have a choice of deferring up to 100% of his or her annual incentive compensation into either or both of (a) an account tracked on a phantom Eaton share basis and paid out in actual Eaton shares or (b) an account that earns interest equal to that paid on Ten-year Treasury Notes plus 300 basis points. Executives may also defer compensation under the DIC Plan II on a short-term basis for payment within 5 years or less (short-term deferrals were also available under the DIC Plan for compensation earned prior to 2005).

When an executive elects to defer a long-term incentive award under the IC Deferral Plan II for payment following his or her retirement, earnings on a minimum of 50% of the deferred amount must be tracked on a phantom share basis. The remainder of the amount deferred to retirement earns interest equivalents equal to that paid on Ten-year Treasury Notes plus 300 basis points. At retirement, the portion of the executive’s account that is deferred into phantom shares is paid out in actual Eaton shares.

In amending its deferral plans to comply with the final regulations under the Act, and taking into account the transition relief offered under the final regulations, our Board of Directors approved amendments to those of our deferral plans that are subject to the Act that would allow executives to change the time of payment on any or all deferral elections made by them for incentive compensation earned from 2005 through 2008. As a result of these elections, any payments made to the Named Executive Officers beginning in 2008 or later will be shown in the Nonqualified Deferred Compensation Table for the year or years in which they are paid out.

Incentive compensation deferred pursuant to our deferral plans is unsecured, subject to the claims of our creditors and is exposed to the risk of our non-payment. As of December 31, 2008, certain grantor trusts that we have established hold approximately $1,154,631 of marketable securities and 528,332 of our shares, in order to provide for a portion of our deferred compensation obligations with respect to deferred incentive compensation earned prior to 2005. The trust assets, which are subject to the claims of our creditors, will be used to pay those obligations in proportion to trust funding. The trust terms call for us to provide full funding upon a change of control of the Company and for accelerated lump sum or installment payments upon a failure by us to pay amounts due under the plans or upon a termination of employment in the context of a change of control. No comparable trust arrangements currently are in place with respect to incentive compensation deferred after 2004.

				Aggregate		Aggregate
		Executive	Registrant	Earnings in	Aggregate	Balance at
		Contributions in	Contributions in	Last Fiscal	Withdrawals/	Last Fiscal
Name		Last Fiscal Year (1)	Last Fiscal Year	Year (2)	Distributions	Year End
(a)	Plan Name	(b)	(c)	(d)	(e)	(f)

A. M. Cutler	DIC Plan	$0	$0	($8,767,364)	$0	$11,077,576
(First year of deferral: 1983)	IC Deferral Plan	$0	$0	($5,557,805)	$0	$16,700,104
	DIC Plan II	$0	$0	($301,255)	$1,832,252	$0
	IC Deferral Plan II	$6,972,197	$0	($1,294,884)	$21,515,491	$0

	Subtotal	$6,972,197	$0	($15,921,308)	$23,347,743	$27,777,680

R. H. Fearon	DIC Plan	$0	$0	($988,393)	$0	$1,176,053
(First year of deferral: 2002)	IC Deferral Plan	$0	$0	($483,644)	$0	$1,692,149
	DIC Plan II	$0	$0	$0	$0	$0
	IC Deferral Plan II	$2,041,030	$0	($417,028)	$6,810,070	$0

	Subtotal	$2,041,030	$0	($1,889,066)	$6,810,070	$2,868,201

C. Arnold	DIC Plan	$0	$0	($1,062,533)	$0	$1,264,268
(First year of deferral: 2001)	IC Deferral Plan	$0	$0	($399,956)	$0	$1,212,954
	DIC Plan II	$0	$0	$0	$0	$0
	IC Deferral Plan II	$0	$0	$0	$0	$0

	Subtotal	$0	$0	($1,462,489)	$0	$2,477,222

R. W. Carson	DIC Plan	$0	$0	($1,908,725)	$0	$2,271,122
(First year of deferral: 2000)	IC Deferral Plan	$0	$0	($580,741)	$0	$1,747,289
	DIC Plan II	$0	$0	$0	$0	$0
	IC Deferral Plan II	$0	$0	$0	$0	$0

	Subtotal	$0	$0	($2,489,466)	$0	$4,018,410

J. E. Sweetnam	DIC Plan	$0	$0	($413,764)	$0	$492,323
(First year of deferral: 1998)	IC Deferral Plan	$0	$0	($55,870)	$0	$145,211
	DIC Plan II	$0	$0	$0	$0	$0
	IC Deferral Plan II	$0	$0	$0	$0	$0

	Subtotal	$0	$0	($469,634)	$0	$637,534

(1)	All of the amounts set forth in the “Executive Contributions in Last Fiscal Year” column are also reported in column (g) of the Summary Compensation Table.

(2)	The amounts reported in the “Aggregate Earnings in Last Fiscal Year” column are also reported in column (h) of the Summary Compensation Table, to the extent such earnings exceed 120% of the applicable federal rate.

POTENTIAL PAYMENTS UPON TERMINATION

A Named Executive Officer may experience a termination of employment under several possible situations. In each of these circumstances, certain plans, agreements, arrangements or typical practices would provide compensation in varying amounts to the executive. We do not provide employment contracts to our executives (other than the change of control agreements described below) and do not have plans or arrangements (other than standard form of severance benefits available to employees generally and the change of control agreements) that would require any payment to a Named Executive Officer in the event of a termination of his or her employment. Instead, the Compensation and Organization Committee of the Board of Directors exercises the sole discretion to decide what, if any, additional severance payments or benefits will be offered to an executive in the case of a termination of employment. In exercising this discretion, the Committee takes a number of factors into consideration, including the reasons for the termination and the individual executive’s personal circumstances. The Committee believes that it is in the interest of the Company and our shareholders to insure that a departing executive is treated fairly and in a manner that will help us to secure appropriate confidentiality, non-compete, non-disparagement and general release agreements. Moreover, providing fair and reasonable employment termination compensation is consistent with our overall philosophy for compensating all employees. These practices are consistent with similar companies, and are a competitive necessity if we are to maintain our longstanding policy of not providing individual employment contracts to our executives.

For each of the termination of employment scenarios described below, the estimated potential payments and benefits that might be received by each Named Executive Officer are displayed in the Table that immediately follows the description.

Background and Basic Assumptions:

In the sections below, we have identified six termination of employment scenarios which include: (a) Normal and Early Retirement, (b) Voluntary Resignation (not retirement eligible), (c) Involuntary Termination (not for cause), (d) Involuntary Termination (for cause), (e) Death or Disability, and (f) termination in connection with a change of control of the Company. The following key principles and assumptions apply to these disclosures:

•	We have assumed that each of the Named Executive Officers terminated employment with us under each of the scenarios on December 31, 2008, and that each officer was eligible for the severance payments and benefit arrangements based on his or her compensation and years of service as of that date. As examples, only two of the Named Executive Officers (Messrs. Cutler and Sweetnam) would have the age and Company service necessary for “early retirement.” Therefore, in the termination scenarios where we would typically extend “retiree treatment” to the executive, a projected benefit is shown only for these two officers.

•	Assuming an executive terminated employment with us on December 31, 2008, he or she would be eligible for a full award under the annual incentive plan for the year ending December 31, 2008 and a full award under a long-term incentive plan for the four-year period ending December 31, 2008. We would calculate and pay any such earned awards in accordance with the normal operation of the plans. We have not included these awards in the following sections since they do not represent a severance or other payment that is triggered by employment termination.

•	We maintain a Severance Benefit Plan in which each of the Named Executive Officers participates along with all of Eaton’s United States salaried and non-union employees. We pay benefits under this Plan generally only in the case of an involuntary termination of employment. We calculate these benefits based on the length of Company service from the most recent date of hire. The maximum severance payment equals one (1) year of base salary plus continuation of health and welfare benefits for six (6) months. Currently, Mr. Cutler is the only Named Executive Officer who has sufficient service to be eligible for severance at this maximum level. However, the severance payment that we would expect to provide to a

Named Executive Officer under the scenarios described below would be made in lieu of any benefit under these standard severance arrangements.

•	To the extent the Committee would decide to make a terminating executive eligible for pro-rated participation in one or more of the open four-year award periods under our long-term incentive plans, the estimated pro-rated awards shown below reflect (a) credit for the total number of months of Company service from the start of an eligible award period through the executive’s assumed termination date as a percentage of the total 48-month award period multiplied by (b) the officer’s target award for each open award period. Although we show the aggregate amount of these estimated payments for the Named Executive Officers below as a lump sum amount, except in the case of a payment with respect to a termination in connection with a change of control, our actual practice would be to make the pro-rated payments to executives at the end of each of the four-year award periods once actual performance under the plan is known.

•	Under the terms of our standard form of stock option and restricted stock grant agreements, in the case of a change of control of the Company, vesting of all of the executives’ outstanding unvested equity grants would be accelerated. In connection with employment termination other than in the context of a change of control of the Company, the Committee has the discretion to determine whether or not to accelerate vesting for these awards. To the extent the Committee would decide to accelerate the vesting dates of any unvested stock options or restricted shares for a terminating executive under any of the other scenarios described below, the accelerated stock option would be valued at an amount per share equal to the difference between $49.71 (which is the closing price per share for an Eaton common share on the last trading day in 2008) and the exercise price per share for each affected option grant and the affected restricted shares would be valued at this same $49.71 share value.

•	Except under very unusual circumstances, the Committee would not provide any increases, payment acceleration or other enhancements with respect to the benefits previously earned or credited under our benefit plans or programs in connection with any of the termination scenarios described below. These plans and programs would include (a) all retirement income plans (including defined benefit, defined contribution and nonqualified retirement income plans), (b) health and welfare plans (including postretirement medical and life insurance coverage), (c) any vested and accrued vacation and (d) any amounts credited to the executive’s accounts under our nonqualified deferred compensation plans. Payments of earned and vested amounts under these plans and programs are not included in the scenarios described below.

•	In the selected termination scenarios described below, it would be expected that the Committee would provide the executive (or, in the case of death, a surviving spouse, if any) with continued reimbursement for the cost of income tax return preparation and estate and financial planning services for a period of time which would include the year following the year of his or her termination of employment. These reimbursements to the executives would be reported as imputed income and would be subject to ordinary income tax treatment. The estimated expense reimbursements shown in the scenarios below are representative examples of the cost of this benefit in that they reflect the amounts reimbursed to each Named Executive Officer during 2008.

Termination of Employment Scenarios:

• Normal and Early Retirement:

Each Named Executive Officer is subject to mandatory retirement at age 65 and is eligible to elect voluntary retirement after having attained age 55 with ten or more years of service. Consistent with the policy applied to non-executive employees, in the event we involuntarily terminate an officer after the officer attained age 50 with ten or more years of service, he or she would also be treated as a retiree under the programs described below. Only two of the Named Executive Officers (Messrs. Cutler and Sweetnam) would have the age and Company service necessary for retirement. Therefore, in this termination scenario a projected termination benefit is shown only for these two officers. In this scenario, it is also likely that the Committee would exercise its discretion to provide the retiring executive with the following:

•	pro-rated eligibility (as described above) in the open four-year award periods under our long-term incentive plan;

•	accelerated vesting of the then unvested stock options and (if applicable) restricted shares that would have otherwise vested in the year following the year in which the executive terminated.

•	reimbursement for the costs of income tax return preparation and estate and financial planning assistance for a period that includes the year following the year in which the executive retires.

These amounts are shown for each Named Executive Officer in the following table:

Termination Scenario and	A. M.	R. H.	C.	R. W.	J. E.
Elements (as described above)	Cutler	Fearon	Arnold	Carson	Sweetnam

Normal or Early Retirement
• Pro-rated Long-term Incentive	$2,505,385	$0	$0	$0	$585,157
• Accelerated equity values	$1,272,576	$0	$0	$0	$556,752
• Tax Preparation and Financial Counseling	$22,900	$0	$0	$0	$25,795

Scenario Total	$3,800,861	$0	$0	$0	$1,167,704

•	Involuntary Termination — Not for Cause:

In the event of an involuntary termination (not for cause), the Committee would typically provide a Named Executive Officer with the following:

•	two times the total of his or her base salary and target incentive award under the annual incentive plan,

•	pro-rated eligibility (as described above) in any open four-year awards under long-term incentive plans in which the officer had participated for twenty-four (24) months or longer as of the termination date, and

•	executive outplacement benefits.

In the case of the involuntary termination of an officer who is in a position below the level of a direct report to the Chairman and Chief Executive Officer, the officer would receive, if approved by the Committee in its discretion, the total of his or her annual base salary and target incentive award under the annual incentive plan as the basic severance amount along with pro-rated eligibility in any open awards under long-term incentive plans and outplacement benefits. These amounts are shown for each Named Executive Officer in the following table. An officer who is involuntarily terminated after having reached eligibility for early retirement generally would receive, in addition to the severance payment noted in this paragraph, the other pay and benefits outlined under “Normal and Early Retirement,” above.

Termination Scenario and	A. M.	R. H.	C.	R. W.	J. E.
Elements (as described above)	Cutler	Fearon	Arnold	Carson	Sweetnam

Involuntary Termination — Not for Cause • Base and IC Severance	$4,945,400	$2,229,194	$2,090,218	$2,148,430	$1,798,860
• Pro-rated Long-term Incentive	$2,505,385	$687,500	$618,750	$618,750	$585,157
• Accelerated equity values	$1,272,576	$0	$0	$0	$556,752
• Outplacement, Tax Preparation and Financial Counseling	$40,900	$18,000	$18,000	$18,000	$43,795

Scenario Total	$8,764,261	$2,934,694	$2,726,968	$2,785,180	$2,984,564

•	Death or Disability:

In the event of the death or disability of a Named Executive Officer, it would be expected that the Committee would use its discretion to provide the executive or the estate, whichever is appropriate, with the following:

•	pro-rated payments for any open four-year award periods under the long-term incentive plan, and

•	accelerated vesting of the then unvested stock options and (if applicable) restricted shares.

These amounts are shown for each Named Executive Officer in the following table:

Termination Scenario and	A. M.	R. H.	C.	R. W.	J. E.
Elements (as described above)	Cutler	Fearon	Arnold	Carson	Sweetnam

Death or Disability
• Pro-rated Long-term Incentive	$2,505,385	$796,241	$720,656	$742,404	$585,157
• Accelerated equity values	$2,565,036	$4,262,135	$3,032,310	$1,719,966	$1,357,083
• Tax Preparation and Financial Counseling	$22,900	$5,975	$5,110	$36,505	$25,795

Scenario Total	$5,093,321	$5,064,351	$3,758,076	$2,498,875	$1,968,035

•	Voluntary Resignation or a Termination for Cause:

When an executive voluntarily chooses to leave our employ, and he or she is not yet eligible for retirement, or if the executive’s employment with us is terminated for cause, the executive is not entitled to receive any additional forms of compensation or benefits other than any accrued and vested vacation, deferral account values and vested qualified and nonqualified retirement income benefits.

Termination Scenario and	A. M.	R. H.	C.	R. W.	J. E.
Elements (as described above)	Cutler	Fearon	Arnold	Carson	Sweetnam

Voluntary Resignation or Termination for Cause

• No additional termination payments	N/A	N/A	N/A	N/A	N/A
Scenario Total	$0	$0	$0	$0	$0

•	Change of Control:

Another scenario under which a Named Executive Officer may leave our employ is through a qualifying termination in connection with a change of control of the Company. We have entered into agreements with each of our officers, including the Named Executive Officers, that provide for payments and benefits in the event of a termination of employment in the context of a change of control of the Company. In addition, as noted above in “Background and Basic Assumptions,” under the terms of our standard form of stock option and restricted stock grant agreements, in the case of a change of control of the Company, vesting of all of the executives’ outstanding unvested equity grants would be accelerated. In 2008, the Committee and the Board of Directors amended the change of control agreements to conform to the regulations under Internal Revenue Code Section 409A which covers nonqualified deferred compensation arrangements. As amended, the change of control agreements that we have with our officers contain the following key provisions:

•	The agreement first becomes effective upon a change of control of the Company.

•	For an employment period of three years following the change of control, the agreement protects the executive officer from certain changes to his or her employment, position, duties, compensation and benefits.

•	If, during this three-year employment period, the successor company terminates the executive officer’s employment other than for “Cause” or “Disability” or the executive terminates his or her employment for “Good Reason” (as these terms are defined in the agreements), the executive would receive:

•	A lump sum cash payment equal to the aggregate of (a) any earned but as yet unpaid base salary and annual and four-year incentive awards for completed incentive award periods, (b) a prorated portion of his or her target incentive opportunity for any open award periods under the four-year plan and (c) the lesser of three years or the number of years remaining until the executive’s 65th birthday multiplied by the executive’s annual base salary and target incentive opportunity under the annual plan; and

•	Continued health and welfare benefits as if the executive’s employment had not been terminated for a period equal to the lesser of two years or the number of years remaining until the executive’s 65th birthday.

•	To the extent that any payments under the agreements are deferred compensation and the executive is a “specified employee” within the meaning of Internal Revenue Code Section 409A and the regulations thereunder (determined in accordance with the methodology established by us as of the date of termination of employment), such payments or other benefits will not be paid or provided before the first business day that is six months after the date of termination of employment.

•	As is common practice with such agreements, these payments and benefits would not be subject to any requirement that the officer seek other employment or any other form of mitigation.

•	We would pay the officer’s legal fees if he or she needed to take action to enforce the provisions of the agreement or defend the agreement’s terms if contested by us.

•	In the event that any payment or distribution by us under the agreement would be subject to any excise tax under Internal Revenue Service regulations, we would pay the officer a gross-up payment (as described below) that would cover the excise tax obligation and any related interest and penalties.

U.S. tax law imposes a 20% excise tax on certain compensation that is contingent on a change of control of the Company (“an excess parachute payment”). Although each executive is personally responsible for regular federal, state and local income tax and FICA obligations on this compensation, as is common practice with such agreements, we have agreed to provide the Named Executive Officers and other officers with full tax protection from liability for the 20% excise tax.

An excess parachute payment is triggered if contingent compensation exceeds 300% of the officer’s average annualized Form W-2 compensation for the five-year period preceding the year of the change of control. If an excess parachute payment results, the excise tax applies to the contingent compensation that exceeds 100% of the officer’s five year average compensation as described above.

If the excise tax applies, the amount of tax protection is calculated using a “gross up” formula that computes a total payment to the officer that (1) reimburses the excise tax liability on the initial excess parachute payment, and (2) reimburses any additional income, FICA and excise tax liability on the “gross up” amount. The effect of the tax protection payment is to ensure that the affected officer receives the same after-tax payments and benefit values that the officer would have received had there been no excise tax.

The calculation of the tax protection payment to each Named Executive Officer in the following table is based on the following assumptions:

•	the officer’s employment is terminated on December 31, 2008 (1) by us for reasons other than “cause” (that is, willful and continued failure to perform executive duties, or willful illegal conduct or gross misconduct materially injurious to us), or (2) by the officer for “good reason” (that is, a change in the officer’s responsibility or status, a reduction in salary or benefits, or certain mandatory relocations);

•	all stock options and restricted stock are cashed out at a value per share of $49.71 (the closing price of an Eaton common share on the last trading day of 2008);

•	the tax rates applicable to the officer are: Internal Revenue Code Section 4999 excise tax rate of 20%, FICA (Medicare) tax rate of 1.45%, marginal federal income tax rate of 35% and the top marginal state and local income tax rates (net of federal tax effects) in force at the location of the Named Executive Officer’s principal place of employment on December 31, 2008;

•	the discount rates used to compute the present value of accelerated payouts or accelerated vesting are determined by the Internal Revenue Service (120% of the applicable federal rates compounded semi-annually for December 2008 as referenced in Table 1 of Revenue Ruling 2008-53); and

•	potential exceptions that may apply in calculating the excess parachute payment are not taken into account, such as amounts attributed to (1) reasonable compensation, or (2) the execution by the officer of a non-competition agreement.

Based on the foregoing assumptions, the estimated amounts payable to each Named Executive Officer upon a termination of employment in connection with a change of control of the Company are shown in the table below.

Termination Scenario and	A. M.	R. H.	C.	R. W.	J. E.
Elements (as described above)	Cutler	Fearon	Arnold	Carson	Sweetnam

Change of Control • Pro-rated Long-term Incentive	$2,505,385	$796,241	$720,656	$742,404	$585,157
• Base and IC Severance	8,354,621	3,614,345	3,296,764	3,459,693	2,756,111
• Accelerated equity values	$2,565,036	$4,262,135	$3,032,310	$1,719,966	$1,357,083
• Outplacement, Tax Prep, Financial Counseling & Medical	$95,878	$58,008	$48,664	$88,977	$78,924
• Tax Protection(1)	$0	$0	$0	$0	$0
Scenario Total	$13,520,920	$8,730,729	$7,098,394	$6,011,040	$4,777,275

(1)	No cost of tax protection is shown for the Named Executive Officers since no portion of the total payments and benefit values attributable to an assumed December 31, 2008 change of control constitutes an excess parachute payment.

DIRECTOR COMPENSATION

Compensation of Directors — Employee directors are not compensated for their services as directors. For 2008, non-employee directors received an annual retainer of $60,000. The Chairs of Board Committees each receive an additional annual retainer as follows: Audit Committee, $15,000; Compensation and Organization Committee, $15,000; Finance Committee, $5,000; and Governance Committee, $10,000. Non-employee directors also receive a fee of $2,000 for each Board, Board Committee or shareholder meeting attended and for attending any special presentation on days when the Board does not meet. Non-employee directors may defer payment of their annual fees as described in footnote (3) to the following table.

Under our 2008 Stock Plan, as approved by our shareholders, a person who on the grant date (as defined below) is serving as a non-employee director automatically will be granted a number of restricted shares equal to the quotient resulting from dividing (1) the annual retainer in effect on the grant date, by (ii) the closing price of a share on the New York Stock Exchange on the Monday immediately prior to the grant date, or if that date is not a trading day on the New York Stock Exchange, the trading day immediately receding that Monday. The grant date is the fourth Wednesday of each January. Non-employee director restricted shares vest and are subject to other terms and conditions as determined by the Governance Committee. No additional stock options or other awards may be granted to our non-employee directors pursuant to any of our other Stock Plans.

Upon leaving the Board, non-employee directors who were first elected to the Board prior to 1996 are eligible to receive an annual benefit, as described below. For Board service of at least five years, eligible directors receive an annual benefit equal to the annual retainer in effect at the time the directors leave the Board. The annual benefit is paid for the lesser of ten years or life. The present value of payments under this plan will be paid in a lump sum upon a “proposed change of control” of the Company, unless otherwise determined by a committee of the Board. Directors who are first elected in 1996 or later are not eligible to receive the annual benefit.

Former non-employee directors retain these benefits in retirement: (i) group term life insurance, with coverage reduced to $33,333; (ii) eligibility for medical (but not dental) coverage; and depending upon length of Board service and age at retirement (iii) the right to exercise stock options until the tenth anniversary of their grant dates. Current and retired non-employee directors are entitled to participate in our gift matching program that is available to all current and retired employees. Under this program contributions to qualified charitable organizations by these persons are matched dollar-for-dollar by us up to a maximum in any calender year of $5,000.

The following table sets out the compensation and benefit programs applicable to our current non-employee directors for 2008. All of our directors in 2008 qualify as independent under the criteria adopted by the Board and the New York Stock Exchange with the exception of Mr. Cutler, who is the only inside director. As an employee, Mr. Cutler does not participate in any of the following compensation and benefit arrangements.

DIRECTOR COMPENSATION

					Change in Pension
					Value and
					Nonqualified
	Fees Earned or			Non-Equity	Deferred
	Paid	Stock	Option	Incentive Plan	Compensation	All Other
Name	in Cash (1)	Awards	Awards (2)	Compensation	Earnings (3)	Compensation (5)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Christopher M. Connor	$106,000	$0	$57,308	$0	$0	$194	$163,502
Michael J. Critelli	$111,000	$0	$57,308	$0	$0	$194	$168,502
Charles E. Golden	$123,000	$0	$57,308	$0	$0	$194	$180,502
Ernie Green(4)	$108,000	$0	$57,308	$0	$2,983	$194	$168,485
Ned C. Lautenbach	$120,000	$0	$57,308	$0	$0	$194	$177,502
Deborah L. McCoy	$114,000	$0	$57,308	$0	$0	$194	$171,502
John R. Miller(4)	$112,000	$0	$57,308	$0	$1,622	$194	$171,124
Gregory R. Page	$111,000	$0	$57,308	$0	$1,207	$194	$169,709
Victor A. Pelson(4)	$114,000	$0	$57,308	$0	$2,333	$194	$173,835
Gary L. Tooker(4)	$116,000	$0	$57,308	$0	$677	$194	$174,179

(1)	Reported in the Fees Earned or Paid in Cash column (b) is the total of the Annual Retainer, the Committee Chair Retainer, if applicable, and meeting attendance fees for attendance at meetings of the Board, Board Committees and shareholders and at special presentations to the directors on days when the Board does not meet. The Annual Retainer for all Board Members for 2008 was $60,000 per year. Mr. Lautenbach received $10,000 for his service as Governance Committee Chair, Mr. Page received $5,000 for his service as the Finance Committee Chair, and Mr. Golden received $15,000 for his service as Audit Committee Chair. The remaining Committee Chairs changed over during the year and therefore each Chair received only a proportionate amount of the total fee. Ms. McCoy received $9,500 and Mr. Critelli received $5,000 for their service as Compensation and Organization Committee Chair.

(2)	Reported in the Option Awards column (d) is the SFAS 123(R) value of 3,225 stock options granted to each non-employee Board member on January 22, 2008. As of year-end 2008, the following directors held the following aggregate number of options, respectively: C.M. Connor (16,477); M.J. Critelli (28,613); C. Golden (13,225); E. Green (38,755); N.C. Lautenbach (38,755); D.L. McCoy (38,263); J.R. Miller (38,755); G.R. Page (27,695); V.A. Pelson (28,855); and G.L. Tooker (17,695).

(3)	Amounts reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column (f) are reflective only of the latter. There is no pension plan currently in place for non-employee directors with the exception of a flat annual pension benefit for certain “grandfathered” directors as described in Footnote (4) below. Non-employee directors first elected before 1996 may defer payment of their annual fees, up to $30,000 per year, at an interest rate specified in their deferred compensation agreements. The rate of interest is based upon the number of years from the date of the director’s initial election until the first annual meeting to be held following the director’s 68th birthday and is higher than prevailing market rates. Under a separate deferral plan, all non-employee directors may defer payment of their fees at a rate of return which varies, depending on whether the director defers the fees as retirement compensation or as short-term compensation. At least 50% of retirement compensation, or any greater portion that the director elects, is converted to share units and earns share price appreciation and dividend equivalents. The balance of retirement compensation earns 10-year Treasury Note returns plus 300 basis points. Short-term compensation earns 13-week Treasury Bill returns. These arrangements provide for accelerated lump sum or installment payments upon termination of service in the context of a change of control of the Company and, with respect to amounts deferred prior to January 1, 2005 under certain of these arrangements, upon a failure by the Company to pay.

(4)	Upon leaving the Board, these non-employee directors, having been elected to the Board prior to 1996, are eligible to receive an annual benefit equal to the annual retainer in effect at the time the directors leave the Board, which will be payable for the lesser of ten years or life.

(5)	For non-employee directors who were initially elected to the Board before 2007, we provide the directors with access to certain Health and Welfare benefit arrangements, which include $100,000 of group term life insurance and participation in medical and dental coverage in plans designed to mirror the benefits provided to the Company’s employees or (as applicable) retirees. In 2008, no director elected to participate in either the medical or dental plans. The cost of employer contributions in 2008 for the group term life insurance and travel accident insurance for the loss of life or limb while traveling on Company business for each director was $194.

(6)	Former non-employee directors retain these benefits in retirement: (i) group term life insurance, with coverage reduced to $33,333; (ii) eligibility for medical (but not dental) coverage; and depending upon length of Board service and age at retirement (iii) the right to exercise stock options until the tenth anniversary of their grant dates. Current and retired non-employee directors are entitled to participate in our gift matching program that is available to all current and retired employees. Under this program contributions to qualified charitable organizations by these persons are matched dollar-for-dollar by us up to a maximum in any calender year of $5,000.

2.	PROPOSAL TO APPROVE THE 2009 STOCK PLAN

General

Our Board of Directors believes that share-based incentives are important factors in attracting and retaining highly qualified executives, and that they help to align the interests of those executives with the interests of our shareholders. It believes that our shareholder-approved Stock Plans have been instrumental in producing our strong financial performance over the last several years. As of December 31, 2008, 2,580,208 common shares remained available for additional awards under the 2008 Stock Plan. Our Board is therefore submitting to our shareholders for their approval a new share-based plan, called the 2009 Stock Plan (the “Plan”). Upon approval by the shareholders of the 2009 Stock Plan, we will not grant any new awards under any of our existing Stock Plans.

Our Board believes that the potential dilutive effect of the issuance of stock options has been mitigated by periodic share repurchase programs over the last several years. From January 1, 2006 through December 31, 2008, we repurchased 10,798,381 of our shares, largely offsetting grants of stock options and restricted shares made in recent years. Under our share repurchase program authorized in January 2007 we have remaining authority to purchase up to 4,487,500 additional shares, although we have no present plans to repurchase our shares.

The Plan will authorize the granting of restricted shares to non-employee directors and the granting of stock options, restricted shares and other share-based awards to salaried employees selected by the Board’s Compensation and Organization Committee (the “Committee”) or an officer to whom granting authority is delegated. The purpose of the Plan is to continue to provide long-term incentives to executives for outstanding service to us and our shareholders and to assist in recruiting and retaining highly qualified individuals as executives or directors. A copy of the Plan is included as Appendix B to this proxy statement, and the following summary is qualified in its entirety by the provisions of the Plan.

Summary of the Plan

Administration. The Committee, which is comprised of non-employee directors, will administer employee awards. The Governance Committee of the Board, which is also comprised of non-employee directors, will administer non-employee director restricted shares.

Shares Available. Subject to adjustments for stock splits, stock dividends and other similar events, the total number of our common shares with a par value of $.50 each (“shares”) that may be delivered under the Plan will not exceed 9.6 million, and the total number of shares or share units underlying options or related to other equity awards that may be granted to any employee during any period of three consecutive calendar years will not exceed 1,200,000. The number of shares available for options or stock appreciation rights will be reduced by 2.36 for each restricted share, restricted share unit, performance share, performance share unit or other share-based awards denominated in full shares. To the extent that any award is forfeited, or any option or stock appreciation right terminates, expires or lapses without being exercised, the shares subject to such awards not delivered as a result thereof shall again be available for awards under the Plan. Upon approval of the 2009 Plan, the Company will not grant any new awards under any of our existing Stock Plans.

Employee Stock Options. Exercise of Options.  Each option will be exercisable at such times and for such number of shares as determined by the Committee on the date of grant. Grants to executive officers will not be exercisable for at least six months after those options are granted. Although the Plan does not impose any similar time requirements on grants to non-executive officer employees, such grants historically have become exercisable as follows: after one year as to 33% of the shares covered by the grant, after the second year as to another 33% and after the third year as to the remaining 34%. The Committee may accelerate or otherwise change the times when an option may be exercised, and the Management Compensation Committee (comprised of certain of our officers) may do likewise for employees who are not executive officers. The Committee may grant employee options which are intended to qualify as incentive stock options (“Incentive Stock Options”) under the Internal Revenue Code.

Term. The term of each option will be ten years from the date of grant.

Price. The option price will be the fair market value of the shares subject to the option on the date of grant. The fair market value will be the closing price as quoted on the New York Stock Exchange unless the Committee specifies a different method to determine fair market value. The closing price of a share as of February 27, 2009 on the New York Stock Exchange was $36.15.

Payment. The exercise price will be payable in cash or, if permitted by the terms of the option, by other consideration, including our shares.

Non-Employee Director Restricted Shares. Subject to approval of the Plan by our shareholders at the 2009 annual meeting, each person who on the grant date (as defined below) is serving as a non-employee director automatically will be granted a number of restricted shares equal to the quotient resulting from dividing (i) the annual retainer in effect on the grant date, by (ii) the closing price of a share on the New York Stock Exchange on the Monday immediately prior to the grant date, or if that date is not a trading day on the New York Stock Exchange, the trading day immediately preceding that Monday. The grant date is the fourth Wednesday of each January, beginning January of 2010. Non-employee director restricted shares will vest and be subject to other terms and conditions as determined by the Governance Committee.

Employee Restricted Shares, Restricted Share Units and Other Share-Based Awards. The Committee may grant employees other share-based awards, including restricted shares which are in addition to the restricted shares automatically granted to non-employee directors, for no cash consideration, or for such consideration as may be determined by the Committee. Subject to the provisions discussed under “Shares Available” above, the Committee will determine the criteria or periods for payment or vesting and the extent to which those criteria or periods have been met. Any such grants shall have such other terms and conditions as determined by the Committee.

Performance Shares and Performance Share Units. The Committee may grant performance shares and performance share units for no cash consideration, if permitted by applicable law, or for such consideration as may be determined by the Committee. No grantee may receive a long-term incentive award in any performance period of more than 400,000 share equivalent units, subject to adjustment for certain events as specified in the Plan. The Committee will establish award periods and the number of performance shares or units to be earned if the performance objectives are met during the award periods. The performance objectives for performance share or performance share unit grants approved by the Committee will be set forth in the related Award Agreement and will consist of objective tests based on one or more of the following: the Company’s earnings, cash flow, cash flow return on gross capital, revenues, financial return ratios, market performance, shareholder return and/or value, operating profits, net profits, earnings per share, profit returns and margins, share price, working capital, and changes between years or periods, or returns over years or periods that are determined with respect to any of the above-listed performance criteria. If performance shares are not earned, they will be available for future grants. The provisions of the Plan are intended to ensure that all options, performance shares and performance share units granted under the Plan to any individual who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Internal Revenue Code) qualify for the Section 162(m) exception for performance-based compensation. Section 162(m) generally imposes a compensation cap on deductibility for income tax purposes equal to $1 million with respect to “covered employees.”

Other Awards. We have not granted stock appreciation rights for many years, primarily because of their adverse accounting consequences. However, in some countries stock appreciation rights are more advantageous to the recipients than conventional stock options. Therefore, the Plan permits their use at the discretion of the Committee. Stock appreciation rights entitle the holder to receive a number of shares or cash equal to the increase in the fair market value of the designated number of shares from the date of grant to the date of exercise. Stock appreciation rights may be exercised as determined by the Committee, however, the term of any stock appreciation right will be no longer than ten years from the date of grant.

Change of Control. The Plan provides the Committee with the discretionary authority to determine the terms of awards granted to employees consistent with the provisions of the Plan, and provides such authority to the Governance Committee with respect to awards granted to non-employee directors. In the past, the agreements setting forth the terms of the share awards have contained provisions pursuant to which the awards would fully vest upon a change of control of the Company. It is expected that agreements for awards under the Plan would contain similar provisions under which a change of control generally would mean:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding shares of the Company (the “Outstanding Company Common Shares”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); or

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; unless any individual becoming a director subsequent to the date of the agreement whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(c) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 55% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Shares and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business

Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by our shareholders of a complete liquidation or dissolution of the Company.

A “Change of Control” would not be deemed to have occurred with respect to certain executive-initiated transactions.

Other Matters. Awards granted under the Plan are subject to a policy, adopted by our Board of Directors, that provides if the Board determines that an executive engaged in any fraud, misconduct or other bad-faith action that, directly or indirectly, caused or partially caused the need for a material accounting restatement for any period as to which a performance-based award was paid or credited to the executive, the performance-based award is subject to reduction, cancellation or reimbursement at the discretion of the Board. Please see page 28 for further information concerning the policy. Shares available for awards may consist, in whole or in part, of authorized and unissued shares or treasury shares.

The Board of Directors may, without shareholder approval, amend or terminate the Plan, except in any respect as to which shareholder approval is required by law, regulation or the rules of the New York Stock Exchange. In all cases, the Plan may not be amended without shareholder approval to (i) materially increase the aggregate number of shares which may be issued under the Plan, (ii) increase the maximum number of shares which may be granted to any employee, or (iii) grant options or stock appreciation rights at a purchase price below fair market value on the date of grant.

The Board of Directors is presently comprised of eleven non-employee directors and one employee director. The number of employees to whom employee stock options or restricted shares are typically granted is approximately 580.

The benefits that will be received by employees under the Plan or which would have been received under the Plan if it had been in effect in 2008 are not currently determinable, because awards will be made at the discretion of the Committee.

Equity Compensation Plans.

The following table summarizes information, as of December 31, 2008, relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock, deferred compensation units or other rights to acquire our common shares may be granted from time to time.

Number of
Securities
Remaining
Available
for Future
	Number of				Issuance
	Securities to be		Weighted-		Under Equity
	Issued Upon		Average		Compensation
	Exercise of		Exercise Price		Plans
	Outstanding		of Outstanding		(Excluding
	Options,		Options,		Securities
	Warrants		Warrants		Reflected in
Plan Category	and Rights		and Rights		Column (A))

Equity compensation plans approved by security holders(1)(6)	12,578,817	(3)	$62.61	(5)	2,565,332
Equity compensation plans not approved by security holders(2)(6)	1,569,433	(4)	N/A		N/A
Total	14,148,250		$62.61	(5)

(1)	These plans are our 2008 Stock Plan, 2004 Stock Plan, 2002 Stock Plan, 1998 Stock Plan, 1995 Stock Plan and the Incentive Compensation Deferral Plan.

(2)	These plans are the 2005 Non-Employee Director Fee Deferral Plan, the 1996 Non-Employee Director Fee Deferral Plan, the Deferred Incentive Compensation Plan, the Deferred Incentive Compensation Plan II and the Incentive Compensation Deferral Plan II which are not considered “equity compensation plans” requiring shareholder approval under the rules of the New York Stock Exchange. For a description of these plans, please see “Nonqualified Deferred Compensation” beginning on page 41 and “Director Compensation” beginning on page 48.

(3)	Includes an aggregate of 11,643,343 stock options with a weighted average price of $62.50 and a weighted average remaining life of 6.05 years. In addition, includes an aggregate of 509,282 restricted shares and 426,192 shares underlying stock units, payable on a one-for-one basis, credited to accounts as of December 31, 2008 under the Incentive Compensation Deferral Plan.

(4)	Represents shares underlying stock units, payable on a one-for-one basis, credited to accounts as of December 31, 2008 under the deferral plans listed in footnote (2) above.

(5)	The weighted average exercise price of outstanding stock options excludes restricted shares and deferred compensation share units because they have no exercise price.

(6)	As described under “Nonqualified Deferred Compensation” beginning on page 41, executives may elect to defer receipt of their cash bonuses earned under the annual or long-term bonus plans. These deferred amounts are invested as Company share units valued at the then current fair market value under the Deferred Incentive Compensation Plan II, the Incentive Compensation Deferral Plan or the Incentive Compensation Deferral Plan II, whichever plan is applicable. The Company does not provide any share or cash match with respect to the bonuses deferred under these plans, nor does it allow executives to defer the receipt of shares earned under any of its Stock Plans. Likewise, non-employee directors may elect to have their cash directors fees invested as share units valued at the then current fair market value under the 2005 Non-Employee Director Fee Deferral Plan or the 1996 Non-Employee Director Fee Deferral Plan. The Company does not provide any share or cash match with respect to the directors fees deferred under these plans, nor does it allow Directors to defer the receipt of shares earned under any of its Stock Plans. Because the amount of these cash bonuses and directors fees are determined under specific processes described in this proxy statement (see, for example, “Executive Compensation” beginning on page 15 and “Directors Compensation” beginning on page 48), the number of share units credited and shares received under these deferral plans is limited. The share units described herein are not expensed by the Company because they are not considered equity compensation for the purposes of SFAS 123(R).

Federal Income Tax Implications.

General. As discussed above, the Plan has been designed to meet the requirements in Section 162(m) of the Internal Revenue Code for stock options, stock appreciation rights and performance shares and performance share units.

Stock Options. Employees may be granted Incentive Stock Options or nonqualified options. Under present federal income tax law and regulations, no tax is imposed as a result of the grant or exercise of an Incentive Stock Option. The amount by which the fair market value of the shares received upon exercise exceeds the option price is an item of tax preference and may be subject to the alternative minimum tax. If the shares received upon the exercise of an Incentive Stock Option are not disposed of within two years from the date the option was granted and within one year after the date the shares are transferred to the holder, upon the sale of shares, the difference between the amount realized on the sale and the option price will be taxed as long-term capital gain or loss and the Company will not be entitled to a tax deduction. If these holding period rules are not met, the holder will realize ordinary income upon disposition equal to the amount by which the fair market value of the shares at the time of exercise (or, if lower, the proceeds of sale) exceeds the option price and the Company will be entitled to a tax deduction equal to the ordinary income realized by the holder. Any gain in excess of the amount taxed as ordinary income will be taxed as short-term capital gain.

A person granted a nonqualified stock option will not be taxed upon the grant of the option, and the Company will not be entitled to a tax deduction by reason of the grant. The option holder will realize taxable income upon exercise of the option in the amount by which the fair market value of the shares received exceeds the option price. The Company will be entitled to a tax deduction equal to the ordinary income to the employee.

Restricted Shares and Restricted Share Units. Restricted shares and restricted share units will not be taxable to the recipient, or deductible by us, upon receipt of the shares or during the period the shares are restricted, unless the recipient makes an election under Section 83(b) of the Internal Revenue Code within 30 days of receipt of the shares. An election under Section 83(b) of the Internal Revenue Code allows the recipient to realize taxable ordinary income, and allows us a tax deduction, equal to the fair market value of the shares at the time of their receipt. Absent a Section 83(b) election, the recipient will realize taxable ordinary income, and we will take a tax deduction equal to the fair market value of the shares (less the amount paid, if any, by the recipient for the shares) at the time their restriction lapses. The amount of the tax deduction taken by us, either at the time of receipt in the case of a Section 83(b) election or at the time of lapse absent a Section 83(b) election by the recipient, may be subject to the provisions of Section 162(m) of the Internal Revenue Code.

Performance Shares and Performance Share Units. Performance shares and performance share units will not result in taxable income to the recipient or a tax deduction for us during any period that the recipient’s rights to shares under the award are contingent on our attainment of performance goals, continuing service requirements or other conditions. At the time the Committee certifies that our performance goal has been met or the continuing service requirements or other conditions are met, the recipient will realize taxable ordinary income equal to the fair market value of the shares or the amount of any cash received at that time. We will be entitled to a tax deduction in the same amount.

Vote Required

The Board’s adoption of the 2009 Stock Plan is conditioned upon the proposal to adopt the Plan receiving the approval of holders of the majority of our outstanding common shares.

The Board of Directors recommends a vote FOR approval of the 2009 Stock Plan.

3.	RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee of the Board of Directors has appointed the accounting firm of Ernst & Young LLP as Eaton’s independent auditor to conduct the annual audit of Eaton’s books and records for 2009. The submittal of this matter to the shareholders at the annual meeting is not required by law or by our Amended Regulations. This matter is nevertheless being submitted to the shareholders to ascertain their views. If this proposal is not approved at the annual meeting by the affirmative vote of holders of a majority of our outstanding shares, the Audit Committee intends to reconsider its appointment of Ernst & Young LLP as independent auditor.

A representative of Ernst & Young LLP will be present at the annual meeting to answer any questions concerning the independent auditor’s areas of responsibility, and will have an opportunity to make a statement if he or she desires to do so.

The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP.

4. OTHER BUSINESS

Management does not know of any other matters requiring shareholder action that may come before the meeting; but, if any are properly presented, the individuals named in the enclosed form of proxy will vote on those matters according to their best judgment.

Share Ownership Tables

Set forth below is certain information concerning persons who are known by us to have reported owning beneficially more than 5% of our common shares as of the most recent practicable date.

Name and Address of	Number of	Percent
Beneficial Owner	Common Shares	of Class

FMR LLC	8,493,195(1)	5.15%
82 Devonshire Street Boston, MA 02109

Lord, Abbett & Co. LLC	10,126,046(2)	6.14%
90 Hudson Street Jersey City, NJ 07302

(1)	FMR LLC has filed with the Securities and Exchange Commission a Schedule 13G dated February 17, 2009, which reports the beneficial ownership of 8,493,195 common shares by it and certain affiliated entities and individuals. As reported in the Schedule 13G, FMR LLC and such affiliated entities and individuals have sole voting power with respect to 573,503 common shares and have sole power to dispose or to direct the disposition of 8,493,195 common shares.

(2)	Lord, Abbett & Co. LLC has filed with the Securities and Exchange Commission a Schedule 13G dated February 13, 2009, which reports the beneficial ownership of 10,126,046 common shares by it and certain affiliated entities and individuals. As reported in the Schedule 13G, Lord, Abbett & Co. LLC and such affiliated entities and individuals have sole voting power with respect to 9,218,259 common shares and have sole power to dispose or to direct the disposition of 10,082,166 common shares.

The following table shows the beneficial ownership, reported to us as of December 31, 2008, of our common shares by each director, each Named Executive Officer and all directors and executive officers as a group, and also sets forth the number of share units held under various deferred compensation plans.

TITLE OF CLASS: COMMON SHARES

					Total Number of
					Shares and
	Number of Shares		Percent of	Deferred Share	Deferred Share
Name of Beneficial Owner	Owned(1,2)		Class(3)	Units(4)	Units

C. Arnold	165,725	(5)		36,435	202,160
R. W. Carson	195,073	(5)		61,736	256,808
C.M. Connor	17,977			4,020	21,997
M. J. Critelli	54,613			—	54,613
A. M. Cutler	1,594,941	(5, 6)		362,665	1,957,606
R. H. Fearon	238,492	(5)		37,212	275,704
C.E. Golden	13,725			1,090	14,815
E. Green	62,207			8,412	70,619
N. C. Lautenbach	60,729			23,119	83,848
D. L. McCoy	51,394			12,646	64,040
J. R. Miller	47,755			—	47,755
G. R. Page	29,195			2,829	32,024
V. A. Pelson	31,022			12,068	43,090
J. E. Sweetnam	144,797	(5)		11,473	156,270
G. L. Tooker	24,462	(6)		7,502	31,964
All Directors and Executive Officers as a Group	3,172,881		2.2%	596,145	3,769,026

(1)	Each person has sole voting and investment power with respect to the common shares listed, unless otherwise indicated.

(2)	Includes shares which the person has the right to acquire within 60 days after December 31, 2008 upon the exercise of outstanding stock options as follows: C. Arnold, 117,102; R. W. Carson, 154,901; A.M. Cutler, 1,286,806; R. H. Fearon, 148,456; J.E. Sweetnam, 106,910, and all directors and executive officers as a group, 2,528,287 shares.

(3)	Each of the individuals listed holds less than 1% of the outstanding common shares.

(4)	For a description of these units, see footnote (3) on page 49 (under “Directors Compensation”) and page 24 (under “Long-Term Cash Incentive Plan” within the Compensation Discussion and Analysis).

(5)	Includes shares held under the Eaton Savings Plan as of December 31, 2008.

(6)	Includes shares held jointly or in other capacities, such as by trust or spouse.

Employee benefit plans of the Company and its subsidiaries on December 31, 2008 held 9,446,447 common shares for the benefit of participating employees, or approximately 5.7% of common shares outstanding.

Section 16(a) Beneficial Ownership Reporting Compliance — Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers to file reports of holdings and transactions in the Company’s equity securities with the Securities and Exchange Commission. We assist our directors and officers by completing and filing these reports electronically on their behalf. We believe that our directors and officers timely complied with all such filing requirements with respect to 2008, except that (A) due to administrative errors by our staff, Form 4 reports were filed late with respect to the distributions of 4,731, 2,167 and 1,767 shares under a non-employee director fee deferral plan to directors Deborah L. McCoy, Victor A. Pelson and Gary L. Tooker, respectively, (B) a Form 4 report was filed late with respect to the open-market purchase of 1,000 shares by director Christopher M. Connor, and (C) reports for five open-market purchases by director Gregory R. Page for a total of 500 shares were filed late on a Form 5.

Future Shareholder Proposals — Shareholders who wish to submit proposals for inclusion in the proxy statement and for consideration at the annual meeting must do so on a timely basis. In order to be included in the proxy statement for the 2010 annual meeting, proposals must relate to proper subjects and must be received by the Corporate Secretary, Eaton Corporation, 1111 Superior Avenue, Cleveland, Ohio 44114-2584, by November 13, 2009.

By order of the Board of Directors

Thomas E. Moran
Senior Vice President and
Secretary

March 13, 2009

APPENDIX A

BOARD OF DIRECTORS GOVERNANCE POLICIES

I.	BOARD ORGANIZATION AND COMPOSITION

A. Size and Structure of Board. The size of the Board should be in the range of 8-15. Only one Director should be an employee of the Company. The Board believes that it is desirable for the Company’s Board to be divided into three approximately equal classes, one of which is elected each year, since this structure assures continuity and has worked well historically.

B. Director Independence. Except for any Director who is a Company employee, all Directors should be independent. A Director will be considered independent if the Director meets the criteria set forth in the independence standards of the New York Stock Exchange and the independence criteria adopted by the Company’s Board of Directors.

C. Director Tenure. Toward the end of a Director’s term, the Board of Directors, with the advice of the Governance Committee, reviews the Director’s candidacy for re-election. In advising the Board, the Governance Committee considers, among other things, (i) the results of a peer review of the Director’s performance by all other outside Directors, (ii) self-evaluation by the Director, (iii) input by the Chairman and Chief Executive Officer relating to the Director’s performance, (iv) input by the Chair of each Board Committee on which the Director serves and (v) the Governance Committee’s assessment of the Director’s skills, talents, competencies and experience in comparison with the Company’s strategy and the anticipated needs of the Board. There is no limit to the number of terms a Director may serve. However, the Board’s retirement policy calls for each outside Director to retire at the Annual Shareholders Meeting following the Director’s 72nd birthday and for the Chairman and Chief Executive Officer to retire from the Board when he or she retires as an employee, no later than the end of the month in which he or she reaches age 65. Directors who retire from their employment, change their employment or occupation, or otherwise make a material change in their non-Eaton responsibilities should tender their resignation from the Board of Directors. The Board, with the advice of the Governance Committee, will then decide whether to accept the resignation.

D. Membership on Other Boards. Each Director is responsible to notify the Chair of the Governance Committee before accepting invitations to join other Boards of Directors. The Governance Committee then determines whether there would be any potential concerns with the Director’s doing so. One purpose of this policy is to avoid actual or potential conflicts of interest or the appearance of conflicts of interest. Appropriate legal advice will be obtained as necessary. Another purpose of this policy is to insure that Directors do not have an excessive number of Board assignments that would put the Directors’ effectiveness at risk. Directors who are Chief Executive Officers of publicly-held companies may serve on a maximum of three public company Boards, including the Company’s Board. Other Directors may serve on a maximum of six public company Boards, including the Company’s Board.

E. New Directors. Director candidates will be selected on the basis of their ability to make contributions to the Board of Directors and to the Company’s governance activities. Among the most salient strengths to be considered are personal ability, integrity, intelligence, relevant business background, independence, expertise in areas of importance to the Company’s objectives, and a sensitivity to the Company’s corporate responsibilities. In deciding upon Director candidates to recommend to the Board, the Governance Committee compares each candidate’s skills, talents, competencies and experience to the Company’s strategy and the anticipated needs of the Board. The Committee takes into account input from all Directors in the review of Director candidates. The initial screening of Director candidates is conducted by the Chair of the Governance Committee in consultation with the Chairman and Chief Executive Officer. The Governance Committee then identifies the recommended candidate for possible approval by the Board of Directors.

F. Combining the Positions of Chairman and Chief Executive Officer. It is the Board’s policy that the positions of Chairman of the Board and Chief Executive Officer should be held by the same person. The Board believes that this practice provides the most efficient and effective leadership model for the Company.

G. No Lead Director. The Board believes that designating a lead Director is not necessary or appropriate for the best interests of the Company and its shareholders unless the Chairman and Chief Executive Officer is absent, and then only for the duration of his or her absence.

II.	COMMITTEE COMPOSITION AND LEADERSHIP

A. Membership of Committees. All Board Committees are comprised entirely of outside independent Directors, except for the Executive Committee, which is chaired by the Chairman and Chief Executive Officer.

B. Rotation of Committee Memberships and Chairs. In order to assure that each Director has a broad exposure to the work of the various Board Committees, and at the same time to provide for continuity in the membership of each Committee, the Board has adopted the practice of rotating each outside Director’s Committee assignments approximately every four to six years, except that, for continuity, Committee Chairs normally continue on their Committees for up to ten years. The Director who will become the Chair of a Committee should be selected from among the current members of the Committee and should be designated at least one year in advance in order to permit adequate preparation time and a smooth transition.

C. Committee Descriptions. Committees of the Board include: the Audit Committee, Compensation and Organization Committee, Finance Committee and Governance Committee. The responsibilities and membership of these Committees are described in their charters, which are published in the Company’s annual proxy statement and posted on its web site. The Executive Committee acts upon matters requiring Board action during the intervals between Board meetings. The Executive Committee is chaired by the Chairman and Chief Executive Officer. Each of the non-employee Directors serve rotating four-month terms on the Committee.

III.	PERFORMANCE ASSESSMENT AND SUCCESSION PLANNING

A. Board and Committee Assessments. Performance self-assessments are conducted annually by the Board and the Audit, Compensation and Organization, Finance and Governance Committees.

B. Outside Director Performance Assessment. A thorough performance assessment of each outside Director is conducted when the Director is considered for re-election as described in Section I (c) of these Policies.

C. Chairman and Chief Executive Officer Performance Assessment. The performance of the Chairman and Chief Executive Officer is thoroughly assessed annually by the Compensation and Organization Committee, taking into account input from all outside Directors. Key performance and leadership categories are established. As to each category, each outside Director answers a set of specific questions, provides written comments, suggests opportunities for improvement, and comments on individual strengths. An external third party consolidates the feedback and provides a summary report to the Chair of the Compensation and Organization Committee who, in turn, reviews it with the outside Directors. The Chair of the Committee then reviews the report with the Chairman and Chief Executive Officer.

D. Chief Executive Officer Succession Planning. It is the policy of the Board to be adequately prepared to deal with Chief Executive Officer succession, should the need arise, whether via emergency, resignation or retirement. The Board has established several processes that work together to achieve this result. The Chief Executive Officer annually leads a formal discussion with the Board to review all key executives, including each executive’s performance, leadership attributes and readiness to assume additional responsibility. The Board also utilizes the annual review to discuss short- and long-term succession planning and emergency succession issues. By focusing on both the short and the long term, the Board identifies specific individual development needs, that are then communicated to each executive by the Chief Executive Officer in annual performance reviews and ongoing coaching sessions. In addition to the annual review, the Board feels it is important for each Director to interact personally and frequently with the key executives. For this purpose, the Board has established a formal process for each Director to meet with key executives individually so that all Directors are able to evaluate first-hand the executive’s readiness and potential to assume greater responsibility within the Company or to step into the Chief Executive Officer role, if needed.

E. Senior Management Performance Assessment. One of the most important responsibilities of the Board is to assure that the Company’s senior management is well qualified to conduct the Company’s business affairs. The Board’s process begins with an assessment by the Chairman and Chief Executive Officer of all officers on the senior management team. The Chairman and Chief Executive Officer, then, reports annually to the Board, giving his or her assessment of each officer’s performance and his or her thoughts on succession planning. The Board of Directors takes these thoughts into account in its evaluation and direction of succession planning, especially in regard to the position of Chief Executive Officer.

IV.	OPERATION OF THE BOARD AND COMMITTEES

A. Director Responsibilities. The Board expects all Directors to fulfill the following basic responsibilities: (1) attend all meetings of the Board, relevant Board Committees and Annual Shareholders Meetings, (2) participate actively in meetings of the Board and relevant Board Committees after review of materials that are provided to the Directors in advance of meetings, (3) act in a manner consistent with the best interests of the Company and its shareholders (avoiding conflicts of interest that would interfere with their doing so) and (4) exercise proper diligence and business judgment in performing their duties as members of the Board and its Committees.

B. Agendas and Background Information. A proposed Agenda for each meeting of a Board Committee is drafted on the basis of the Committee’s annual calendar, approved by the Committee Chair and sent to the Committee members in advance of the meeting, along with background information on important subjects, advance copies of presentation materials, and proposed resolutions. Similarly, a proposed Agenda for each meeting of the Board is drafted, approved by the Chairman and Chief Executive Officer and sent to the Director who will chair the Executive Session and to all other Directors in advance of the meeting, along with background information on important subjects, proposed resolutions, and advance copies of presentation materials. Any Board or Committee member may ask for additions or changes in the Agenda.

C. Access to Management and Independent Advisors. Directors should request from management, or any other sources they may desire, information that they consider helpful in the performance of their duties. The Board and each Board Committee may retain independent legal counsel, consultants or other advisors as the Board or such Committee deems necessary and appropriate, the cost of which is borne by the Company.

D. Executive Sessions. At each Board meeting, the Board holds an executive session, in which only the Directors are present. The outside Directors also meet in executive session at each Board meeting, without the inside Director present, to discuss whatever topics they may deem appropriate. These executive sessions are chaired on a rotating basis by the outside Directors who chair the Audit, Compensation and Organization, Finance and Governance Committees. At least one such executive session is held every year attended only by Directors who meet the independence criteria of the Board of Directors and of the New York Stock Exchange. In addition, at each meeting of the Audit, Compensation and Organization, Finance and Governance Committees, an executive session is held, which is attended only by the Committee members, all of whom are independent Directors, without any members of the Company’s management present, to discuss whatever topics they may deem appropriate.

E. Board Meetings on Strategic Planning. The Board devotes one extended meeting per year to strategic planning, along with portions of additional meetings throughout the year. Company performance is to be measured in terms of the Company’s strategic objectives and its relative performance among its peers.

F. Concurrent Committee Meetings. Because of scheduling constraints, certain meetings of Board Committees are held concurrently, although doing so requires the inside Director to be absent from certain Committee meetings.

G. Minutes. Minutes of all Committee meetings are sent to all Directors for their information in advance of the following Board meeting, together with the minutes of the prior Board meeting.

H. Company Spokesperson. The Board of Directors has delegated to the Chairman and Chief Executive Officer, or his or her designees, the responsibility to serve as Company spokesperson.

I. Orientation for New Directors. An orientation process has been developed for new Directors, including background briefings by the Chairman and Chief Executive Officer, other senior officers and the Secretary, and information relating to the Board Committees that the Director will join.

J. Continuing Education for Directors. The Governance Committee reviews the continuing education needs of the Directors relating to their roles and responsibilities as members of the Board and its Committees. All Directors are expected to stay well informed on relevant issues to maximize their effectiveness.

V.	COMPENSATION OF OUTSIDE DIRECTORS

A. Director Compensation. The Board of Directors with the advice of its Governance Committee determines the compensation of the outside Directors. The form and amount of Director compensation are intended to be competitive with Director compensation at peer companies, appropriate to the time and energy required of the Directors (as members of the Board and as members or Chairs of Board Committees) and consistent with the Directors’ independence from the Company and its management.

B. Regular Reviews of Compensation. Regularly scheduled reviews of outside Director compensation are conducted by the Governance Committee to assure that the compensation remains competitive and appropriate.

C. Pensions. In 1996, the Company’s pension plan for outside Directors was discontinued as to newly-elected outside Directors. Those first elected in 1996 or later are not eligible to receive pension payments after retiring from the Board. However, each of the Directors is encouraged to take advantage of the opportunity under the 2005 Non-Employee Director Fee Deferral Plan to defer Director fees for payment following retirement from the Board, in the form of shares, the cash equivalent, or a combination of shares and cash, as previously elected by the Director.

D. Restricted Shares. Each outside Director annually receives a number of restricted shares of the Company equal in value to the amount of the Director’s annual retainer.

E. Share Ownership Guidelines. The Board has adopted guidelines calling for each outside Director to acquire within five years a number of Company shares with a market value equal to three times the amount of the outside Directors’ annual retainer.

VI.	GENERAL

These Policies will be reviewed by the Governance Committee annually and may be amended by the Board of Directors from time to time.

APPENDIX B

2009 STOCK PLAN

1.	Purpose

The Plan enables non-employee directors and professional and management employees who contribute significantly to the success of Eaton Corporation (the “Company”) to participate in its future prosperity and growth and to identify their interests with those of the shareholders. The purpose of the Plan is to provide long-term incentive through outstanding service to the Company and its shareholders and to assist in recruiting and retaining people of outstanding ability and initiative in non-employee director, professional and management positions.

2.	Administration

(A) Employee Awards

With respect to employee awards, the Plan shall be administered by the Compensation and Organization Committee of the Board of Directors (the “Committee”).

(B) Non-Employee Director Awards

With respect to non-employee director awards, the Plan shall be administered by the Governance Committee of the Board of Directors.

(C) Authority of Committees

With respect only to those awards for which it has administrative responsibility, the Committee and the Governance Committee shall each have complete authority(except as otherwise provided herein)to interpret all provisions of the Plan and any award consistent with law, to determine the type and terms of awards consistent with the provisions of the Plan, to prescribe the form of instruments evidencing awards, to adopt, amend and rescind general and special rules and regulations for its administration, and to make all other determinations necessary or advisable for its administration of the Plan. The determinations of the each committee shall be final and conclusive. Each committee may act by resolution or in any other manner permitted by law.

The Committee may delegate its authority to one or more officers of the Company (a “Delegate”) with respect to the granting of awards to employees who are not officers or directors of the Company who are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (Section “16b”).

3. Shares Available

The aggregate of (a) the number of Eaton common shares (“shares”) delivered by the Company in payment and upon exercise of awards to employees and non-employee directors and (b) the number of shares subject to outstanding awards to employees and non-employee directors shall not exceed 9.6 million at any one time, subject to adjustments as authorized herein. Any shares available for options or stock appreciation rights will be reduced by 2.36 for each restricted share, restricted share unit, performance share, performance share unit or other share-based awards denominated in full shares. To the extent that any award is forfeited, or any option or stock appreciation right terminates, expires or lapses without being exercised, the shares subject to such awards not delivered as a result thereof shall again be available for awards under the Plan. Shares tendered or withheld to pay the exercise price of a stock option or to pay tax withholding will count against the foregoing limitations and will not be added back to the shares available under the Plan. When a stock appreciation right that may be settled for shares is exercised, the number of shares subject to the grant agreement shall be counted against the number of shares available for issuance under the Plan as one (1) share for every share subject thereto, regardless of the number of shares used to settle the stock appreciation right upon exercise. Shares available for awards may consist, in whole or in part, of authorized and unissued shares or treasury shares.

The maximum aggregate number of shares or share units underlying options or related to other awards that may be granted to any employee during any three consecutive calendar year period is 1,200,000. In addition, no more than 5% of the total number of shares authorized for delivery under the Plan may be granted as performance shares, restricted shares, stock appreciation rights or other share-based awards (other than stock options) which vest within less than one year after the date of grant. With respect to such awards in excess of

5% of the total number of such authorized number of shares, the vesting period must exceed one year, with no more than one third of shares becoming vested at the end of each of the twelve-month periods following the date of grant.

Awards may be made under the Plan at any time after approval of the Plan by shareholders at the 2009 annual meeting until December 31, 2019. Awards under the Plan shall be evidenced by a written agreement, contract, or other instrument or document, including an electronic communication, as may from time to time be designated by the Company (an “Award Agreement”).

4. Eligibility for Awards

Any salaried employee (including officers) of the Company or any of its subsidiaries occupying a professional or management position may be granted an award. The Committee (or a Delegate) (a) will designate employees to whom grants are to be made, (b) will specify the number of options, stock appreciation rights, performance shares, performance share units, restricted shares, restricted share units or other share-based awards subject to each grant, and (c) subject to Section 5(C), will specify the price of the award, if applicable. Non-employee directors are eligible to receive restricted shares as provided under Section 6.

5. Stock Options

(A) Grants.

The Committee may grant to eligible employees (i) options which are intended to qualify as incentive stock options (“Incentive Stock Options”) under the Internal Revenue Code, or (ii) options which are not intended to qualify as Incentive Stock Options. Each option will give the employee the right to purchase a designated number of shares. The aggregate fair market value (at the time of grant) of shares for Incentive Stock Options under all plans of the Company which become initially exercisable by an employee during any calendar year shall not exceed $100,000 (or such other amount as may be provided by the Internal Revenue Code or the regulations thereunder).

(B) Exercise.

Each option shall be exercisable on such date or dates, during such period and for such number of shares, as shall be determined by the Committee on the date of grant and set forth in the applicable Award Agreement; provided, however, grants to employees subject to 16b shall not be exercisable for at least six months after those options are granted. The Committee may, in its sole discretion, accelerate or extend (but not beyond the ten-year term of the option) the times when an option may be exercised and the Management Compensation Committee (comprised of Company officers) may do likewise for employees who are not subject to Section 16b.

(C) Price.

Each Award Agreement for stock options shall state the number of shares to which it pertains and the option price. The option price shall be the fair market value of the shares subject to the option on the date of grant. The fair market value of a share shall be the closing price of a share as quoted on the New York Stock Exchange, unless the Committee specifies the use of a different method to determine the fair market value. In no event may any option granted under the Plan be amended, other than pursuant to Section 11, to decrease the exercise price thereof, be cancelled in conjunction with the grant of any new option with a lower exercise price, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such option, unless such amendment, cancellation or action is approved by the Company’s shareholders.

(D) Payment.

The Committee shall establish in the applicable Award Agreement the time or times when an option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including, without limitation, cash, shares or other awards, or any combination thereof, having a fair market value on the exercise date equal to the exercise price in which payment of the exercise price may be made. The Committee shall determine acceptable methods of tendering shares or other consideration.

6. Non-employee Director Restricted Shares

Subject to approval of the Plan by shareholders at the 2009 annual meeting, each person who on the grant date (as defined below in this Section 6) is serving as a non-employee director automatically shall be granted a number of restricted shares equal to the quotient resulting from dividing (i) the annual retainer in effect on the grant date, by (ii) the closing price of a share on the New York Stock Exchange on the Monday immediately prior to the grant date or if that date is not a trading day on the New York Stock Exchange, the trading day immediately preceding that Monday. The grant date is the fourth Wednesday of each January, beginning with January of 2010. Notwithstanding anything to the contrary herein, no non-employee director shall receive any award under the Plan for a particular year if that director receives such a grant under any other stock plan of the Company. Restricted shares are actual shares issued to the non-employee directors which are subject to the terms and conditions set forth in the Award Agreement as approved by the Governance Committee.

7. Employee Restricted Shares, Restricted Share Units and Other Share-based Awards

The Committee may grant other share-based awards to any eligible employee for no cash consideration, if permitted by applicable law, or for such consideration as may be determined by the Committee and specified in the grant. Such grants may include restricted shares or restricted share units. The Committee may specify such criteria or periods for payment as it shall determine and the extent to which such criteria or periods have been met shall be conclusively determined by the Committee and set forth in the Award Agreement. Other share-based grants may be paid in shares or other consideration related to shares, as specified by the grant, and shall have such terms and conditions as shall be determined by the Committee and set forth in the Award Agreement.

8. Performance Awards

(A) Grants.

The Committee may grant performance shares or performance share units to any eligible employee for no cash consideration, if permitted by applicable law, or for such consideration as may be determined by the Committee and specified in the grant. The Committee shall establish award periods and shall establish in writing within the first 90 days of each award period the number of performance shares or units to be earned and the Company performance objectives (as defined below) to be met. A performance share unit is equal in value to one share and subject to vesting on the basis of the achievement of specified performance objectives. Upon vesting, performance share units will be settled by delivery of shares to the holder of the units equal to the number of vested performance share units, less a sufficient number of shares to satisfy tax withholding requirements.

No grantee may receive a long-term incentive award in any performance period of more than 400,000 share equivalent units, subject to adjustment pursuant to Section 11.

The Award Agreement shall specify if the grantee shall be entitled to receive current or deferred payments of cash in respect of vested performance units corresponding to the dividends payable on shares.

(B) Performance Objectives.

(1) The performance objectives for performance share or performance share unit grants shall be set forth in the related Award Agreement and shall consist of objective tests based on one or more of the following: the Company’s earnings, cash flow, cash flow return on gross capital, revenues, financial return ratios, market performance, shareholder return and/or value, operating profits, net profits, earnings per share, operating earnings per share, profit returns and margins, share price, working capital, and changes between years or periods, or returns over years or periods that are determined with respect to any of the above-listed performance criteria.

(2) The performance period may extend over two to five calendar years, and may overlap one another, although no two performance periods may consist solely of the same calendar years. Performance Objectives may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Further, Performance Objectives may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected Performance Objectives.

(3) When the Performance Objectives for an award period are established, the formula for any such award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss, and will be based on accounting rules and related Company accounting policies and practices in effect on the date of the award.

(4) After performance shares or units have been granted and performance objectives have been established, the initial performance share or unit target award may be increased or decreased based only upon the performance level achieved within a performance period.

9. Other Awards

In limited circumstances where the Committee determines that the use of stock options or restricted shares or restricted share units is inadvisable for tax or other regulatory reasons, it may grant stock appreciation rights or other types of awards to eligible employees. Stock appreciation rights entitle the holder, upon exercise, to receive a number of shares or cash, as the Committee may determine, equal to the increase in fair market value of a number of shares designated by such rights from the date of grant to the date of exercise. The number of shares subject to a stock appreciation right shall be counted against the individual limit on the maximum number of shares that may be awarded to any employee during any three consecutive calendar year period, and against the maximum number of shares which may be delivered under the Plan. The exercise price per share of a stock appreciation right shall not be less than the fair market value of a share on the grant date and the term of a stock appreciation right may be no longer than ten years. The fair market value of a share shall be the closing price of a share as quoted on the New York Stock Exchange, unless the Committee specifies the use of a different method to determine fair market value. In no event may any stock appreciation right granted under the Plan be amended, other than pursuant to Section 10, to decrease the exercise price thereof, be cancelled in conjunction with the grant of any new stock appreciation right with a lower exercise price, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such stock appreciation right, unless such amendment, cancellation or action is approved by the Company’s shareholders.

10. Transfers

Except as otherwise provided by the Committee, awards under the Plan are not transferable other than by will or the laws of descent and distribution. A transferred award may be exercised by the transferee only to the extent that the grantee would have been entitled to exercise the award had the award not been transferred.

Notwithstanding anything herein to the contrary, the transfer of Incentive Stock Options shall be limited as required by the Internal Revenue Code and applicable regulations.

11. Adjustments

In the event of a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering or similar event affecting shares of the Company, the following shall be equitably adjusted: (a) the number and class of shares (i) reserved under the Plan, (ii) for which awards may be granted to an individual, and (iii) covered by outstanding awards denominated in shares or share units; (b) the prices relating to outstanding awards; and (c) the appropriate fair market value and other price determinations for such awards.

12. Qualified Performance-Based Awards

(A) The provisions of the Plan are intended to ensure that all options, performance shares and performance share units granted hereunder to any individual who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Internal Revenue Code) qualify for the Section 162(m) exception (the “Section 162(m) Exception”) for performance-based compensation (a “Qualified Performance-Based Award”), and all of the awards specified in this Section 12(A) and the Plan shall be interpreted and operated consistent with that intention.

(B) Each Qualified Performance-Based Award (other than an option or stock appreciation right) shall be earned, vested and payable (as applicable) only upon the achievement of one or more Performance Objectives, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate. Qualified Performance-Based Awards may not be amended, nor may the Committee exercise discretionary authority in any manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exception. Awards shall be contingent on continued employment by the Company during each performance period; provided, however, that this requirement will not apply in the event of termination of employment by reason of death or disability (as determined by the Committee). In the event of termination of employment of a participant for these reasons during any incomplete performance periods, awards for such performance periods shall be prorated for the amount of service by the participant during the performance period. The prorated awards shall be payable to the participant (or to his or her estate) at the same time as awards for such performance periods are paid to the other participants and shall be subject to the same requirements for attainment of the specified Performance Objectives as apply to such other participants’ awards.

(C) The Committee shall certify in writing as to the measurement of performance by the Company and the business units relative to Performance Objectives and the resulting earned performance awards. The Committee shall rely on such financial information and other materials as it deems necessary and appropriate to enable it to certify to the percentage of achievement of Performance Objectives. The Committee shall make its determination not later than March 15 following the end of the performance measurement period.

13. General Provisions

(A) Awards granted under the Plan are subject to the Company’s policy, adopted by the Board of Directors, that provides that, if the Board determines that an executive engaged in any fraud, misconduct or other bad-faith action that, directly or indirectly, caused or partially caused the need for a material accounting restatement for any period as to which a performance-based award was paid or credited to the executive, the performance-based award is subject to reduction, cancellation or reimbursement at the discretion of the Board.

(B) The Company shall have the right to deduct from any cash payment made under the Plan any taxes required by law to be withheld. It shall be a condition to the obligation of the Company to deliver shares that the participant pay the Company such amount as it may request for the purpose of satisfying any such tax liability. Any award under the Plan may provide that the participant may elect, in accordance with any Committee regulations, to pay the amount of such withholding taxes in shares.

(C) No person, estate or other entity shall have any of the rights of a shareholder with reference to shares subject to an award until a certificate or certificates for the shares have been delivered to that person, estate or other entity. The Plan shall not confer upon any non-employee director or employee any right to continue in that capacity.

(D) The Plan and all determinations made and actions taken pursuant hereto, to the extent not governed by the laws of the United States, shall be governed by the laws of Ohio.

14. Amendment and Termination

The Board of Directors of the Company may alter, amend or terminate the Plan from time to time, except that the Plan may not be materially amended without shareholder approval if shareholder approval is required by law, regulation or an applicable stock exchange rule. Notwithstanding the previous sentence, the Plan may not be amended without shareholder approval to (i) increase the aggregate number of shares which may be issued under the Plan,(ii) increase the maximum number of shares which may be granted to any employee, or (iii) grant options or stock appreciation rights at a purchase price below fair market value on the date of grant.

15. Effective and Termination Dates

The Plan will become effective if and when approved by shareholders holding a majority of the Company’s outstanding common shares entitled to vote at the 2009 annual meeting of shareholders. No new awards shall be granted to any employee or non-employee Director under any other previously approved Company stock plan after the Plan becomes effective.

No awards shall be granted under the Plan after December 31, 2019. Awards granted before that date shall remain valid thereafter in accordance with their terms.

c/o Corporate Election Services
P. O. Box 1150
Pittsburgh, PA 15230

V o t e   by  T e l e p h o n e

Please have your proxy card available when you call the toll-free number 1-888-693-8683 using a touch-tone telephone and follow the simple directions that will be presented to you.

V o t e  b y  I n t e r n e t

Please have your proxy card available when you access the website www.cesvote.com and follow the simple directions that will be presented to you.

V o t e  b y  M a i l

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 3200, Pittsburgh, PA 15230.

Vote by Telephone	Vote by Internet	Vote by Mail
Call toll free using a	Access the website and	Return your completed proxy
touch-tone telephone:	cast your vote:	card in the postage-paid
1-888-693-8683	www.cesvote.com	envelope provided

Vote 24 hours a day, 7 days a week!
Your telephone or Internet vote must be received by 6:00 a.m. local time on April 22, 2009 in order to be counted in the final tabulation.
  è
ê  Please fold and detach card at perforation before mailing.  ê

YOUR VOTE IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 22, 2009.

The undersigned hereby appoints A. M. Cutler, M. M. McGuire and T. E. Moran as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as indicated on the reverse side of this card, all of the Eaton common shares held by the undersigned on February 23, 2009, at the Annual Meeting of Shareholders to be held at Eaton Center, 1111 Superior Avenue, Cleveland, Ohio, on April 22, 2009, at 10:30 a.m. local time and at any adjournments thereof.

Signature(s)

Signature(s)
Date:   , 2009
Please sign exactly as your name(s) appear on this proxy card. If shares are held jointly, all joint owners should sign. If signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

Y o u r  v o t e  i s  i m p o r t a n t !
If you do not vote by telephone or Internet, please sign and date this proxy card and return it in the enclosed postage-paid envelope to Corporate Election Services, P.O. Box 3200, Pittsburgh, PA 15230. In order for your vote to be counted at Eaton Corporation’s 2009 Annual Meeting, this proxy card must be received by Corporate Election Services by 6:00 a.m. local time on April 22, 2009. If you vote by telephone or Internet, it is not necessary to return this proxy card.
Please fold and detach card at perforation before mailing.

EATON CORPORATION	PROXY
This proxy card when properly executed will cause your shares to be voted as directed. If no direction is indicated on your executed proxy card, your shares will be voted FOR the election of the following director nominees and FOR Proposals 2 and 3.
The Board of Directors recommends a vote “FOR” the listed Nominees.
1.	Election of 4 Directors:

(1) Alexander M. Cutler	❑ FOR ❑ AGAINST ❑ ABSTAIN

(2) Arthur E. Johnson	❑ FOR ❑ AGAINST ❑ ABSTAIN

(3) Deborah L. McCoy	❑ FOR ❑ AGAINST ❑ ABSTAIN

(4) Gary L. Tooker	❑ FOR ❑ AGAINST ❑ ABSTAIN
The Board of Directors recommends a vote “FOR” Proposals 2 and 3.
2.	Approve the proposed 2009 Stock Plan

❑ FOR	❑ AGAINST	❑ ABSTAIN
3.	Ratify the appointment of Ernst & Young LLP as independent auditor for 2009

❑ FOR	❑ AGAINST	❑ ABSTAIN
IN THEIR DISCRETION, THE PROXIES NAMED ON THE REVERSE SIDE OF THIS CARD ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
THIS PROXY CARD MUST BE SIGNED AND DATED ON THE REVERSE SIDE

c/o Corporate Election Services
P. O. Box 1150
Pittsburgh, PA 15230

V o t e  b y  T e l e p h o n e

Please have your voting instruction form available when you call the toll-free number 1-888-693-8683 using a touch-tone telephone and follow the simple directions that will be presented to you.

V o t e  b y  I n t e r n e t

Please have your voting instruction form available when you access the website www.cesvote.com and follow the simple directions that will be presented to you.

V o t e  b y  M a i l

Please mark, sign and date your voting instruction form and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 3200, Pittsburgh, PA 15230.

Vote by Telephone	Vote by Internet	Vote by Mail
Call toll free using a	Access the website and	Return your completed voting
touch-tone telephone:	cast your vote:	instruction form in the postage-
1-888-693-8683	www.cesvote.com	paid envelope provided

Vote 24 hours a day, 7 days a week!
Your telephone or Internet vote must be received by 6:00 a.m. local time on April 20, 2009 in order to be counted in the final tabulation.
  è
ê  Please fold and detach this form at perforation before mailing.  ê

YOUR VOTE IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 22, 2009.

The undersigned, as a participant in the (a) Eaton Savings Plan or (b) Eaton Personal Investment Plan [(a) and (b) collectively called the “Plans”], hereby directs the Trustee, Fidelity Management Trust Company, to vote all common shares of Eaton Corporation credited to the account of the undersigned under the Plans on February 23, 2009, in the manner indicated on the reverse side of this form, at the Annual Meeting of Shareholders to be held at Eaton Center, 1111 Superior Avenue, Cleveland, Ohio, on April 22, 2009, at 10:30 a.m. local time and at any adjournments thereof. Under each of the Plans, if the Trustee does not receive a signed voting instruction form by 6:00 a.m. local time on April 20, 2009 instructing the Trustee how to vote the Eaton shares in the account of the undersigned, the Trustee will vote those shares in the same proportion, on each issue, as it votes other Eaton shares according to instructions received from other participants in that plan.

Signature
Date:   , 2009
Please sign exactly as your name appears to the left.

Y o u r  v o t e  i s  i m p o r t a n t !
If you do not vote by telephone or Internet, please sign and date this voting instruction form and return it in the enclosed postage-paid envelope to Corporate Election Services, P.O. Box 3200, Pittsburgh, PA 15230. In order for your vote to be counted at Eaton Corporation’s 2009 Annual Meeting, this form must be received by Corporate Election Services by 6:00 a.m. local time on April 20, 2009. If you vote by telephone or Internet, it is not necessary to return this voting instruction form.
ê  Please fold and detach this form at perforation before mailing.  ê

EATON CORPORATION	VOTING INSTRUCTION FORM
This voting instruction form when properly executed will cause your shares to be voted as directed. If no direction is indicated on your executed form, your shares will be voted FOR the election of the following director nominees and FOR Proposals 2 and 3.
The Board of Directors recommends a vote “FOR” the listed Nominees.
1.	Election of 4 Directors:

(1) Alexander M. Cutler	❑ FOR ❑ AGAINST ❑ ABSTAIN

(2) Arthur E. Johnson	❑ FOR ❑ AGAINST ❑ ABSTAIN

(3) Deborah L. McCoy	❑ FOR ❑ AGAINST ❑ ABSTAIN

(4) Gary L. Tooker	❑ FOR ❑ AGAINST ❑ ABSTAIN
The Board of Directors recommends a vote “FOR” Proposals 2 and 3.
2.	Approve the proposed 2009 Stock Plan

❑ FOR	❑ AGAINST	❑ ABSTAIN
3.	Ratify the appointment of Ernst & Young LLP as independent auditor for 2009

❑ FOR	❑ AGAINST	❑ ABSTAIN
IN THEIR DISCRETION, THE PROXIES TO BE APPOINTED BY THE TRUSTEE ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
THIS FORM MUST BE SIGNED AND DATED ON THE REVERSE SIDE

c/o Corporate Election Services
P. O. Box 1150
Pittsburgh, PA 15230

V o t e   by  T e l e p h o n e

Please have your voting instruction form available when you call the toll-free number 1-888-693-8683 using a touch-tone telephone and follow the simple directions that will be presented to you.

V o t e  b y  I n t e r n e t

Please have your voting instruction form available when you access the website www.cesvote.com and follow the simple directions that will be presented to you.

V o t e  b y  M a i l

Please mark, sign and date your voting instruction form and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230.

Vote by Telephone	Vote by Internet	Vote by Mail
Call toll free using a	Access the website and	Return your completed voting
touch-tone telephone:	cast your vote:	instruction form in the postage-
1-888-693-8683	www.cesvote.com	paid envelope provided

Vote 24 hours a day, 7 days a week!
Your telephone or Internet vote must be received by 6:00 a.m. local time on April 17, 2009 in order to be counted in the final tabulation.
  è
ê  Please fold and detach this form at perforation before mailing.  ê

YOUR VOTE IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 22, 2009.

The undersigned, as a participant in the Eaton Electrical de Puerto Rico, Inc. Retirement Savings Plan, hereby directs the Trustee, Banco Popular de Puerto Rico, to vote all common shares of Eaton Corporation credited to the account of the undersigned under the Plan on February 23, 2009, in the manner indicated on the reverse side of this form, at the Annual Meeting of Shareholders to be held at Eaton Center, 1111 Superior Avenue, Cleveland, Ohio, on April 22, 2009, at 10:30 a.m. local time and at any adjournments thereof. If the Trustee does not receive a signed voting instruction form by 6:00 a.m. local time on April 17, 2009 instructing the Trustee how to vote the Eaton shares in the account of the undersigned, the Trustee will vote those shares in the same proportion, on each issue, as it votes other Eaton shares according to instructions received from other participants in the Plan.

Signature
Date:   , 2009
Please sign exactly as your name appears to the left.

Y o u r  v o t e  i s  i m p o r t a n t !
If you do not vote by telephone or Internet, please sign and date this voting instruction form and return it in the enclosed postage-paid envelope to Corporate Election Services, P.O. Box 3200, Pittsburgh, PA 15230. In order for your vote to be counted at Eaton Corporation’s 2009 Annual Meeting, this form must be received by Corporate Election Services by 6:00 a.m. local time on April 17, 2009. If you vote by telephone or Internet, it is not necessary to return this voting instruction form.
ê  Please fold and detach this form at perforation before mailing.  ê

EATON CORPORATION	VOTING INSTRUCTION FORM
This voting instruction form when properly executed will cause your shares to be voted as directed. If no direction is indicated on your executed form, your shares will be voted FOR the election of the following director nominees and FOR Proposals 2 and 3.
The Board of Directors recommends a vote “FOR” the listed Nominees.
1.	Election of 4 Directors:

(1) Alexander M. Cutler	❑ FOR ❑ AGAINST ❑ ABSTAIN

(2) Arthur E. Johnson	❑ FOR ❑ AGAINST ❑ ABSTAIN

(3) Deborah L. McCoy	❑ FOR ❑ AGAINST ❑ ABSTAIN

(4) Gary L. Tooker	❑ FOR ❑ AGAINST ❑ ABSTAIN
The Board of Directors recommends a vote “FOR” Proposals 2 and 3.
2.	Approve the proposed 2009 Stock Plan

❑ FOR	❑ AGAINST	❑ ABSTAIN
3.	Ratify the appointment of Ernst & Young LLP as independent auditor for 2009

❑ FOR	❑ AGAINST	❑ ABSTAIN
IN THEIR DISCRETION, THE PROXIES TO BE APPOINTED BY THE TRUSTEE ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
THIS FORM MUST BE SIGNED AND DATED ON THE REVERSE SIDE